     As filed with the Securities and Exchange Commission on August 3, 1998

                                                 Registration No. 333-56135
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                AMENDMENT NO.1

                                      TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ----------------------


                       RIVER HOLDING                                              HUDSON RESPIRATORY
                           CORP.                                                      CARE INC.

 (Exact name of Co-Registrant as specified in its charter)     (Exact name of Co-Registrant as specified in its charter)
                          Delaware                                                    California
             (State or other jurisdiction of                               (State or other jurisdiction of
              incorporation or organization)                                incorporation or organization)
                            6719                                                         3841
               (Primary Standard Industrial                                  (Primary Standard Industrial
                Classification Code Number)                                   Classification Code Number)
                         95-4674065                                                   95-1867330
            (I.R.S. Employer Identification No.)                         (I.R.S. Employer Identification No.)

                             599 Lexington Avenue
                                  18th Floor
                           New York, New York 10022
                                (212) 958-2555
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                                  Jay R. Ogram
                     Chief Financial Officer and Secretary
                              River Holding Corp.
                              599 Lexington Avenue
                                   18th Floor
                            New York, New York 10022
                                 (212) 958-2555
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   COPIES TO:
                           Cynthia M. Dunnett, Esq.
                              Riordan & McKinzie
                            300 South Grand Avenue
                                  29th Floor
                        Los Angeles, California  90071
                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:   [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


          THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THIS PROSPECTUS IS DELIVERED IN FINAL FORM.

               SUBJECT TO COMPLETION, DATED AUGUST 3, 1998

PROSPECTUS

                              RIVER HOLDING CORP.
                             Offer to Exchange its
       11 1/2% Series B Senior Exchangeable PIK Preferred Stock due 2010
                    (Liquidation Preference $100 per share)
              which has been registered under the Securities Act,
                       for any and all of its outstanding
            11 1/2% Senior Exchangeable PIK Preferred Stock due 2010
                    (Liquidation Preference $100 per share),
         exchangeable to the extent set forth herein for securities of
                          HUDSON RESPIRATORY CARE INC.


  The Exchange Offer (as defined below) will expire at 5:00 P.M., New York City time, on ______________, 1998, unless extended.

                             ----------------------

  River Holding Corp. ("Holding") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange one share of its 11 1/2% Series B Senior Exchangeable PIK Preferred Stock due 2010 (Liquidation Preference $100 per share) (the "Exchange Preferred Stock") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus is a part, for one share of its Senior Exchangeable PIK Preferred Stock due 2010 (Liquidation Preference $100 per share) (the "Holding Preferred Stock"), of which 300,000 shares are outstanding as of the date hereof.

  Holding will accept for exchange any and all validly tendered shares of Holding Preferred Stock prior to 5:00 P.M., New York City time, on ________________, 1998, unless extended (the "Expiration Date"). Tenders of shares of Holding Preferred Stock may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of shares of Holding Preferred Stock being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event Holding terminates the Exchange Offer and does not accept for exchange any shares of Holding Preferred Stock, Holding will promptly return the shares of Holding Preferred Stock to the holders thereof. Holding will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

  The Exchange Preferred Stock will be an equity security of Holding evidencing the same equity interest as the Holding Preferred Stock, and will be entitled to the rights and preferences set forth in the same Certificate of Designation (the "Certificate of Designation"). See "Description of Exchange Preferred Stock". The form and terms of the Exchange Preferred Stock are the same as the form and terms of the Holding Preferred Stock in all material respects except that the Exchange Preferred Stock has been registered under the Securities Act and hence does not include certain rights to registration thereunder and does not contain transfer restrictions. The Holding Preferred Stock was issued on April 7, 1998 pursuant to an offering exempt from registration under the Securities Act. See "The Exchange Offer".

                                                   (Continued on following page)

   THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO HOLDERS OF SHARES OF HOLDING PREFERRED STOCK ON ____________________, 1998.

  SEE "RISK FACTORS" ON PAGE 18 FOR INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THIS EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                             ----------------------

              THE DATE OF THIS PROSPECTUS IS _____________, 1998.

(Continuation of cover page)

     The Exchange Preferred Stock is being offered hereunder in order to satisfy certain obligations of Holding under the Registration Agreement, dated as of April 7, 1998 (the "Exchange Offer Registration Agreement"), by and among Holding, Hudson Respiratory Care Inc. ("Hudson RCI") and the Initial Purchasers (as defined herein), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy Holding's obligations under the Exchange Offer Registration Agreement to register the Holding Preferred Stock under the Securities Act. Once the Exchange Offer is consummated, Holding will have no further obligations to register any shares of the Holding Preferred Stock not tendered by the holders of the Holding Preferred Stock (the "Holders") for exchange. See "Risk Factors--Consequences to Non-Tendering Holders of Holding Preferred Stock."

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties, Holding believes that the Exchange Preferred Stock issued pursuant to the Exchange Offer in exchange for Holding Preferred Stock may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act. However, any Holder who is an "affiliate" of Holding or who intended to participate in the Exchange Offer for the purpose of distributing the Exchange Preferred Stock (i) cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters, (ii) cannot tender its shares of Holding Preferred Stock in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Holding Preferred Stock, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors--Consequences to Non-Tendering Holders of Holding Preferred Stock". In addition, each broker-dealer that receives Exchange Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Preferred Stock received in exchange for Holding Preferred Stock where such Exchange Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities. Hudson RCI and Holding have agreed that for the 180-day period following the consummation of the Exchange Offer they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Each broker-dealer that receives Exchange Preferred Stock for its own account in exchange for Holding Preferred Stock, where such Holding Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER TRANSFER OF EXCHANGE PREFERRED STOCK.

     Holding Preferred Stock was initially represented by one Global Certificate (as defined herein) in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The Exchange Preferred Stock exchanged for Holding Preferred Stock represented by the Global Certificate may be initially represented by one or more global securities ("Global Exchange Certificate") in fully registered form, each registered in the name of the nominee of DTC. The Global Exchange Certificate will be exchangeable for Exchange Preferred Stock in registered form. The Exchange Preferred Stock in global form will trade in The Depository Trust Company's Same-Day Funds Settlement System, and secondary market trading activity in such Exchange Preferred Stock will therefore settle in immediately available funds. See "Description of Exchange Preferred Stock--Book-Entry System."

     Dividends on the Exchange Preferred Stock will accrue from the date of issuance and will be payable semi-annually in arrears on April 15 and October 15 of each year (each a "Dividend Payment Date"), commencing October 15, 1998, at a rate per annum of 11 1/2% of the liquidation preference per share. The liquidation preference of each share of Exchange Preferred Stock will be $100 (the "Liquidation Preference"). Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to April 15, 2003, dividends may be paid, at Holding's option, by the issuance of additional shares of Exchange Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. The Exchange Preferred Stock will not be redeemable prior to April 15, 2003, except that, on or prior to April 15, 2001, Holding may redeem at its option (i) up to 50%

                                                   (Continued on following page)

(Continuation of cover page)

or (ii) all but not less than all of the outstanding shares of Exchange Preferred Stock with the net proceeds of any Public Equity Offering (as defined herein) by Hudson RCI, at a redemption price of 111 1/2% of the Liquidation Preference thereof plus accumulated and unpaid dividends. On or after April 15, 2003, the Exchange Preferred Stock will be redeemable at Holding's option in whole or in part, at the prices set forth herein plus accumulated and unpaid dividends, if any, to the date of redemption. Holding is required to redeem the Exchange Preferred Stock on April 15, 2010, at a redemption price equal to 100% of the Liquidation Preference thereof plus accumulated and unpaid dividends.


     Holders whose Holding Preferred Stock is accepted for exchange will receive accrued dividends thereon to, but not including, the date of issuance of the Exchange Preferred Stock. Such dividends will be paid with the first dividend payment on the Exchange Preferred Stock. Dividends on the Holding Preferred Stock accepted for exchange will cease to accrue interest upon cancellation of the Holding Preferred Stock and issuance of the Exchange Preferred Stock.

     The Exchange Preferred Stock will rank (i) senior to all existing and future Junior Stock (as defined herein) of Holding and (ii) on a parity with all existing and future Parity Stock (as defined herein) of Holding. The Exchange Preferred Stock will rank junior in right of payment to all obligations of Holding and its subsidiaries, including Hudson RCI.

     At any time, Holding may, at its option, exchange the Exchange Preferred Stock, in whole but not in part, for Hudson RCI's 11 1/2% Subordinated Exchange Debentures due 2010 (the "Company Exchange Debentures") or Hudson RCI's 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010 (the "Company Preferred Stock" and collectively with the Company Exchange Debentures, the "Company Exchange Securities"). The Company Exchange Securities will be registered under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. The Company Exchange Debentures will bear interest at a rate of 11 1/2% per annum, payable semi-annually on April 15 and October 15 of each year, commencing with the first such date to occur after the date of exchange. The Company Exchange Debentures will be subordinated in right of payment to all existing and future Senior Debt (as defined herein) of Hudson RCI. The Company Exchange Debentures will be effectively subordinated in right of payment to all obligations of Hudson RCI's subsidiaries.

     Dividends on the Company Preferred Stock will accrue from the date of issuance and will be payable semi annually in arrears on April 15 and October 15 of each year commencing with the first such date after the date of exchange, at a rate per annum of 11 1/2% of the liquidation preference per share. The liquidation preference of each share of Holding Preferred Stock will be $100. Dividends will be payable in cash, except that on each dividend payment date occurring on or prior to April 15, 2003, dividends may be paid, at Hudson RCI's option, by the issuance of additional shares of Company Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. The Company Preferred Stock will rank (i) senior to all existing and future Junior Stock of Hudson RCI and (ii) on a parity with all existing and future Parity Stock of Hudson RCI. In addition, the Company Preferred Stock will rank junior in right of payment to all obligations of Hudson RCI and its subsidiaries.

     Prior to this offering, there has been no public market for the Holding Preferred Stock. Following completion of the Exchange Offer, Holding does not intend to list the Exchange Preferred Stock on a national securities exchange or to seek approval for quotation through the Nasdaq National Market. The Initial Purchasers have informed Holding that they currently intend to make a market in the Exchange Preferred Stock. However, the Initial Purchasers are not obligated to do so and any such market making may be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop or be maintained for the Exchange Preferred Stock. As the Holding Preferred Stock was issued and the Exchange Preferred Stock is being issued to a limited number of institutions who typically hold similar securities for investment, Holding does not expect that an active public market for the Exchange Preferred Stock will develop. In addition, resales by certain holders of the Holding Preferred Stock or the Exchange Preferred Stock of a substantial percentage of such shares could constrain the ability of any market maker to develop or maintain a market for the Exchange Preferred Stock. To the extent that a market for the

                                                   (Continued on following page)

(Continuation of cover page)

Exchange Preferred Stock should develop, the market value of the Exchange Preferred Stock will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of Holding. See "Risk Factors--Lack of Public Market for the Exchange Preferred Stock." Holding has agreed to pay the expenses of the Exchange Offer.


     THIS PROSPECTUS DESCRIBES CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM JAY R. OGRAM, CHIEF FINANCIAL OFFICER AND SECRETARY, RIVER HOLDING CORP., 599 LEXINGTON AVENUE, 18TH FLOOR, NEW YORK, NEW YORK 10022, TELEPHONE NUMBER (212) 958-2555.


                             AVAILABLE INFORMATION

     Holding and Hudson RCI (collectively, the "Co-Registrants") have filed with the Commission a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") under the Securities Act for the registration of the Exchange Preferred Stock offered hereby and for the registration of the Company Exchange Securities into which the Exchange Preferred Stock is exchangeable as set forth herein. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Holding and the Exchange Preferred Stock offered hereby and with respect to Hudson RCI and the Company Exchange Securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


          Upon consummation of the Exchange Offer, the Co-Registrants will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") for a period following the effectiveness of the Registration Statement. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Co-Registrants with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and other information regarding registrants that file electronically with the SEC. While any Holding Preferred Stock remains outstanding, Holding will make available, upon request, to any holder and any prospective purchaser of the Holding Preferred Stock the information required by Rule 144A(d)(4) under the Securities Act during any period in which Holding is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be mailed to River Holding Corp., 599 Lexington Avenue, 18th Floor, New York, New York 10022. Telephone requests may be directed to the Corporate Secretary at (212) 958-2555.

--------------------------------------------------------------------------------
                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, contained elsewhere in this Prospectus. River Holding Corp. ("Holding") was formed to effect the recapitalization of Hudson Respiratory Care Inc. ("Hudson RCI"). Upon consummation of the Recapitalization (as defined herein), Hudson RCI became a subsidiary of Holding, and Holding's sole asset is the capital stock of Hudson RCI. As used herein and unless the context requires otherwise,
(i) "Holding" refers to River Holding Corp., (ii) the "Company" refers to Hudson Respiratory Care Inc. and its consolidated subsidiaries prior to the Recapitalization and refers to Holding, Hudson RCI and Hudson RCI's consolidated subsidiaries following the Recapitalization and (iii) "Hudson RCI" refers to Hudson Respiratory Care Inc. and its consolidated subsidiaries. All references to a fiscal year of the Company refer to a year ending on the last Friday in December for a stated year (e.g. "fiscal 1997" or "1997" refers to the year ended December 26, 1997). Unless otherwise indicated, all references to non-financial data are as of March 27, 1998.

                                  THE COMPANY

     The Company is a leading manufacturer and marketer of disposable medical products utilized in the respiratory care and anesthesia segments of the domestic and international health care markets. In the United States, the Company markets its products to a variety of health care providers, including hospitals and alternate site service providers such as outpatient surgery centers, long-term care facilities, physician offices and home health care agencies. Internationally, the Company sells its products to distributors that market to hospitals and other health care providers. For fiscal 1997, the Company had net sales of $99.5 million, operating income of $12.6 million and pro forma EBITDA before provision for the Company's Equity Participation Plan ("EBITDA before EPP") of $26.3 million. From 1993 to 1997, the Company's net sales, operating income and EBITDA before EPP increased at compound annual rates of approximately 5.9%, 11.4% and 13.3%, respectively. See footnote (e) to "Summary Historical and Pro Forma Financial Information of Hudson Respiratory Care Inc." for information with respect to EBITDA before EPP.

     The Company has supplied the disposable respiratory care market for over 50 years and enjoys strong brand name recognition and leading market positions. In recent years the Company has pursued a number of growth initiatives, including the expansion of its international and alternate site sales efforts and entry into the anesthesia market. As a result of such initiatives, in 1997, anesthesia sales represented approximately 6.5% of the Company's total net sales and international and alternate site sales represented 19.1% and 14.7%, of the Company's total net sales, respectively.

     The Company offers one of the broadest respiratory care and anesthesia product lines in the industry, manufacturing and marketing over 1,000 respiratory care and anesthesia products. The Company believes that its broad product offering represents a competitive advantage over suppliers with more limited product offerings, as health care providers seek to reduce medical supply costs and concentrate purchases among fewer vendors. The Company also benefits competitively from its extensive relationships with leading group purchasing organizations ("GPOs"), as large purchasing organizations play an increasingly important role in hospitals' purchasing decisions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     See "Business-- Gneral" and "-- Industry Overview."



     The Company's senior management team has increased net sales and EBITDA before EPP by 5.9% and 13.3%, respectively, from 1993 to 1997 compounded annually, despite facing significant pricing pressure as a result of cost containment trends affecting the health care industry generally. These results are largely attributable to management's expertise within the Company's markets and ability to grow the Company's business and improve profitability margins within a dynamic health care environment. On average, members of the senior management team have over 18 years of experience in the health care industry. The senior management team intends to continue to expand the Company's market position, increase cash flows and capitalize on favorable demographic trends by pursuing the following initiatives: (i) enhancing market position in the domestic hospital market, (ii) increasing penetration of the anesthesia market,
(iii) expanding internationally, (iv) increasing its presence in the alternate site market and (v) developing new markets. See "Business-- Business Strategy."


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                              THE RECAPITALIZATION

     On April 7, 1998, Hudson RCI consummated its recapitalization pursuant to an Agreement and Plan of Merger (the "Recapitalization Agreement") pursuant to which River Acquisition Corp., a wholly-owned subsidiary of River Holding Corp. ("Holding") merged with and into Hudson RCI, with Hudson RCI surviving as a majority-owned subsidiary of Holding (the "Merger"). The Company engaged in the Recapitalization in order to attract additional investors, while allowing the Continuing Shareholder (as defined below) to retain an equity interest in the Company.

     Pursuant to the Recapitalization, Holding contributed approximately $93.0 million in equity capital into Hudson RCI (the "Holding Equity Investment") and a shareholder of Hudson RCI (the "Continuing Shareholder") retained common stock of Hudson RCI with a value of approximately $15.0 million (the "Rollover Equity"), based on the valuation of Hudson RCI used in the Recapitalization. In the Merger, a portion of the Hudson RCI common stock was converted into the right to receive approximately $131.1 million in cash and management received $68.3 million pursuant to the Company's Equity Participation Plan (the "Equity Participation Plan"). Following the Holding Equity Investment, Holding owned 80.8% of the outstanding common stock of Hudson RCI and the Continuing Shareholder owned 19.2% of the outstanding common stock of Hudson RCI.

     The Holding Equity Investment was comprised of $63.0 million of common equity (the "Common Stock Investment") and $30.0 million of preferred equity (the "Preferred Stock Investment"). The Common Stock Investment was funded with a $55.0 million investment by affiliates of Freeman Spogli & Co. Incorporated ("FS&Co.") and an $8.0 million investment by management of Hudson RCI. The Preferred Stock Investment was funded with proceeds from the sale of 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010 (the "Holding Preferred Stock") with an aggregate liquidation preference of $30.0 million offered by Holding (the "Preferred Stock Offering"). Immediately following consummation of the Recapitalization, FS&Co. beneficially owned approximately 87.3% of the outstanding common stock of Holding and management owned the remaining
12.7%.

     In connection with the Recapitalization and concurrently with the Preferred Stock Offering, Hudson RCI offered $115.0 million aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2008 (the "Subordinated Notes") (the "Subordinated Notes Offering," and together with the Preferred Stock Offering, the "Offerings").

     On April 7, 1998, Hudson RCI entered into an agreement (the "New Credit Facility") providing for a $40.0 million secured term loan facility (the "Term Loan Facility"), which was funded in connection with the consummation of the Recapitalization, and a $60.0 million revolving loan facility (the "Revolving Loan Facility") which will be available for Hudson RCI's future capital requirements and to finance acquisitions. See "Description of New Credit Facility."

     The Offerings and the application of the net proceeds therefrom, repayment of existing Hudson RCI debt payments to the Continuing Shareholder under the Recapitalization Agreement and to management, the Holding Equity Investment and the related borrowings under the New Credit Facility are collectively referred to herein as the "Recapitalization."

                                  RISK FACTORS

     Holders of the Holding Preferred Stock should consider carefully the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus in evaluating an investment in the Exchange Preferred Stock.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         THE PREFERRED STOCK OFFERING

THE EXCHANGE PREFERRED STOCK

Issuer................. River Holding Corp.

Securities Offered..... 300,000 shares of 11 1/2% Series B Senior Exchangeable
                        PIK Preferred Stock due 2010 (the "Exchange Preferred Stock").

Dividends.............. Dividends on the Exchange Preferred Stock will accrue at the rate per share of 11 1/2% per annum of the Liquidation Preference thereof. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to April 15, 2003, dividends may be paid, at Holding's option, by the issuance of additional shares of Exchange Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. It is not anticipated that Holding will pay any dividends in cash for any period ending on or prior to April 15, 2003. See "Risk Factors--Holding's Ability to Pay Dividends; Holding Company Structure."

Dividend Payment Dates. Dividends on the Exchange Preferred Stock will be payable semi-annually in arrears on April 15 and October 15 of each year (each a "Dividend Payment Date") commencing October 15, 1998.

Liquidation Preference. $100 per share.

Ranking................ The Exchange Preferred Stock will rank (i) senior to all existing and future Junior Stock and (ii) on a parity with all existing and future Parity Stock. In addition, the Exchange Preferred Stock will rank junior in right of payment to all obligations of Holding and its subsidiaries, including Hudson RCI and Industrias Hudson, S.A. de C.V. ("Industrias Hudson"), Hudson RCI's principal subsidiary. As of March 27, 1998, Holding would have had no Parity Stock or Junior Stock outstanding and would have had other liabilities of $40.0 million. Holding's subsidiaries would have had total balance sheet liabilities of $165.4 million, excluding $60.0 million of undrawn commitments under the New Credit Facility. See "Description of the Exchange Preferred Stock--Ranking."

Optional Redemption.... The Exchange Preferred Stock will not be redeemable prior to April 15, 2003, except that, prior to April 15, 2001, Holding may redeem, at its option, (i) up to 50% or (ii) all but not less than all of the outstanding Exchange Preferred Stock with the net proceeds of any Public Equity Offering by Hudson RCI at a redemption price of 111 1/2% of the Liquidation Preference thereof plus accumulated and unpaid dividends. On or after April 15, 2003, the Exchange Preferred Stock is redeemable at the option of Holding, in whole or in part, at the redemption prices set forth herein plus accumulated and unpaid dividends, if any, to the date of redemption. See "Description of the Exchange Preferred Stock--Optional Redemption."

Mandatory Redemption... The Exchange Preferred Stock is subject to mandatory redemption at its Liquidation Preference, plus accumulated and unpaid dividends, if any, on April 15, 2010, out of any funds legally available therefor.

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Change of Control...... In the event of a Change of Control (as defined herein),
                        Holding will be required to make an offer to repurchase all or any part of each holder's Exchange Preferred Stock, at a purchase price equal to 101% of the aggregate Liquidation Preference thereof, plus accrued and unpaid dividends, if any, to the date of purchase. There can be no assurance that Holding will have sufficient funds available at the time of any Change of Control to effect the repurchase of Exchange Preferred Stock tendered by holders pursuant to such offer. See "Description of the Exchange Preferred Stock--Certain Definitions--Change of Control."

Voting Rights.......... Holders of the Exchange Preferred Stock will have no voting rights, except as required by law and except that holders of the Exchange Preferred Stock, voting together as a class with the holders of any other series of preferred stock upon which like rights have been conferred and are exercisable, will be entitled to elect two additional members to the Board of Directors of Holding and the number of members of the Board of Directors will be immediately and automatically increased by two if (1) Holding fails to pay dividends for six or more Dividend Periods (as defined), whether or not consecutive, (2) Holding fails to satisfy any mandatory redemption obligation with respect to the Exchange Preferred Stock, (3) Holding fails to make an offer to purchase all of the outstanding shares of Exchange Preferred Stock following a Change of Control,
                        (4) Holding fails to comply with the covenants set forth in the Certificate of Designation, (5) a breach or violation of any of the provisions of the Mirror Preferred Stock (as defined herein) occurs or (6) Holding fails to pay at final maturity the principal amount of any Indebtedness (as defined herein) of Holding or any Subsidiary (as defined herein) of Holding (including Hudson RCI) or in the event that the stated maturity of any such Indebtedness is accelerated because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million. In addition, holders of the Exchange Preferred Stock shall have the right to approve each authorization by Holding of any class of Senior Stock (as defined herein) or Parity Stock or the issuance by Holding of additional shares of Holding Preferred Stock (other than additional shares of Exchange Preferred Stock to be issued as dividends on outstanding shares of Exchange Preferred Stock). However, Holding may create additional classes of stock or issue series of Junior Stock without the consent of the holders of Exchange Preferred Stock. See "Description of the Exchange Preferred Stock--Voting Rights."

Certain Covenants...... The Certificate of Designation contains limitations on, among other things: (i) the ability of Holding, Hudson RCI and any other Restricted Subsidiaries to incur additional Debt, (ii) the making of certain Restricted Payments including certain Investments, (iii) the issuance and sale of Capital Stock of Restricted Subsidiaries, (iv) payment restrictions affecting Restricted Subsidiaries, (v) transactions with Affiliates, (vi) the ability of Holding to engage in any business or activity other than those relating to ownership of Capital Stock of Hudson RCI, (vii) the ability of Holding to dispose of, or amend or repurchase, Mirror Preferred Stock and (viii) certain mergers, consolidations and sales of property involving Holding (the foregoing capitalized terms are defined in "Description of the Exchange Preferred Stock--Certain Definitions"). All of these limitations will be subject to a number of important qualifications. See "Description of the Exchange Preferred Stock--Certain Covenants."

Senior Debt
Restrictions..........  The New Credit Facility prohibits and the indenture
                        (the "Indenture") governing the 9 1/8% Senior Subordinated Notes due 2008 (the
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                                       5
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                        "Subordinated Notes") of Hudson RCI limits the
                        redemption or repurchase of the Exchange Preferred Stock, including upon a Change of Control, and the payment of cash dividends on the Exchange Preferred Stock. The New Credit Facility prohibits the exchange of the Exchange Preferred Stock for Company Preferred Stock or Company Exchange Debentures and the Indenture limits the exchange of the Exchange Preferred Stock for Company Exchange Debentures. See "Risk Factors-- Holding's Ability to Pay Dividends; Holding Company Structure," "Description of New Credit Facility" and "Description of the Subordinated Notes."

Exchange Feature....... At any time, Holding may, at its option, exchange all but not less than all of the shares of Exchange Preferred Stock then outstanding for Company Exchange Debentures or Company Preferred Stock in a principal amount or with a liquidation preference, as the case may be, equal to the Liquidation Preference of the shares of Exchange Preferred Stock being exchanged. Holding may choose to exercise this option to adjust its capital structure in connection with other capital transactions, including, among others, an initial public offering of Hudson RCI common stock.

COMPANY EXCHANGE DEBENTURES

Issuer................. Hudson Respiratory Care Inc.

Securities Offered..... 11 1/2% Subordinated Exchange Debentures due 2010
                        issuable in exchange for the Exchange Preferred Stock in an aggregate principal amount equal to the Liquidation Preference of the Exchange Preferred Stock, plus accumulated and unpaid dividends to the date of exchange (the "Company Exchange Debentures").

Maturity Date.......... April 15, 2010.

Interest Rate.......... The Company Exchange Debentures will bear interest at a rate of 11 1/2% per annum. On or prior to April 15, 2003, interest may, at the option of Hudson RCI, be paid by issuing additional Company Exchange Debentures with a principal amount equal to such interest. After April 15, 2003, interest on the Company Exchange Debentures may be paid only in cash.

Interest Payment Dates. Interest will accrue on the Company Exchange Debentures from the date of exchange (the "Exchange Date") and will be payable semi-annually on each April 15 and October 15 commencing with the first of such dates to occur after the Exchange Date.

Ranking................ The Company Exchange Debentures will be general unsecured obligations of Hudson RCI, subordinated in right of payment to all existing and future Senior Debt of Hudson RCI, including Hudson RCI's obligations under the New Credit Facility and the Subordinated Notes. The Company Exchange Debentures will also be effectively subordinated to all obligations of Hudson RCI's subsidiaries. As of March 27, 1998, after giving effect to the Recapitalization, Hudson RCI would have Senior Debt of $155.0 million, excluding $60.0 million of undrawn commitments under the New Credit Facility, which when drawn would constitute Senior Debt. See "Description of Company Exchange Securities--Company Exchange Debentures--Subordination."
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Optional Redemption.... The Company Exchange Debentures will not be redeemable prior to April 15, 2003, except that, prior to April 15, 2001, Hudson RCI may redeem, at its option, (i) up to 50% or (ii) all but not less than all of the aggregate principal amount of the Company Exchange Debentures with the net proceeds of any Public Equity Offering by Hudson RCI at a redemption price of 111 1/2% of the principal amount thereof plus accrued and unpaid interest. On or after April 15, 2003, the Company Exchange Debentures are redeemable at the option of Hudson RCI, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control...... In the event of a Change of Control, the Company will be required to make an offer to repurchase all or any part of each holder's Company Exchange Debentures at a cash purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to effect the repurchase of Company Exchange Debentures tendered by holders pursuant to such offer.

Certain Covenants...... The indenture under which the Company Exchange
                        Debentures will be issued (the "Company Exchange Indenture") will contain limitations on, among other things: (i) the ability of Hudson RCI and any Restricted Subsidiaries to incur additional Debt, (ii) the making of certain Restricted Payments including certain Investments, (iii) the creation of certain Liens, (iv) the issuance and sale of Capital Stock of Restricted Subsidiaries, (v) Asset Sales, (vi) payment restrictions affecting Restricted Subsidiaries, (vii) transactions with Affiliates, (viii) the ability of Holding to engage in any business or activity other than those relating to ownership of Capital Stock of Hudson RCI and (ix) certain mergers, consolidations and sales of property involving Hudson RCI (the foregoing capitalized terms are defined in "Description of Company Exchange Securities--Company Preferred Stock--Certain
                        Definitions"). All of these limitations will be subject to a number of important qualifications. See "Description of Company Exchange Securities--Company Exchange Debentures--Certain Covenants."

Senior Debt
Restrictions........... The New Credit Facility prohibits and the Indenture limits the issuance, redemption or repurchase of the Company Exchange Debentures. The New Credit Facility prohibits and the Indenture limits the exchange of Holding Preferred Stock and Company Preferred Stock for Company Exchange Debentures.


COMPANY PREFERRED STOCK

Issuer................. Hudson Respiratory Care Inc.

Securities Offered..... 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010
                        issuable in exchange for the Exchange Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of the shares of Exchange Preferred Stock so exchanged (the "Company Preferred Stock").

Dividends.............. Dividends on the Company Preferred Stock will accrue at a rate per share of 11 1/2% per annum of the Liquidation Preference thereof. Dividends will be payable in cash, except that on each Dividend Payment Date
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                                       7
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                        occurring on or prior to April 15, 2003, dividends may
                        be paid, at Hudson RCI's option, by the issuance of additional shares of Company Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. It is not anticipated that Hudson RCI will pay any dividends in cash for any period ending on or prior to April 15, 2003.

Dividend Payment Dates. Dividends on the Company Preferred Stock will be payable semi-annually in arrears on April 15 and October 15 of each year (each a "Dividend Payment Date") commencing on the first such date to occur after the exchange date.

Liquidation Preference. $100 per share.

Ranking................ The Company Preferred Stock will rank (i) senior to all existing and future Junior Stock and (ii) on a parity with all existing and future Parity Stock. In addition, the Company Preferred Stock will rank junior in right of payment to all obligations of Hudson RCI and its subsidiaries. As of March 27, 1998, Hudson RCI would have had total balance sheet liabilities of $165.4 million, excluding $60.0 million of undrawn commitments under the New Credit Facility. See "Description of Company Exchange Securities--Company Preferred Stock-- Ranking."

Optional Redemption.... The Company Preferred Stock will not be redeemable prior to April 15, 2003, except that, prior to April 15, 2001, Hudson RCI may redeem, at its option, (i) up to 50% or
                        (ii) all but not less than all of the outstanding Company Preferred Stock with the net proceeds of any Public Equity Offering by Hudson RCI at a redemption price of 111 1/2% of the Liquidation Preference thereof plus accumulated and unpaid dividends. On or after April 15, 2003, the Company Preferred Stock is redeemable at the option of Hudson RCI, at the redemption prices set forth herein plus accumulated and unpaid dividends, if any, to the date of redemption.
                        See "Description of Company Exchange Securities--Company Preferred Stock--Optional Redemption."

Mandatory Redemption... The Company Preferred Stock is subject to mandatory redemption at its Liquidation Preference, plus accumulated and unpaid dividends, if any, on April 15, 2010, out of any funds legally available therefor.

Change of Control...... In the event of a Change of Control, Hudson RCI will be required to make an offer to repurchase all or any part of each holder's Company Preferred Stock, at a purchase price equal to 101% of the aggregate Liquidation Preference thereof, plus accumulated and unpaid dividends, if any, to the date of purchase. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to effect the repurchase of Company Preferred Stock tendered by holders pursuant to such offer.

Voting Rights.......... Holders of the Company Preferred Stock will have no voting rights, except as required by law and except that holders of the Company Preferred Stock, voting together as a class with the holders of any other series of preferred stock upon which like rights have been conferred and are exercisable, will be entitled to elect two additional members to the Board of Directors of Hudson RCI and the number of members of the Board of Directors will be immediately and automatically increased by two upon the failure of Hudson RCI (1) to pay dividends for six or more

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                        Dividend Periods (as defined), whether or not
                        consecutive, (2) to satisfy any mandatory redemption obligation with respect to the Company Preferred Stock,
                        (3) to make an offer to purchase all of the outstanding shares of Hudson RCI Preferred Stock following a Change of Control, (4) to comply with the covenants set forth in the Certificate of Designation or (5) to pay at final maturity the principal amount of any Indebtedness of Hudson RCI or any Subsidiary of Hudson RCI or in the event that the stated maturity of any such Indebtedness is accelerated because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million. In addition, holders of the Holding Preferred Stock shall have the right to approve each authorization by Hudson RCI of any class of Senior Stock or Parity Stock or the issuance by Hudson RCI of additional shares of Company Preferred Stock (other than additional shares of Company Preferred Stock to be issued as dividends on outstanding shares of Company Preferred Stock). However Hudson RCI may create additional classes of stock or issue series of a stock that ranks junior to the Company Preferred Stock without the consent of the holders of Company Preferred Stock. See "Description of Company Exchange Securities--Company Preferred Stock--Voting Rights."

Certain Covenants...... The certificate of designation for the Company Preferred
                        Stock will contain limitations on, among other things:
                        (i) the ability of Hudson RCI and any Restricted Subsidiaries to incur additional Debt, (ii) the making of certain Restricted Payments including certain Investments, (iii) the issuance and sale of Capital Stock of Restricted Subsidiaries, (iv) payment restrictions affecting Restricted Subsidiaries, (v) transactions with Affiliates, (vi) the ability of Holding to engage in any business or activity other than those relating to ownership of Capital Stock of Hudson RCI and (vii) certain mergers, consolidations and sales of property involving Hudson RCI (the foregoing capitalized terms are defined in "Description of Company Exchange Securities--Company Preferred Stock--Certain Definitions"). All of these limitations will be subject to a number of important qualifications. See "Description of Company Exchange Securities--Company Preferred Stock--Certain Covenants."

Senior Debt
Restrictions........... The New Credit Facility prohibits and the Indenture limits the redemption or repurchase of the Company Preferred Stock, including upon a Change of Control, and the payment of cash dividends on the Company Preferred Stock. The New Credit Facility prohibits and the Indenture limits the exchange of the Company Preferred Stock for Company Exchange Debentures. See "Risk Factors--Holding's Ability to Pay Dividends; Holding Company Structure," "Description of New Credit Facility" and "Description of the Subordinated Notes."

Exchange Feature....... At any time, Hudson RCI may, at its option, exchange all but not less than all of the shares of Company Preferred Stock then outstanding for Company Exchange Debentures in a principal amount equal to the Liquidation Preference of the shares of Company Preferred Stock being exchanged. Hudson RCI may choose to exercise this option to obtain the benefit of deductibility of interest payments on the Company Exchange
                        Debentures.

EXCHANGE OFFER;
REGISTRATION RIGHTS     Holders of Exchange Preferred Stock are not entitled to
                        any exchange rights with respect to the Exchange
                        Preferred Stock.  Holders of Holding
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                        Preferred Stock are entitled to certain exchange rights
                        pursuant to the Exchange Offer Registration Agreement.
                        Under the Exchange Offer Registration Agreement, Holding is required to offer to exchange the Holding Preferred
                        Stock for the Exchange Preferred Stock having substantially identical terms which have been registered under the Securities Act. This Exchange Offer is intended to satisfy such obligation. The form and terms of the Exchange Preferred Stock is the same as the form and terms of the Holding Preferred Stock in all material respects except that the Exchange Preferred Stock has been registered under the Securities Act and hence does not include certain rights to registration thereunder and does not contain transfer restrictions. Once the Exchange Offer is consummated, Holding will have no further obligations to register the Holding Preferred
                        Stock not tendered by the Holders for exchange.  See
                        "Risk Factors--Consequences to Non-Tendering Holders of
                        Holding Preferred Stock".

USE OF PROCEEDS         Holding will not receive any proceeds from the Exchange
                        Offer.


                               THE EXCHANGE OFFER

The Exchange Offer..... 300,000 shares of Exchange Preferred Stock in exchange for 300,000 shares of Holding Preferred Stock. As of the date hereof, 300,000 shares of Holding Preferred Stock are outstanding. The Company will issue the Exchange Preferred Stock to Holders on or promptly after the Expiration Date.

                        Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Holding believes that Exchange Preferred Stock issued pursuant to the Exchange Offer in exchange for Holding Preferred Stock may be offered for resale, resold and otherwise transferred by Holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Preferred Stock. However, Holding does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in a no-action letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. However, any Holder who is an "affiliate" of Holding or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Preferred Stock (i) cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters, (ii) cannot tender its Holding Preferred Stock in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Holding Preferred Stock, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors--Consequences to Non-Tendering Holders of Holding Preferred Stock".

                        Each broker-dealer that receives Exchange Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will
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                                       10
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                        deliver a prospectus in connection with any resale of
                        such Exchange Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Preferred Stock received in exchange for Holding Preferred Stock where such Holding Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities and not acquired directly from Holding. Holding has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date........ 5:00 p.m., New York City time, on _________, 1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Dividends on the Exchange
Preferred Stock; Accrued
Dividends on the Holding
Preferred Stock........ Dividends will accrue on the Exchange Preferred Stock from their issuance date. Holders whose Holding Preferred Stock is accepted for exchange will receive accrued dividends thereon to, but excluding, the issuance date of the Exchange Preferred Stock. Such dividends will be paid with the first dividend payment on the Exchange Preferred Stock. Dividends on the Holding Preferred Stock accepted for exchange will cease to accrue upon cancellation of the Holding Preferred Stock and issuance of the Exchange Preferred Stock. Holders of Holding Preferred Stock whose Holding Preferred Stock is not exchanged will receive the accrued dividend payable on October 15, 1998 on such date in accordance with the terms of the Certificate of Designation.

Condition to the Exchange
Preferred Stock........ The Exchange Offer is subject to certain customary conditions. The conditions are limited and relate in general to proceedings which have been instituted or laws which have been adopted that might impair the ability of Holding to proceed with the Exchange Offer. As of __________, 1998, none of these events had occurred, and Holding believes their occurrence to be unlikely. If any such conditions do exist prior to the Expiration Date, Holding may (i) refuse to accept any Holding Preferred Stock and return all previously tendered Holding Preferred Stock, (ii) extend the Exchange Offer or (iii) waive such conditions. See "The Exchange Offer--Conditions."

Procedures for Tendering Holding
Preferred Stock........ Each Holder of Holding Preferred Stock wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Holding Preferred Stock to be exchanged and any other required documentation to United States Trust Company of New York, as Exchange Agent, at the address set forth herein and therein or effect a tender of such Holding Preferred Stock pursuant to the
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                                       11
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                        procedures for book-entry transfer as provided for
                        herein. By executing the Letter of Transmittal, each Holder will represent to Holding that, among other things, the Exchange Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such Exchange Preferred Stock, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Stock and that neither the Holder nor any such person is an "affiliate," as defined in Rule 405 under the Securities Act, of Holding. Each broker-dealer that receives Exchange Preferred Stock for its own account in exchange for Holding Preferred Stock, where such Holding Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities and not acquired directly from Holding, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. See "The Exchange Offer-- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
Beneficial Owners...... Any beneficial owner whose Holding Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Holding Preferred Stock in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Holding Preferred Stock, either make appropriate arrangements to register ownership of the Holding Preferred Stock in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
Procedures............. Holders of Holding Preferred Stock who wish to tender their Holding Preferred Stock and whose Holding Preferred Stock is not immediately available or who cannot deliver their Holding Preferred Stock, the Letter of Transmittal or any other documents required by the Letter of Transmittal to United States Trust Company of New York, as Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to the Expiration Date must tender their Holding Preferred Stock according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...... Tenders may be withdrawn at any time prior to 5:00 p.m.,
                        New York City time, on the Expiration Date.

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Acceptance of Holding Preferred
Stock and Delivery of Exchange
Preferred Stock........ Holding will accept for exchange any and all shares of
                        Holding Preferred Stock which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Preferred Stock issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. Any Holding Preferred Stock not accepted for exchange will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Tax
Considerations......... The exchange pursuant to the Exchange Offer will not be a taxable event for Federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Exchange Agent......... United States Trust Company of New York is serving as
                        Exchange Agent  in connection with the Exchange Offer.


GENERAL

     Holding's principal executive offices are located at 599 Lexington Avenue, 18th Floor, New York, New York 10022 and its telephone number is (212) 958-2555. Hudson RCI's principal executive offices are located at 27711 Diaz Road, P.O. Box 9020, Temecula, California 92589-9020 and its telephone number is (909) 676-5611.

                             ADDITIONAL INFORMATION

     For additional information regarding the Exchange Preferred Stock, see "Description of Exchange Preferred Stock" and "Certain U.S. Federal Income Tax Considerations."
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           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION OF
                      RIVER HOLDING CORP. AND SUBSIDIARIES

     The following summary fiscal year end historical financial data has been derived from the audited financial statements of the Company. The summary pro forma financial data has been derived from the pro forma financial information included elsewhere in this Prospectus and gives effect to the Recapitalization as if it had occurred at the beginning of the period presented with respect to the operating and other financial data, and as of March 27, 1998 with respect to balance sheet data. The financial data for the quarters ended March 28, 1997 and March 27, 1998 and as of March 27, 1998 has been derived from unaudited financial statements included elsewhere in this Prospectus. The summary pro forma financial data does not necessarily represent what the Company's or Holding's financial position and results of operations would have been if these transactions had actually been completed as of the dates indicated, and is not intended to project the Company's financial position or results of operations for any future period. Fiscal 1993 was a 53 week year and fiscal years 1994, 1995, 1996 and 1997 were 52 week years. The information contained in this table should be read in conjunction with the Company's audited consolidated financial statements and notes thereto at December 27, 1996 and December 26, 1997 and for each of the three years in the period ended December 26, 1997, unaudited financial statements and notes thereto for the quarters ended March 28, 1997 and March 27, 1998 and as of March 27, 1998, and the pro forma consolidated financial statements and notes thereto, included elsewhere in this Prospectus.
--------------------------------------------------------------------------------

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                                                                 HUDSON RESPIRATORY CARE INC.
                             -------------------------------------------------------------------------------------------------
                                                                          FISCAL YEAR
                             -------------------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                1993             1994             1995             1996             1997                1997
                             ------------     ------------     ------------     ------------     ------------     ------------
OPERATING DATA:                                     (DOLLARS IN THOUSANDS)
Net sales....................     $79,111          $82,772          $86,825          $93,842          $99,509         $ 99,509
Cost of sales................      46,476           47,631           47,582           49,405           51,732           51,732
                                  -------          -------          -------          -------          -------         --------
Gross profit.................      32,635           35,141           39,243           44,437           47,777           47,777
Operating expenses:
Selling expenses.............       7,070            7,499            8,283            8,961            9,643            9,643
Distribution expenses........       4,743            4,543            4,595            4,829            5,240            5,240
General and administrative
 expenses....................       9,732           10,426            9,769           11,277           11,456           10,617(c)
Research and development
 expenses....................       2,880            1,983            2,064            2,253            1,845            1,845
Amortization of purchase
 Price in excess of net book
 value.......................          --               --               --               --               --               --
                                  -------          -------          -------          -------          -------         --------
Total operating expenses
 except for provision for
 equity participation plan...      24,425           24,451           24,711           27,320           28,184           27,345
                                  -------          -------          -------          -------          -------         --------
Provision for equity
 participaton plan...........          --               --           11,415            8,249            6,954               -- (e)
                                  -------          -------          -------          -------          -------         --------

Operating income ............     $ 8,210          $10,690          $ 3,117          $ 8,868          $12,639         $ 20,432
                                  =======          =======          =======          =======          =======         ========
OTHER FINANCIAL DATA:
Net cash provided by
 (used in) operating
 activities..................     $12,784          $12,017          $15,939          $16,133          $19,269
Net cash provided by
 (used in) investing
 activities..................     $(6,073)         $(2,607)         $(6,088)        $(11,354)         $(3,673)
Net cash provided by
 (used in) financing
 activities..................     $(5,910)         $(9,653)        $(11,880)         $(3,668)        $(16,398)
EBITDA before EPP(f)..........    $15,422          $17,354          $21,205          $23,194          $25,440         $ 26,279
EBITDA before EPP margin(g)...       19.5%            21.0%            24.4%            24.7%            25.6%            26.4%
Operating margin before
 EPP(h).......................       10.4%            12.9%            16.7%            18.2%            19.7%            20.5%
Depreciation and
 amortization(i)..............    $ 7,630          $ 7,033          $ 6,820          $ 6,133          $ 5,847         $  7,190(j)
Capital expenditures..........    $ 9,112          $ 4,898          $ 5,850          $ 6,395          $ 4,659         $  4,659
Ratio of EBITDA before EPP to
 cash interest expense(k).....        6.8x             7.5x             8.7x            10.7x            13.9x             1.9x

Ratio of total debt to EBITDA
 before EPP...................        2.3x             1.8x             1.2x             1.2x             0.8x             5.9x

Ratio of earnings to  fixed
 charges(l)...................        2.7x             3.6x             1.0x             3.7x             6.0x             1.3x
Deficiency in earnings to
 cover fixed charges(l).......
Ratio of earnings to fixed
 charges and preferred stock
 dividends(m).................        2.7x             3.6x             1.0x             3.7x             6.0x             1.0x
Deficiency in earnings to
 cover fixed charges and
 preferred stock dividends(m).

BALANCE SHEET DATA:
Working capital..............     $18,187          $18,926          $18,641          $24,188          $ 6,930
Working capital as
 adjusted (n)................      20,423           20,588           22,461           26,768           29,960
Total assets.................      66,870           66,576           64,387           76,910           77,554
Total debt...................      35,167           31,607           25,364           28,146           20,250
Shareholders' equity
 (deficit)...................      23,693           25,269           19,112           19,872           22,515
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

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                                                                                                                    RIVER
                                                                                                                   HOLDING
                                                                     HUDSON RESPIRATORY CARE INC.                    CORP.
                                            RIVER        --------------------------------------------------        -------
                                           HOLDING                                                                 QUARTER
                                            CORP.                     QUARTER ENDED (UNAUDITED)                     ENDED
                                           -------       --------------------------------------------------        -------
                                             PRO                                                   PRO             PRO FORMA
                                            FORMA         MARCH 28,        MARCH 27,              FORMA            MARCH 27,
                                           1997(a)          1997             1998                  1998             1998(a)
                                           -------          -----            -----                -----            ---------
                                         (UNAUDITED)                                                              (UNAUDITED)
Net sales....................               $99,509         $23,987          $24,265              $ 24,265         $ 24,265
Cost of sales................                51,794          11,970           13,026(b)             13,026           13,041
                                            -------         -------          -------              --------         --------
Gross profit.................                47,715          12,017           11,239                11,239           11,224
Operating expenses:
Selling expenses.............                 9,643           2,331            2,317                 2,317            2,317
Distribution expenses........                 5,240           1,261            1,449                 1,449            1,449
General and administrative
 expenses....................                10,632(c)        2,946            3,077(d)              2,905(c)         2,909(c)
Research and development
 expenses....................                 1,845             418              474                   474              474
Amortization of purchase
 Price in excess of net book
 value.......................                 5,128              --               --                    --            1,270
                                            -------         -------          -------              --------         --------
Total operating expenses
 except for provision for
 equity participation plan...                32,488           6,956            7,317                 7,145            8,419
                                            -------         -------          -------              --------         --------
Provision for equity
 participation plan...........                   --(e)        1,966            1,974                    --(e)         8,419(e)
                                            -------         -------          -------              --------         --------

Operating income..............              $15,227         $ 3,095         $  1,948              $  4,094         $  2,805
                                            =======         =======          =======              ========         ========
OTHER FINANCIAL DATA:
Net cash provided by (used
 in) operating activities.....                              $ 7,422         $(13,586)
Net cash provided by (used
 in) investing activities.....                              $   951         $   (771)
Net cash provided by (used
 in) financing activities......                             $(6,615)        $ 14,740
EBITDA before EPP(f)..........              $26,202         $ 6,489         $  5,419              $  5,591         $  5,572
EBITDA before EPP margin(g)...                 26.3%           27.1%            22.3%                 23.0%            23.0%
Operating margin before
 EPP(h).......................                 15.3%           21.1%            16.2%                 16.9%            11.6%
Depreciation and
 amortization(i)..............              $12,318(j)      $ 1,444          $ 1,497              $  2,878(j)      $  5,492
Capital expenditures..........              $ 4,659         $   112          $   701              $    701         $    701
Ratio of EBITDA before EPP to
 cash interest expense(k).....                  1.9x

Ratio of total debt to EBITDA
 before EPP...................                  6.0x

Ratio of earnings to  fixed
 charges(l)...................                  1.0x            6.3x             3.8x                  1.1x
Deficiency in earnings to
 cover fixed charges(l).......                                                                                     $   (977)
Ratio of earnings to fixed
 charges and preferred stock
 dividends(m).................                                  6.3x             3.8x
Deficiency in earnings to
 cover fixed charges and
 preferred stock dividends(m).              $(5,787)                                              $ (1,127)        $ (2,416)

BALANCE SHEET DATA:
Working capital..............                                                $24,857              $ 26,059         $ 26,059
Working capital as
 adjusted (n)................                                                 28,123                25,363           25,363
Total assets.................                                                 73,602               165,178          258,394
Total debt...................                                                 35,000               155,000          155,000
Shareholders' equity
 (deficit)...................                                                 23,824               (30,216)          63,000

                                                                                                 footnotes on following page
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

--------------------------------------------------------------------------------

______________
(a) Represents the pro forma financial statements of the Company adjusted to (1) include the accounts of newly-formed River Holding Corp. and (2) the purchase accounting effects of the investment by River Holding Corp. See
    Note 4 to Pro Forma Financial Statements. A balance sheet as of March 27, 1998 is included elsewhere in this Prospectus. River Holding Corp. was formed subsequent to year end and has minimal assets and no operations. Accordingly, no historical information for River Holding Corp. is presented.
(b) For a discussion of the change in cost of goods sold, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Three Months Ended March 27, 1998 Compared to Three Months Ended March 28, 1997."
(c) Adjustments reflect the elimination of results for OxyAir LLC ("OxyAir"), the entity that held the Company's corporate aircraft and elimination of Continuing Shareholder's compensation expense due to the Recapitalization. See Pro Forma Consolidated Financial Statements.
(d) Includes $0.3 million of legal fees related to patent litigation in which the Company was granted favorable summary judgment during the quarter ended March 27, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Three Months Ended March 27, 1998 Compared to Three Months Ended March 28, 1997."

(e) Reflects the elimination of the Equity Participation Plan. For purposes of compliance with the Indenture, the Company's Consolidated Net Income (as defined herein) and EBITDA will not be reduced by the amount of any contingent payments made by the Company to former participants in the Equity Participation Plan. Additional payments to former plan participants will be expensed as earned by the Company. Additional payments made by Holding, including amounts to be paid to the former plan participants, will be recorded as additional purchase price in the financial statements of Holding. See "Summary--The Recapitalization" and "Certain Transactions."


(f) EBITDA before EPP represents income before depreciation and amortization, interest expense, income tax expense and charges related to the Equity Participation Plan, which was terminated upon consummation of the Recapitalization. The Company has excluded payments under the Equity Participation Plan to present comparable figures for all historical periods presented. EBITDA before EPP is not a measure of performance under generally accepted accounting principles, and should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. The Company has included information concerning EBITDA before EPP as one measure of an issuer's historical ability to service debt. In addition, certain covenants in the Indenture are based upon a calculation analogous to EBITDA before EPP. EBITDA before EPP should not be considered as an alternative to, or more meaningful than, income from operations or cash flow as an indication of the Company's operating performance. For purposes of compliance with the Indenture, the Company's Consolidated Net Income and EBITDA will not be reduced by payments made pursuant to the Equity Participation Plan or by the amount of any contingent payments made by the Company to former participants in the Equity Participation Plan. See "Summary--The Recapitalization" and "Certain Transactions."
(g) Represents ratio of EBITDA before EPP to net sales.
(h) Represents ratio of operating income before EPP to net sales.
(i) Includes amortization of deferred financing fees of $0.4 million in 1993, $0.4 million in 1994, $0.1 million in 1995 and $0.1 million in 1996, which should be excluded from depreciation and amortization in calculating EBITDA before EPP since such fees are reflected below the operating income line.
(j) Actual 1997 amortization of deferred financing fees has been replaced with pro forma non-cash amortization of deferred financing fees of approximately $1.4 million associated with the Recapitalization. Actual amortization for the quarter ended March 27, 1998 has been replaced by pro forma amortization of $0.4 million associated with the Recapitalization. For River Holding Corp., amortization of the purchase price in excess of net book value is also included.

(k) Excludes approximately $1.4 million of non-cash amortization expense for 1997 relating to deferred debt financing costs relating to the Recapitalization. This amount is also excluded from the calculation of the Company's Consolidated Interest Coverage Ratio (as defined herein) under the Indenture.
(l) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(m) For the purpose of determining the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor. Preferred stock dividends consist of amounts to be paid-in-kind. Preferred stock dividends have been "grossed up" to a pre-income tax basis to provide comparability to other components of the ratio.

(n) Working capital as adjusted represents current assets, excluding cash, less current liabilities, excluding the current portion of long-term debt. Actual 1997 current liabilities excludes the management bonus liability of $20.0 million. See Note 7(c) to Consolidated Financial Statements.
--------------------------------------------------------------------------------

                                  RISK FACTORS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, certain statements under the sections "Summary", "Selected Historical and Pro Forma Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and Pro Forma Consolidated Financial Statements and the notes thereto located elsewhere herein regarding the Company's financial position, business strategy, prospects and other related matters, may constitute such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results could differ materially from the Company's expectations as a result of a number of factors, including without limitation those set forth below and those located elsewhere in this Prospectus.

SUBSTANTIAL LEVERAGE; SHAREHOLDERS' DEFICIT

     As of March 27, 1998, after giving effect to the Recapitalization, Hudson RCI would have had $155.0 million of outstanding indebtedness and a shareholders' deficit of $30.2 million. See "Capitalization." This level of indebtedness is substantially higher than the Company's historical debt levels and may reduce the flexibility of the Company to respond to changing business and economic conditions. In addition, subject to the restrictions in the New Credit Facility, the Certificate of Designation and the Indenture, the Company may incur additional senior or other indebtedness from time to time to finance acquisitions or capital expenditures or for other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The New Credit Facility, the Certificate of Designation and the Indenture restrict, but do not prohibit, the payment of dividends by Hudson RCI to Holding to finance the payment of dividends on the Exchange Preferred Stock. See "Description of the Exchange Preferred Stock" and "Description of New Credit Facility."

     The Company's high degree of leverage may have important consequences for the Company and the holders of Exchange Preferred Stock including: (i) the ability of the Company to obtain additional financing for working capital, capital expenditures, acquisitions or other purposes, if necessary, may be impaired; (ii) a substantial portion of the Company's cash flow will be dedicated to the payment of interest and principal on its indebtedness and will not be available to the Company for its operations and future business opportunities; (iii) the covenants governing the Exchange Preferred Stock and those contained in the Indenture and the New Credit Facility will limit the Company's ability to, among other things, borrow additional funds, dispose of assets or make investments and may affect the Company's flexibility in planning for, and reacting to, changes in business conditions; (iv) indebtedness under the New Credit Facility will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates; (v) the Certificate of Designation, the Indenture and the New Credit Facility contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on the Company; (vi) the indebtedness outstanding under the New Credit Facility is secured and such indebtedness as well as indebtedness of Hudson RCI under the Subordinated Notes matures prior to the mandatory redemption date or maturity of the Exchange Preferred Stock; (vii) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (viii) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally or limit its ability to withstand competitive pressures. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness, it may be required to refinance all or a portion of its existing debt or to obtain additional financing. There can be no assurance that any such actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. The Company's ability to meet its debt service and preferred stock dividend and redemption obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. The terms of the Company's indebtedness, including the New Credit Facility and the Indenture, and the terms of the Exchange Preferred Stock also may prohibit the Company from taking such actions.

HOLDING'S ABILITY TO PAY DIVIDENDS; HOLDING COMPANY STRUCTURE

     The ability of Holding to pay any dividends is subject to applicable provisions of state law and its ability to pay cash dividends on the Exchange Preferred Stock will be subject to the terms of the New Credit Facility, which restricts Holding's ability to pay dividends, and any other indebtedness of Holding then outstanding. Under Delaware law, Holding is permitted to pay dividends on its capital stock, including the Exchange Preferred Stock, only out of its surplus, or in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, Holding must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. Holding cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that Holding will be able to pay cash dividends on the Exchange Preferred Stock. In addition, Holding may be subject to Section 2115 of the California Corporations Code. If so, under California law, certain provisions of the California Corporations Code will be applicable to Holding, including those relating to the payment of dividends. These provisions, which are more restrictive than analogous provisions of Delaware law, would permit Holding to pay dividends only if the amount of retained earnings immediately prior to the dividend equals or exceeds the amount of the dividend, or if immediately after payment of the dividend the sum of Holding's assets is 1 1/4 times its liabilities and its current assets at least equal its current liabilities (or, if Holding's average earnings before income taxes and interest expense for the two preceding fiscal years was less than its average interest expense for those fiscal years, Holding's current assets must be at least 1 1/4 times its current liabilities).

     Holding is a holding company, and its ability to pay dividends on the Exchange Preferred Stock is dependent upon the receipt of dividends from its direct and indirect subsidiaries. Holding has no assets other than the capital stock of Hudson RCI and the terms of the New Credit Facility, the Indenture and the Certificate of Designation prohibit Holding from engaging in any business activity other than owning the capital stock of Hudson RCI. Hudson RCI is a party to the New Credit Facility and the Indenture, each of which imposes restrictions on Hudson RCI's ability to pay dividends to Holding.
The New Credit Facility prohibits the Company from paying cash dividends before April 15, 2003, and any payment of dividends will be subject to the satisfaction of certain financial conditions set forth in the Indenture. The ability of Hudson RCI and its subsidiaries to comply with such conditions may be affected by events that are beyond the control of the Company. The breach of any such conditions could result in a default under the Indenture and/or the New Credit Facility, and in the event of any such default, the holders of the Subordinated Notes or the lenders under the New Credit Facility could elect to accelerate the maturity of all the Subordinated Notes or the loans under the New Credit Facility. If the maturity of the Subordinated Notes or the loans under the New Credit Facility were to be accelerated, all such outstanding debt would be required to be paid in full before Hudson RCI or its subsidiaries would be permitted to distribute any assets or cash to Holding. There can be no assurance that the assets of Hudson RCI would be sufficient to repay all of such outstanding debt and to meet Holding's obligations under the Exchange Preferred Stock. Future borrowings by Hudson RCI can be expected to contain restrictions or prohibitions on the payment of dividends by Hudson RCI and its subsidiaries to Holding. In addition, under California law, a subsidiary of a company is permitted to pay dividends on its capital stock only if the amount of the subsidiary's retained earnings immediately prior to the dividend equals or exceeds the amount of the dividend or if immediately after payment of the dividend the sum of the subsidiary's assets is 1 1/4 times its liabilities and its current assets at least equal its current liabilities (or, if Holding's average earnings before income taxes and interest expense for the two preceding fiscal years was less than its average interest expense for those fiscal years, Holding's current assets must be at least 1 1/4 times its current liabilities). California law does not permit the board of directors of the subsidiary to revalue its assets to create retained earnings. As of March 27, 1998 after giving effect to the Recapitalization, Hudson RCI would have had a retained deficit of $93.2 million. In addition, indebtedness outstanding under the New Credit Facility is secured by substantially all of the assets of the Company (including the capital stock of Hudson RCI owned by Holding). The Certificate of Designation for the Exchange Preferred Stock permits Holding to pay dividends in additional shares of Exchange Preferred Stock prior to April 15, 2003. Holding does not expect to pay cash dividends prior to such time and there can be no assurance that Holding will have the funds necessary to pay cash dividends on the Exchange Preferred Stock at any time.

SUBORDINATION OF EXCHANGE PREFERRED STOCK

     Holding's obligations with respect to the Exchange Preferred Stock will be subordinated and junior in right of payment to all present and future indebtedness of Holding and Hudson RCI and its subsidiaries, including the New Credit Facility and the Subordinated Notes. The Exchange Preferred Stock will rank pari passu with all future Parity Stock. See "Description of the Exchange Preferred Stock." As of March 27, 1998, after giving effect to the Recapitalization, Holding would have had no outstanding Parity Stock or Junior Stock and would have had indebtedness and other liabilities of $40.0 million, all of which would have represented guarantees of Hudson RCI's obligations under the New Credit Facility. As a result of the holding company structure of Holding, the Exchange Preferred Stock will be effectively subordinated in right of payment to all creditors of Holding's subsidiaries. In the event of insolvency, liquidation, reorganization, dissolution or other winding-up of Holding's subsidiaries, Holding will not receive any funds available to pay to creditors of the subsidiaries. As of March 27, 1998, after giving effect to the Recapitalization, the aggregate amount of indebtedness and other obligations of Holding's subsidiaries (including trade payables and other accrued liabilities) would have been $165.4 million, excluding $60.0 million of undrawn commitments under the New Credit Facility. In the event of bankruptcy, liquidation or reorganization of Holding, the assets of Holding will be available to pay obligations on the Exchange Preferred Stock only after all indebtedness and other obligations of Holding have been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Preferred Stock then outstanding. See "Description of the Exchange Preferred Stock-- Ranking."

     While any shares of Exchange Preferred Stock are outstanding, Holding may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Exchange Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up ("Senior Stock") or Parity Stock without the consent of the holders of 66 2/3% of the outstanding shares of Exchange Preferred Stock. However, without the consent of any holder of Exchange Preferred Stock, Holding may create additional classes of stock or issue a new series of Junior Stock.

SUBORDINATION OF COMPANY EXCHANGE DEBENTURES

     The Company Exchange Debentures, if issued, will be subordinated in right of payment to all existing and future Senior Debt of Hudson RCI, including Hudson RCI's New Credit Facility and the Subordinated Notes, and will be effectively subordinated to all obligations of Hudson RCI's subsidiaries.
Hudson RCI's obligations under the New Credit Facility are secured by a pledge of substantially all of its assets. As of March 27, 1998, after giving effect to the Recapitalization, Hudson RCI and its subsidiaries would have had Senior Debt of $155.0 million, excluding $60.0 million of undrawn commitments under the New Credit Facility, which if drawn would constitute Senior Debt. The Indenture and the Exchange Indenture permit the incurrence by Hudson RCI and its subsidiaries of additional indebtedness, all of which may constitute Senior Debt under certain circumstances. See "Description of Company Exchange Securities-- Company Exchange Debentures--Subordination.

SUBORDINATION OF COMPANY PREFERRED STOCK

     Hudson RCI's obligations with respect to the Company Preferred Stock, if issued, will be subordinated and junior in right to payment of all present and future indebtedness of Hudson RCI and its subsidiaries, including the New Credit Facility and the Subordinated Notes. The Company Preferred Stock will rank pari passu with all future Parity Stock. As of March 27, 1998, after giving effect to the Recapitalization, Hudson RCI and its subsidiaries would have had indebtedness and other liabilities of $165.4 million, excluding $60.0 million of undrawn commitments under the New Credit Facility. Hudson RCI and its subsidiaries also have other liabilities, including contingent liabilities, which could be substantial. In the event of bankruptcy, liquidation or reorganization of Hudson RCI, the assets of Hudson RCI will be available to pay obligations on the Company Preferred Stock only after all indebtedness and other liabilities of Hudson RCI other than Parity Stock or Junior Stock have been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Company Preferred Stock then outstanding. See "Description of Company Exchange Securities--Company Preferred Stock--Ranking."

     While any shares of Company Preferred Stock are outstanding, Hudson RCI may not authorize, create or increase the authorized amount of any class or series of Parity Stock or Senior Stock without the consent of the holders of 66 2/3% of the outstanding shares of Company Preferred Stock. However, without the consent of any holder of Company Preferred Stock, Hudson RCI may create additional classes of stock or issue a new series of Junior Stock.

FRAUDULENT CONVEYANCE AND DISTRIBUTION LIMITATION CONSIDERATIONS

     The payments made in connection with the Recapitalization to shareholders of the Company, the repayment of the Company's existing indebtedness and the related incurrence by the Company of indebtedness (including indebtedness under the Subordinated Notes, the New Credit Facility and, if issued, the Company Exchange Debentures) or obligations with respect to preferred stock including obligations under the Exchange Preferred Stock and, if issued, the Company Preferred Stock, may be subject to review under relevant state and federal fraudulent conveyance laws, as well as other similar laws regarding creditors rights generally. Under these laws, if a court were to find that, after giving effect to the Recapitalization, either (a) Hudson RCI or Holding incurred such indebtedness or obligations with the intent of hindering, delaying or defrauding creditors or (b) Hudson RCI or Holding received less than reasonably equivalent value or consideration for incurring such indebtedness or obligations and (i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts or obligations as they matured, such court may subordinate the Company Exchange Debentures to presently existing and future creditors of Holding or Hudson RCI, avoid the issuance of the Exchange Preferred Stock or, if issued the Company Exchange Debentures or Company Preferred Stock, and direct the repayment of any amounts paid thereunder to the Company's creditors or take other action detrimental to the holders of the Exchange Preferred Stock or the Company Exchange Debentures or Company Preferred Stock. There can be no assurance that a court would not determine, regardless of whether the Company was solvent on the date the Exchange Preferred Stock or, if issued the Company Exchange Debentures or Company Preferred Stock, were issued, that the payments constituted fraudulent transfers on another ground. To the extent that proceeds from the sale of the Exchange Preferred Stock are used to repay indebtedness, or to make a distribution to a stockholder on account of the ownership of capital stock, a court may find the Company did not receive fair consideration or reasonably equivalent value for the incurrence of the obligations represented by the Exchange Preferred Stock. The payments made in connection with the Recapitalization to shareholders of the Company may be subject to review under provisions of the California corporations code limiting dividends and distributions to shareholders. See "Summary--The Recapitalization." If a court were to find that payments made to such shareholders in connection with the Recapitalization were subject to these provisions, such payments would exceed the applicable statutory limitations and, to the extent that the Company's obligations to its creditors at the time of such payments were not satisfied, such court could take actions with respect to the Company Exchange Debentures of the type described above.

     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

     Based upon financial and other information currently available to it, management of the Company believes that upon consummation of the Recapitalization the Company was (i) neither insolvent nor rendered insolvent thereby, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. See "Management's Discussions and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." In reaching these conclusions, the Company relied upon various valuations and estimates of future cash flow that necessarily involve a number of assumptions and choices of methodology. No assurance can be given, however, that the assumptions and methodologies chosen by the Company would be adopted by a court or that a court would concur with the Company's conclusions. There can be no assurance that a court would not determine, regardless of whether the Company was solvent on the date the Exchange Preferred Stock was issued, that the payments constituted fraudulent transfers.

     As of March 27, 1998, after giving effect to the Recapitalization, Hudson RCI would have had $155.0 million of outstanding indebtedness, and would have had a shareholders' deficit of $30.2 million. In addition, Holding would have had $40.0 million of indebtedness as a result of guaranteeing a portion of Hudson RCI's indebtedness. See "Description of New Credit Facility--Collateral and Guarantees.

MEDICAL COST CONTAINMENT

     In recent years, widespread efforts have been made in both the public and private sectors to control health care costs, including the prices of products such as those sold by the Company, in the United States and abroad. Cost containment measures have resulted in increased customer purchasing power, particularly through the increased presence of GPOs in the marketplace and increased consolidation of distributors. Health care organizations are evaluating ways in which costs can be reduced by decreasing the frequency with which a treatment, device or product is used. Cost containment has also caused a shift in the decision making function with respect to supply acquisition from the clinician to the administrator, resulting in a greater emphasis being placed on price, as opposed to features and clinical benefits. The Company has encountered significant pricing pressure from customers and believes that it is likely that efforts by governmental and private payors to contain costs through managed care and other efforts and to reform health systems will continue and that such efforts may have an adverse effect on the pricing and demand for the Company's products. There can be no assurance that current or future reform initiatives will not have a material adverse effect on the Company's business, financial conditions or results of operations. See "Business--Industry Overview."

     The Company's products are sold principally to a variety of health care providers, including hospitals and alternate site providers, that receive reimbursement for the products and services they provide from various public and private third party payors, including Medicare, Medicaid and private insurance programs. As a result, while the Company does not receive payments directly from such third party payors, the demand for the Company's products in any specific care setting is dependent in part on the reimbursement policies of the various payors in that setting. In order to be reimbursed, the products generally must be found to be reasonable and necessary for the treatment of medical conditions and must otherwise fall within the payor's list of covered services. In light of increased controls on Medicare spending, there can be no assurance on the outcome of future coverage or payment decisions for any of the Company's products by governmental or private payors. If providers, suppliers and other users of the Company's products are unable to obtain sufficient reimbursement, a material adverse impact on the Company's business, financial condition or operations may result.

     The Company expects that the trend toward cost containment that has impacted the domestic market will also be experienced in international health care markets, impacting the Company's growth in foreign countries, particularly where health care is socialized.

INDUSTRY CONSOLIDATION; CUSTOMER CONCENTRATION

     Cost containment has resulted in significant consolidation within the health care industry. A substantial number of the Company's customers, including group purchasing organizations, hospitals, national nursing home companies and national home health care agencies, have been affected by this consolidation. The acquisition of any of the Company's significant customers could result in the loss of such customers by the Company, thereby negatively impacting its business, financial condition and results of operations. For example, in 1996, three GPOs that accounted for aggregate sales of approximately $11.0 million combined and, as a result of a decision of the combined entity to enter into a sole distributorship arrangement in 1997 with one of the Company's competitors, the Company has experienced some decrease in sales and may experience additional sales decreases in the future. In addition, the consolidation of health care providers often results in the renegotiation of terms and in the granting of price concessions. The Company's customer relationships, including exclusive or preferential provider relationships, are terminable at will by either party without advance notice or penalty. Because larger purchasers or groups of purchasers tend to have more leverage in negotiating prices, this trend has caused the Company to reduce prices and could have a material adverse effect on the Company's business, financial condition or results of operations. As GPOs and integrated health care systems increase in size, each relationship represents a greater concentration of market share and the adverse consequences of losing a particular relationship increases considerably. For fiscal 1996, the Company's ten largest group purchasing arrangements accounted for approximately 40% of the Company's total net sales, and management believes that such arrangements accounted for a similar percentage of net sales for fiscal 1997. Distributors have also consolidated in response to cost containment. For fiscal 1997, approximately 30% of the Company's net sales were to a single distributor, Owens & Minor Inc. ("Owens & Minor"). The loss of the Company's relationship with this distributor would have a material adverse effect on the Company's business, financial condition and results of operations.

GOVERNMENT REGULATION

     The Company and its customers and suppliers are subject to extensive Federal and state regulation in the United States, as well as regulation by foreign governments. Most of the Company's products are subject to government regulation in the United States and other countries. In the United States, the Federal Food, Drug, and Cosmetic Act, as amended (the "FDC Act"), and other statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, marketing, advertising and promotion of such products. Failure to comply with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, withdrawal of existing product approvals or clearances, refusal to approve or clear new applications or notices and criminal prosecution. Under the FDC Act and similar foreign laws, the Company, as a marketer, distributor and manufacturer of health care products, is required to obtain the approval of Federal and foreign governmental agencies, including the Food and Drug Administration ("FDA"), prior to marketing, distributing and manufacturing certain of those products, which can be time consuming and expensive. The Company may also need to obtain FDA clearance before modifying marketed products or making new promotional claims. Delays in receipt of or failure to receive required approvals or clearances, the loss of previously received approvals or clearances, or failures to comply with existing or future regulatory requirements in the United States or in foreign countries could have a material adverse effect on the Company's business. Foreign sales are subject to similar requirements.

     The Company is required to comply with the FDA's "Quality System Regulations for Medical Devices" implementing "Good Manufacturing Practices" ("GMP/QSR Regulations"), which set forth requirements for, among other things, the Company's manufacturing process, design control and associated record keeping, including testing and sterility. Further, the Company's plants and operations are subject to review and inspection by local, state, Federal and foreign governmental entities. The distribution of the Company's products may also be subject to state regulation. The impact of FDA regulation on the Company has increased in recent years as the Company has increased its manufacturing operations. The Company's suppliers, including sterilizer facilities, are also subject to similar governmental requirements. There can be no assurance that changes to current regulations or additional regulations imposed by the FDA will not have an adverse impact on the Company's business and financial condition in the future. If the FDA believes that a company is not in compliance with applicable regulations, it can institute proceedings to detain or seize products, issue a recall, impose operating restrictions, enjoin future violations and assess civil and criminal penalties against the company, its officers or its employees and can recommend criminal prosecution to the Department of Justice. Other regulatory agencies may have similar powers. In addition, product approvals could be withdrawn due to the failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. The FDA also has the authority to issue special controls for devices manufactured by the Company, which it has not done to date. In the event that such special controls were issued, the Company's products would be required to conform, which could result in significant additional expenditures for the Company.

     The Company is subject to numerous federal, state and local laws and regulations relating to such matters as safe working conditions, manufacturing practices, fire hazard control and the handling and disposal of hazardous or infectious materials or substances and emissions of air pollutants. The Company owns and leases properties which are subject to environmental laws and regulations. There can be no assurance that the Company will not be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not have a material adverse effect upon the Company's business, financial condition or results of operations. In addition, the Company cannot predict the extent to which future legislative and regulatory developments concerning its practices and products for the health care industry may affect the Company. See "Business--Government Regulation and Environmental Matters."

RISKS RELATED TO INTERNATIONAL SALES; FOREIGN OPERATIONS

     Sales made outside the United States represented approximately 19.1% of the Company's 1997 net sales and the Company intends to increase international sales as a percentage of total net sales. Foreign operations are subject to special risks that can materially affect the sales, profits, cash flows and financial position of the Company, including increased regulation, extended payment periods, competition from firms with more local experience, currency exchange rate fluctuations and import and export controls. Sales of the Company's products are denominated in U.S. dollars. The destabilization of the economies of several Asian countries in 1997 caused a decrease in demand for the Company's products throughout Southeast Asia, and future sales in that region are uncertain. In addition, adverse economic conditions in Asia could result in "dumping" of products similar to those produced by the Company by other manufacturers, both in Asian and other markets.

     The Company also maintains a manufacturing and assembly facility in Ensenada, Mexico and, as a result, is subject to operational risks such as changing labor trends and civil unrest in that country. In the event the Company were required to transfer its Ensenada operations to the United States or were otherwise unable to benefit from its lower cost Mexican operation, its business, financial condition and results of operations would be adversely affected.

PRODUCT LIABILITY

     The manufacturing and marketing of medical products entails an inherent risk of product liability claims. Although the Company has not experienced any significant losses due to product liability claims and currently maintains umbrella liability insurance coverage, there can be no assurance that the amount or scope of the coverage maintained by the Company will be adequate to protect it in the event a significant product liability claim is successfully asserted against the Company. In addition, the Company cannot predict the extent to which future legislative and regulatory developments concerning its practices and products for the health care industry may affect the Company.

DEPENDENCE ON KEY PERSONNEL; MANAGEMENT OF EXPANDING OPERATIONS

     The Company's success will, to a large extent, depend upon the continued services of its executive officers. The loss of services of any of these executive officers could materially and adversely affect the Company. While the Company has employment agreements with it senior management team, these agreements may be terminated by either party, with or without cause.

     The Company's plans to expand its business may place a significant strain on the Company's operational and financial resources and systems. To manage its expanding operations, the Company may be required to, among other things, improve its operational, financial and management information systems. The Company may also be required to attract, train and retain additional highly qualified management, technical, sales and marketing and customer support personnel. The process of locating such personnel with the combination of skills and attributes required to implement the Company's strategy is often lengthy. The inability to attract and retain additional qualified personnel could materially and adversely affect the Company.

COMPETITION

     The medical supply industry is characterized by intense competition. Certain of the Company's competitors have greater financial and other resources than the Company and may succeed in utilizing these resources to obtain an advantage over the Company. The general trend toward cost containment in the health care industry has had the effect of increasing competition among manufacturers, as health care providers and distributors consolidate and as GPOs increase in size and importance. The Company competes on the basis of brand name, product quality, breadth of product line, service and price. See "Business--Competition."

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

     An element of the Company's business strategy is to pursue strategic acquisitions that either expand or complement the Company's business. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and the assimilation and retention of the personnel of the acquired companies, and potential adverse effects on the Company's operating results. The Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. In addition, the New Credit Facility and the Indenture contain certain restrictions regarding acquisitions. The Indenture restricts acquisitions to those companies in the same line of business as the Company, and requires that all such acquired companies be designated Restricted Subsidiaries. The New Credit Facility restricts all acquisitions with the exception of Permitted Acquisitions (as defined), and limits, among other things, (i) the sum that may be paid in connection with any single acquisition to $30.0 million, (ii) the total amount outstanding of revolving credit indebtedness that can be incurred for acquisition purposes to $40.0 million, and (iii) the line of business of the acquired entity or assets. The inability of the Company to successfully finance, complete and integrate strategic acquisitions in a timely manner could have an adverse impact on the Company's ability to effect a portion of its growth strategy. See "Business--Business Strategy," "Description of New Credit Facility" and "Description of the Subordinated Notes."

PATENTS AND TRADEMARKS

     The Company has historically relied primarily on its technological and engineering abilities and on its design and production capabilities to gain competitive business advantages, rather than on patents or other intellectual property rights. However, the Company does file patent applications on concepts and processes developed by the Company's personnel. The Company has 18 patents in the U.S. and two patents pending. Many of the U.S. patents have corresponding patents issued in Canada, Europe and various Asian countries. The Company is currently preparing several patent applications covering intellectual property associated with the closed suction catheter product and advanced humidification devices. The Company's success will depend in part on its ability to maintain its patents, add to them where appropriate, and to develop new products and applications without infringing the patent and other proprietary rights of third parties and without breaching or otherwise losing rights in technology licenses obtained by the Company for other products. There can be no assurance that any patent owned by the Company will not be circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with claims of the scope sought by the Company, if at all. If challenged, there can be no assurance that the Company's patents (or patents under which it licenses technology) will be held valid or enforceable. In addition, there can be no assurance that the Company's products or proprietary rights do not infringe the rights of third parties. If such infringement were established, the Company could be required to pay damages, enter into royalty or licensing agreements on onerous terms and/or be enjoined from making, using or selling the infringing product. Any of the foregoing could have a material adverse effect upon the Company's business, financial condition or results of operations.

CONTROL OF COMPANY; AFFILIATE TRANSACTIONS

     FS&Co. controls approximately 87.3% of the voting securities of Holding.
As a result, FS&Co. will have the ability to control the Company's management, policies and financing decisions and to elect a majority of Holding's and Hudson RCI's Boards of Directors. There can be no assurance that any decisions taken by FS&Co. will be in the interests of holders of the Exchange Preferred Stock. See "Management" and "Security Ownership of Certain Beneficial Owners." There are currently no independent members of the Company's Board of Directors. Under the Certificate of Designation, the Board of Directors of Holding will have discretion to approve certain transactions involving the Company and the Restricted Subsidiaries, including transactions with affiliates and certain asset sales. In particular, the Certificate of Designation permits the Holding Board of Directors to approve transactions of up to $2.5 million between Hudson RCI or any Restricted Subsidiary, on the one hand, and any affiliate thereof (including members of the Hudson RCI Board of Directors), on the other hand ("Affiliate Transactions"). This limit applies to individual transactions only, and there is no limit on the aggregate value of such affiliate transactions that may be approved by the Holding Board of Directors. The Certificate of Designation requires Holding to obtain a fairness opinion with respect to Affiliate Transactions in excess of $5.0 million.

PAYMENT UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Exchange Preferred Stock or, if issued, Company Exchange Debentures or Company Preferred Stock, may require Holding or Hudson RCI, as applicable, to purchase all or a portion of such holder's Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock at 101% of the Liquidation Preference thereof or the principal amount of the Company Exchange Debentures, as the case may be, together with accrued and unpaid dividends or interest, if any, to the date of purchase. In the case of the Company Exchange Debentures, the Trustee (as defined herein) does not have the authority under the Exchange Indenture to waive the covenant relating to the holder's right to require the Company to purchase the Company Exchange Debentures upon the occurrence of a Change of Control. Prior to any such repurchase of the Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock, Holding or Hudson RCI, as applicable, may be required to (i) repay all or a portion of indebtedness under the New Credit Facility or other indebtedness of the Company or (ii) obtain certain consents to permit the repurchase, including consents under the New Credit Facility. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, Holding or Hudson RCI would be unable to offer to repurchase the Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock, which would constitute an Event of Default (as defined) under the Certificate of Designation, the Exchange Indenture or the Certificate of Determination for the Company Preferred Stock (the "Company Exchange Certificate of Determination"). There can be no assurance that Holding or Hudson RCI will have sufficient funds available at the time of any Change of Control to make any payment (including repurchases of Exchange Preferred Stock or, if issued, Company Exchange Debentures or Company Preferred Stock) as described above. See "Description of the Exchange Preferred Stock-- Redemption at the Option of Holders Upon a Change of Control," "Description of Company Exchange Securities--Company Exchange Debentures--Repurchase at the Option of Holders Upon a Change of Control" and "--Company Preferred Stock-- Redemption at the Option of Holders Upon a Change of Control."

     The events that constitute a Change of Control under the Certificate of Designation, the Company Exchange Indenture or the Company Exchange Certificate of Determination may also be events of default under the New Credit Facility, the Indenture or other indebtedness of the Company. Such events may permit the lenders under such debt instruments to accelerate the debt and, if the debt is not paid, to enforce security interests in, or to commence litigation that could ultimately result in a sale of, substantially all the assets of the Company, thereby limiting the Company's ability to raise cash to repurchase the Exchange Preferred Stock or, if issued, Company Exchange Debentures or Company Preferred Stock. In such circumstances, the subordination provisions in the Certificate of Designation, the Company Exchange Indenture or the Company Certificate of Designation would likely prohibit payments to holders of the Exchange Preferred Stock or, if issued, Company Exchange Debentures or Company Preferred Stock.


LACK OF A PUBLIC MARKET FOR THE EXCHANGE PREFERRED STOCK

     The Exchange Preferred Stock is being offered to the Holders of the Exchange Preferred Stock. Prior to this Exchange Offer, there has been no market for the Exchange Preferred Stock. Holding does not intend to apply for listing of the Exchange Preferred Stock or, if issued, the Company Exchange Debentures or Company Preferred Stock on any securities exchange or stock market. Although the Initial Purchasers have informed Holding that they currently intend to make a market in the Exchange Preferred Stock, the Initial Purchasers are not obligated to do so, and any such market making may be subject to certain limitations and may be discontinued at any time without notice. The liquidity of any market for the Exchange Preferred Stock will depend upon the number of holders of the Exchange Preferred Stock, the interest of securities dealers in making a market in the Exchange Preferred Stock and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Preferred Stock. If the Exchange Preferred Stock is traded after its initial issuance, it may trade at a discount from its initial offering price, depending on prevailing interest rates, the market for similar securities, general economic condition and the financial condition of Hudson RCI and Holding.

S CORPORATION STATUS

     The Company elected to be treated as an S corporation for federal and state income tax purposes for its taxable years beginning on or after January 1, 1987. Unlike a C corporation, an S corporation is generally not subject to income tax at the corporate level; instead, the S corporation's income is taxed on the personal income tax returns of its shareholders. The Company's status as an S corporation terminated upon consummation of the Recapitalization. If S corporation status were denied for any periods prior to such termination by reason of a failure to satisfy the S corporation election or eligibility requirements of the Internal Revenue Code of 1986, as amended, the Company would be subject to tax on its income as if it were a C corporation for these periods. Such an occurrence would have a material adverse effect on the Company's results.

YEAR 2000 COMPLIANCE

     The Company has upgraded its information system capabilities such that it does not believe that its systems will encounter any material "year 2000" problems. The issue surrounding the year 2000 is whether computer systems will properly recognize date sensitive information when the year changes to 2000, or "00." Systems that misinterpret the two-digit date "00" as the year 1900 instead of the year 2000 could generate erroneous data or fail. The Company's products are not subject to year 2000 problems. The Company also relies, directly and indirectly on the external systems of various independent business enterprises, such as its customers, suppliers, creditors, financial organizations, and of governments, both domestically and internationally, for the accurate exchange of data and related information. The Company could be as affected as a result of any disruption in the operation of the various third-party enterprises with which the Company interacts. The Company has not assessed the status of such third-party enterprises' information systems, nor the materiality, nature or potential impact on the Company of year 2000 issues confronted by such third parties to the extent the same affect the Company.

CONSEQUENCES TO NON-TENDERING HOLDERS OF HOLDING PREFERRED STOCK AND REQUIREMENTS FOR TRANSFER OF HOLDING PREFERRED STOCK

     Upon consummation of the Exchange Offer, Holding will have no further obligation to register the Holding Preferred Stock. Thereafter, any Holder of Holding Preferred Stock who does not tender its Holding Preferred Stock in the Exchange Offer, including any Holder which is an "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company which cannot tender its Holding Preferred Stock in the Exchange Offer, will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to the Company that such an exemption is available.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of Holding's obligations under the Exchange Offer Registration Agreement. Holding will not receive any cash proceeds from the issuance of the Exchange Preferred Stock offered in the Exchange Offer. In consideration for issuing the Exchange Preferred Stock as contemplated in this Prospectus, Holding will receive in exchange Holding Preferred Stock in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the Exchange Preferred Stock except that the Exchange Preferred Stock has been registered under the Securities Act. The Holding Preferred Stock surrendered in exchange for Exchange Preferred Stock will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Preferred Stock will not result in any increase in the indebtedness of Holding.

     Net proceeds from the Holding Preferred Stock Offering were $30.0 million. Such proceeds, together with the proceeds of the Holding Equity Investment and the Subordinated Notes Offering, were used (i) to make a $131.1 million cash payment to the Continuing Shareholder and payments to management of Hudson RCI totalling $68.3 million pursuant to the Company's Equity Participation Plan,
(ii) to pay outstanding debt under the Company's existing credit agreement and
(iii) to pay related fees and expenses. The outstanding debt of the Company that was repaid from the net proceeds of the sale of Subordinated Notes consisted of $34.2 million of borrowings and accrued interest outstanding under the Company's credit agreement with a maturity of March 31, 2000 that included term loans that bore interest at a base rate plus 0.5% or a eurodollar rate plus 2% and a revolving line of credit that bore interest at a base rate plus 0.25% or a eurodollar rate plus 1.75%. This amount included $20.0 million of indebtedness incurred on March 11, 1998 in connection with payments made to certain employees pursuant to the Company's incentive plans. See "Summary--The Recapitalization."

                                DIVIDEND POLICY

     Neither Holding nor Hudson RCI intends to pay cash dividends with respect to its capital stock in the foreseeable future. Management anticipates that all earnings and other cash resources of Holding and Hudson RCI, if any, will be retained for the operation and expansion of their business and for general corporate purposes. The payment of any future dividends will be at the discretion of Holding's and Hudson RCI's Board of Directors and will depend upon, among other things, their earnings, financial condition, results of operations, level of indebtedness, capital requirements, general business conditions and contractual restrictions on payment of dividends, if any, as well as such other factors as such Board of Directors may deem relevant. Holding and Hudson RCI will be restricted by the terms of the New Credit Facility and the Indenture from paying cash dividends on its capital stock and may in the future enter into loan or other agreements or issue debt securities or preferred stock that restrict the payment of cash dividends on its capital stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Hudson RCI on an actual basis and on an as adjusted basis to give effect to the Recapitalization as if it had occurred on March 27, 1998, and the capitalization of Holding on as an adjusted basis to give effect to the formation of River Holding Corp., investments by FS&Co. and management totaling $63.0 million and the consummation of the Offerings and the Recapitalization. This table should be read in conjunction with Pro Forma Financial Statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

                                                                                 HUDSON RCI                     HOLDING
                                                                      -----------------------------        -----------------
                                                                                           AS                     AS
                                                                           ACTUAL      ADJUSTED(a)              ADJUSTED
                                                                      -----------------------------        -----------------

Current maturities of long-term debt..................................     $ 4,000    $       --(b)             $      --
                                                                           -------    ----------                ---------
Long-term debt:
Notes payable to Bank.................................................      31,000            --(b)                    --
          New Credit Facility.........................................          --        40,000(c)                40,000
Subordinated Notes....................................................          --       115,000(d)               115,000
                                                                           -------    ----------                ---------
 Total long-term debt.................................................      31,000       155,000                  155,000
                                                                           -------    ----------                ---------
Mandatorily redeemable PIK preferred stock, $.01 par value,
 no shares authorized, issued and outstanding, actual;
 2,000,000 shares authorized, 300,000 shares issued and
 outstanding, as adjusted for both Hudson RCI and Holding(e)..........          --        30,000(f)                30,000
Shareholders' equity (deficit):
Common stock, $.01 par value, 15,000,000 shares authorized,
 14,468,720 shares issued and outstanding, actual;
 15,000,000 shares authorized, 7,800,000 shares issued and
 outstanding, as adjusted for Hudson, 15,000,000 shares
 authorized, 6,300,000 issued and outstanding, as adjusted
 for Holding(h)......................................................        3,789        29,752(g)                63,000(i)
          Cumulative translation adjustment...........................        (464)         (464)                      --(i)
          Retained earnings (deficit).................................      20,499            --(g)                    --(i)
                                                                           -------    ----------                ---------
 Total shareholders' equity (deficit).................................      23,824       (30,216)                  63,000
                                                                           -------    ----------                ---------
 Total capitalization.................................................     $58,824      $154,784                 $248,000
                                                                           =======    ==========                =========

_______________
(a) Does not give effect to the obligation of the Company to pay the Continuing Shareholder and former participants in the Equity Participation Plan an aggregate of $5.7 million upon achievement by the Company of certain operating performance targets in fiscal 1998. See "Certain Transactions."
(b) Reflects the repayment of Hudson RCI debt in connection with the Recapitalization.
(c) Reflects the proceeds from the New Credit Facility.
(d) Reflects the proceeds from the issuance of the Subordinated Notes.
(e) The mandatorily redeemable preferred stock provides that, until April 15, 2003, dividends on such preferred stock may be paid, at the election of the Company, in additional shares of such preferred stock, and thereafter must be paid in cash.
(f) Reflects the proceeds from the issuance of Preferred Stock Investment.

(g)  Reflects the following:

                                                                                    RETAINED
                                                                 COMMON STOCK   EARNINGS (DEFICIT)
                                                                 ------------   -----------------
       Proceeds related to the Common Stock Investment.......       $63,000        $
       Elimination of par value of a portion of Continuing           (3,379)
        Shareholder's common stock...........................
       Consideration paid for a portion of Continuing                                 (131,685)
        Shareholder's common stock, net of Continuing
        Shareholder transaction costs........................
       Consideration paid for par value of a portion of                                  3,379
        Continuing Shareholder's common stock................
       Deferred tax asset....................................                           80,350
       Net Equity Participation Plan cost in 1998............                          (61,013)
       Other.................................................                           (4,338)
       Elimination of OxyAir.................................                             (354)
       Reclassification of S corporation accumlated deficit..       (92,808)            92,808
                                                                    -------           --------
       Total adjustments to shareholders' equity.............      $(33,541)          $(20,499)
                                                                   ========           ========

(h) Reflects an increase in the authorized number of common shares of Hudson RCI and a stock split of 245:1 effected prior to the Recapitalization.
(i) Reflects the investment in the Company by Holding and the elimination of historical amounts for transferring adjustments and retained earnings due to purchase accounting.

                               THE EXCHANGE OFFER

PURPOSES OF THE EXCHANGE OFFER

     The Holding Preferred Stock was issued and sold by Holding on April 7, 1998 to Salomon Brothers Inc and BT Alex. Brown Incorporated (collectively, the "Initial Purchasers"), who subsequently resold the Holding Preferred Stock to "qualified institutional buyers" (in reliance on Rule 144A under the Securities
Act). In connection with the issuance and sale of the Holding Preferred Stock, Holding and the Initial Purchasers entered into the Exchange Offer Registration Agreement pursuant to which Holding agreed to use its best efforts to cause a registration statement with respect to the Exchange Offer to become effective within 150 days of April 7, 1998, the date of issuance of the Holding Preferred Stock. However, in the event that (i) applicable interpretations of the staff of the Commission do not permit Holding and the Company to effect such a Registration Statement, (ii) for any other reason the Registration Statement is not declared effective within 150 days after the date of the original issuance of the Holding Preferred Stock or the Exchange Offer is not consummated within 180 days after the original issuance of the Holding Preferred Stock, (iii) under certain circumstances, if the Initial Purchasers so request with respect to Holding Preferred Stock not eligible to be exchanged for Exchange Preferred Stock in the Exchange Offer or (iv) under certain circumstances, any holder of Holding Preferred Stock (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or does not receive freely tradeable Exchange Preferred Stock in the Exchange Offer other than by reason of such holder being an affiliate of Holding or the Company (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the Registration Statement in connection with sales of Exchange Preferred Stock shall not result in such Exchange Preferred Stock being not "freely tradeable"), Holding and the Company will, at their cost, (a) as promptly as practicable, file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Holding Preferred Stock or the Exchange Preferred Stock, as the case may be, (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their best efforts to keep the Shelf Registration Statement effective until two years after the later of (x) the Issue Date (as defined herein) (or until one year after such date if such Shelf Registration Statement is filed at the request of an Initial Purchaser) or (y) the last date on which any Affiliate of Holding or the Company, as applicable, was a beneficial owner of any Holding Preferred Stock.

     The Exchange Offer is being made by Holding to satisfy its obligations pursuant to the Exchange Offer Registration Agreement. The form and terms of the Exchange Preferred Stock are the same as the form and terms of the Holding Preferred Stock in all material respects except that the Exchange Preferred Stock has been registered under the Securities Act and hence does not include certain rights to registration thereunder and does not contain transfer restrictions. Once the Exchange Offer is consummated, Holding will have no further obligations to register any of the Holding Preferred Stock not tendered by the Holders for exchange. See "Risk Factors--Consequences to Non-Tendering Holders of Holding Preferred Stock". A copy of the Exchange Offer Registration Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Based on interpretations by the staff of the Commission set forth in several no-action letters issued to third parties, Holding believes that Exchange Preferred Stock issued pursuant to the Exchange Offer in exchange for Holding Preferred Stock may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no such arrangement with any person to participate in the distribution of such Exchange Preferred Stock. However, Holding does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in a no-action letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. However, any Holder who is an "affiliate" of Holding or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Preferred Stock (i) cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters, (ii) cannot tender its Holding Preferred Stock in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Holding Preferred Stock, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors-- Consequences to Non-Tendering Holders of Holding Preferred Stock."

     In addition, each broker-dealer that receives Exchange Preferred Stock for its own account in exchange for Holding Preferred Stock, where such Holding Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities and not acquired directly from Holding, must acknowledge that it will deliver a copy of this Prospectus in connection with any resale of such Exchange Preferred Stock. See "Plan of Distribution".

     Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other transfer of Exchange Preferred Stock.

TERMS OF THE EXCHANGE OFFER

     General

     Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, Holding will accept any and all Holding Preferred Stock validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Holding will issue one share of Exchange Preferred Stock in exchange for one share of Holding Preferred Stock accepted in the Exchange Offer. Holders may tender some or all of their Holding Preferred Stock pursuant to the Exchange Offer.

     As of April 7, 1998, there were 300,000 shares of Holding Preferred Stock outstanding and one registered Holder of Holding Preferred Stock. This Prospectus, together with the Letter of Transmittal, is being sent to such registered Holder as of _________________, 1998.

     In connection with the issuance of the Holding Preferred Stock, Holding arranged for the Holding Preferred Stock to be issued and transferable in book-entry form through the facilities of DTC, acting as depository. The Exchange Preferred Stock also will be issued and transferable in book-entry form through DTC. See "Description of Exchange Preferred Stock--Book-Entry System."

     Holding shall be deemed to have accepted validly tendered Holding Preferred Stock when, as and if Holding has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Holding Preferred Stock for the purpose of receiving the Exchange Preferred Stock from Holding.

     If any tendered Holding Preferred Stock is not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Holding Preferred Stock will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Holding Preferred Stock who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Holding Preferred Stock pursuant to the Exchange Offer. Holding will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "--Fees and Expenses."

     Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean ________________, 1998, unless Holding in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, Holding will notify the Exchange Agent and the record Holders of Holding Preferred Stock of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such notice may state that Holding is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Holding Preferred Stock is tendered.

     Holding reserves the right to delay accepting any Holding Preferred Stock, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Holding Preferred Stock not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by Holding by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by Holding to constitute a material change, Holding will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and Holding will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to Holders of the Holding Preferred Stock, if the Exchange Offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which Holding may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, Holding shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED DIVIDENDS ON THE EXCHANGE PREFERRED STOCK AND THE HOLDING PREFERRED
STOCK

     Dividends on the Exchange Preferred Stock will accrue at a rate per share of 11 1/2% per annum of the Liquidation Preference thereof. Dividends on the Exchange Preferred Stock will accrue at the rate per share of 11 1/2% per annum of the Liquidation Preference thereof. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to April 15, 2003, dividends may be paid, at Holding's option, by the issuance of additional shares of Exchange Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. It is not anticipated that Holding will pay any dividends in cash for any period ending on or prior to April 15, 2003. Holders whose Holding Preferred Stock is accepted for exchange will receive accrued dividends thereon to, but excluding, the date of issuance of the Exchange Preferred Stock. Such dividends will be paid with the first dividend payment on the Exchange Preferred Stock. Dividends on the Holding Preferred Stock accepted for exchange will cease to accrue upon cancellation of the Holding Preferred Stock and issuance of the Exchange Preferred Stock. Holders of Holding Preferred Stock whose Holding Preferred Stock is not exchanged will receive the accrued dividend payable on October 15, 1998.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by Instruction 4 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Holding Preferred Stock and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Holding Preferred Stock by causing DTC to transfer such Holding Preferred Stock into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Holding Preferred Stock may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in "--Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a Holder will constitute an agreement between such Holder and Holding in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

     The method of delivery of Holding Preferred Stock and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holders. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Holding Preferred Stock should be sent to Holding.

     Only a Holder of Holding Preferred Stock may tender such Holding Preferred Stock in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Holding Preferred Stock is registered on the books of Holding or any other person who has obtained a properly completed bond power from the registered Holder.

     ANY BENEFICIAL HOLDER WHOSE HOLDING PREFERRED STOCK IS REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO CONSENT AND/OR TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS HOLDING PREFERRED STOCK, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE HOLDING PREFERRED STOCK IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Holding Preferred Stock tendered pursuant thereto is tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, which is a member of one of the following recognized signature guarantee programs: (i) the Securities Transfer Agents Medallion Program (STAMP), (ii) the New York Stock Exchange Medallion Signature Program
(MSP) or (iii) the Stock Exchange Medallion Program (SEMP) (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Holding Preferred Stock listed therein, such Holding Preferred Stock must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Holding Preferred Stock.

     If the Letter of Transmittal or any Holding Preferred Stock or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Holding, evidence satisfactory to Holding of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Holding Preferred Stock and withdrawal of tendered Holding Preferred Stock will be determined by Holding in its sole discretion, which determination will be final and binding. Holding reserves the absolute right to reject any and all Holding Preferred Stock not properly tendered or any Holding Preferred Stock Holding's acceptance of which would, in the opinion of counsel for Holding, be unlawful. Holding also reserves the right to waive any defects, irregularities or conditions of tender as to particular Holding Preferred Stock. Holding's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Holding Preferred Stock must be cured within such time as Holding shall determine. Neither Holding, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Holding Preferred Stock, nor shall any of them incur any liability for failure to give such notification. Tenders of Holding Preferred Stock will not be deemed to have been made until such irregularities have been cured or waived. Any Holding Preferred Stock received by the Exchange Agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Holding Preferred Stock, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, Holding reserves the right in its sole discretion to purchase or make offers for any Holding Preferred Stock that remains outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Holding Preferred Stock in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each Holder will represent to Holding that, among other things, the Exchange Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of such Holder's business, that such Holder has no arrangement with any person to participate in the distribution of such Exchange Preferred Stock, and that such Holder is not an "affiliate", as defined under Rule 405 of the Securities Act, of Holding. If the Holder is a broker-dealer that will receive Exchange Preferred Stock for its own account in exchange for Holding Preferred Stock that was acquired as a result of market-making activities or other trading activities and not acquired directly from Holding, such Holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Holding Preferred Stock and (i) whose Holding Preferred Stock is not immediately available, or (ii) who cannot deliver their Holding Preferred Stock, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a) The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery") (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Holding Preferred Stock, the certificate number or numbers of such Holding Preferred Stock and the principal amount of Holding Preferred Stock tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Holding Preferred Stock to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Holding Preferred Stock delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Holding Preferred Stock in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Holding Preferred Stock delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Holding Preferred Stock according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Holding Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Holding Preferred Stock in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Holding Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the Holding Preferred Stock to be withdrawn (including the certificate number or numbers and number of shares of such Holding Preferred Stock), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Holding Preferred Stock was tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Holding Preferred Stock register the transfer of such Holding Preferred Stock into the name of the person withdrawing the tender, and (iv) specify the name in which any such Holding Preferred Stock is to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Holding, whose determination shall be final and binding on all parties. Any Holding Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Preferred Stock will be issued with respect thereto unless the Holding Preferred Stock so withdrawn is validly retendered. Any Holding Preferred Stock which has been tendered but which is not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Holding Preferred Stock may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Holding will not be required to accept for exchange, or exchange Exchange Preferred Stock for, any Holding Preferred Stock not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Holding Preferred Stock, if any of the following conditions exist:

     (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable interpretation of the Commission; or

     (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of Holding, might impair the ability of Holding to proceed with the Exchange Offer; or

     (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the sole judgment of Holding, might materially impair the ability of Holding to proceed with the Exchange Offer.

     If any such conditions exist, Holding may (i) refuse to accept any Holding Preferred Stock and return all tendered Holding Preferred Stock to exchanging Holders, (ii) extend the Exchange Offer and retain all Holding Preferred Stock tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Holding Preferred Stock (see "--Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Holding Preferred Stock which has not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, Holding will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Holding Preferred Stock of such waiver.

     The foregoing conditions are for the sole benefit of Holding and may be asserted by Holding regardless of the circumstances giving rise to any such condition or may be waived by Holding in whole or in part at any time and from time to time in its sole discretion. The failure by Holding at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition to the foregoing conditions, if, because of any change in applicable law or applicable interpretations thereof by the Commission, Holding is not permitted to complete the Exchange Offer, then Holding shall file a Shelf Registration Statement. Thereafter, Holding's obligation to consummate the Exchange Offer shall be terminated.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

      By Registered or Certified Mail:          By Overnight Courier and By Hand after
                                                4:30 p.m.:

      United States Trust Company of New York   United States Trust Company of New York
      P.O. Box 844 Cooper Station               770 Broadway, 13th Floor
      New York, New York 10276                  New York, New York 10003
      Attention:  Corporate Trust Services

      By Hand before 4:30 p.m.:                 By Facsimile:

      United States Trust Company of New York   (212) 780-0592
      111 Broadway                              Attention: Customer Service
      New York, New York 10006
      Attention:  Lower Level                   Confirm by telephone:
                  Corporate Trust Window        (800) 548-6565

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by Holding. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Holding and its affiliates.

     Holding will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Holding, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Holding may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Holding Preferred Stock, and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by Holding, are estimated in the aggregate to be approximately $200,000, and include fees and expenses of the Exchange Agent and United States Trust Company of New York (the "Transfer Agent") and accounting and legal fees.

     Holding will pay all transfer taxes, if any, applicable to the exchange of Holding Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing Exchange Preferred Stock or Holding Preferred Stock for shares not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Holding Preferred Stock tendered, or if tendered Holding Preferred Stock is registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Holding Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

          The Exchange Preferred Stock will be recorded at the same carrying value as the Holding Preferred Stock, which is face value as reflected in Holding's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the Exchange Preferred Stock.

      SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The selected fiscal year end historical financial data has been derived from the audited financial statements of the Company. The selected pro forma financial data has been derived from the pro forma financial statements included elsewhere in this Prospectus and gives effect to the Recapitalization as if it had occurred at the beginning of the period presented with respect to the operating and other financial data, and as of March 27, 1998 with respect to balance sheet data. The financial data for the quarters ended March 28, 1997 and March 27, 1998 and as of March 27, 1998 has been derived from unaudited financial statements included elsewhere in this prospectus. The selected pro forma financial data does not necessarily represent what the Company's financial position and results of operations would have been if these transactions had actually been completed as of the dates indicated, and is not intended to project the Company's financial position or results of operations for any future period. Fiscal years 1993 was a 53 week year and fiscal years 1994, 1995, 1996 and 1997 were 52 week years. The information contained in this table should be read in conjunction with the Company's audited consolidated financial statements and notes thereto at December 27, 1996 and December 26, 1997 and for each of the three years in the period ended December 26, 1997, unaudited financial statements and notes thereto for the quarters ended March 28, 1997 and March 27, 1998 and as of March 27, 1998, and the pro forma consolidated financial statements and notes thereto, included elsewhere in this Prospectus. Pro forma 1997 financial information relating to Holding is not presented because Holding's balance sheet and financial results would have been substantially identical to those of the Company.

                                                                 HUDSON RESPIRATORY CARE INC.
                                 ---------------------------------------------------------------------------------------------

                                                                          FISCAL YEAR
                                 ---------------------------------------------------------------------------------------------
                                                                                                                    PRO FORMA
                                     1993             1994             1995             1996             1997          1997
                                 ------------     ------------     ------------     ------------     ------------   ----------
                                                               (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales.........................  $ 79,111         $ 82,772         $ 86,825         $ 93,842       $ 99,509     $ 99,509
Cost of sales.....................    46,476           47,631           47,582           49,405         51,732       51,732
                                    --------         --------         --------         --------       --------     --------

Gross profit......................    32,635           35,141           39,243           44,437         47,777       47,777
Operating expenses:
Selling expenses..................     7,070            7,499            8,283            8,961          9,643        9,643
Distribution expenses.............     4,743            4,543            4,595            4,829          5,240        5,240
General and administrative
 expenses.........................     9,732           10,426            9,769           11,277         11,456       10,617(c)
Research and development
 expenses.........................     2,880            1,983            2,064            2,253          1,845        1,845
Amortization of purchase price in
  excess of net book value........        --               --               --               --             --           --
                                    --------         --------         --------         --------       --------     ---------
Total operating expenses except
  for provision for equity
  participation plan..............    24,425           24,451           24,711           27,320         28,184       27,345

Provision for equity
  participation plan..............        --               --           11,415            8,249          6,954           --(e)
                                    --------         --------         --------         --------       --------     --------
Operating income..................     8,210           10,690            3,117            8,868         12,639     $ 20,432
Other (income) and expenses:
Interest expense..................     2,253            2,299            2,424            2,177          1,834       15,099(f)
Other (income)/expense............       600              546              811             (463)          (638)        (638)
                                    --------         --------         --------         --------       --------     --------
Total other (income) and expenses.     2,853            2,845            3,235            1,714          1,196       14,461
                                    --------         --------         --------         --------       --------     --------
Income before provision for
  income taxes....................     5,357            7,845             (118)           7,154         11,443        5,971
Provision for income taxes........       181              175              280               73            150        2,389(g)
                                    --------         --------         --------         --------       --------     --------
Net income (loss).................  $  5,176         $  7,670         $   (398)        $  7,081       $ 11,293     $  3,582(h)
                                    ========         ========         ========         ========       ========     ========

OTHER FINANCIAL DATA:
Net cash provided by (used in)
  operating activities............  $ 12,784         $ 12,017         $ 15,939         $ 16,133       $ 19,269
Net cash provided by (used in)
  investing activities............  $ (6,073)        $ (2,607)        $ (6,088)        $(11,354)      $ (3,673)
Net cash provided by (used in)
  financing activities............  $ (5,910)        $ (9,653)        $(11,880)        $ (3,668)      $(16,398)
EBITDA before EPP(i)..............  $ 15,422         $ 17,354         $ 21,205         $ 23,194       $ 25,440     $ 26,279
EBITDA before EPP margin(j).......      19.5%            21.0%            24.4%            24.7%          25.6%        26.4%
Operating margin before EPP(k)....      10.4%            12.9%            16.7%            18.2%          19.7%        20.5%
Depreciation and  amortization(l).  $  7,630         $  7,033         $  6,820         $  6,133       $  5,847     $  7,190(m)
Capital expenditures..............  $  9,112         $  4,898         $  5,850         $  6,395       $  4,659     $  4,659

Ratio of EBITDA before EPP to
  cash interest expense...........       6.8x             7.5x             8.7x            10.7x          13.9x         1.9x(n)
Ratio of total debt to EBITDA
  before EPP......................       2.3x             1.8x             1.2x             1.2x           0.8x         5.9x
Ratio of earnings
  to fixed charges(o).............       2.7x             3.6x             1.0x             3.7x           6.0x         1.3x
Deficiency in earnings to
 cover fixed charges(o)...........
Ratio of earnings to fixed
 charges and preferred
 stock dividends(p)...............       2.7x             3.6x             1.0x             3.7x           6.0x         1.0x
Deficiency in earnings to cover
 fixed charges and preferred stock(p)

BALANCE SHEET DATA:
Working capital...................  $ 18,187         $ 18,926         $ 18,641         $ 24,188       $  6,430
Working capital as adjusted(q)....    20,423           20,588           22,461           26,768         29,960
Total assets......................    66,870           66,576           64,387           76,910         77,554
Total debt........................    35,167           31,607           25,364           28,146         20,250
Shareholders' equity
 (deficit)........................    23,693           25,269           19,112           19,872         22,515

                                                                         HUDSON RESPIRATORY CARE INC.                 RIVER
                                                                ---------------------------------------------      HOLDING CORP.
                                                  RIVER                  QUARTER ENDED (UNAUDITED)                 -------------
                                                HOLDING CORP.                                                      QUARTER ENDED
                                               --------------   ---------------------------------------------      -------------
                                                   PRO                                                PRO           PRO FORMA
                                                  FORMA            MARCH 28,        MARCH 27,        FORMA          MARCH 27,
                                                 1997(a)             1997             1998           1998            1998(a)
                                               ------------     ------------     ------------     -----------      ------------
                                               (UNAUDITED)                                                          (UNAUDITED)
OPERATING DATA:
Net sales......................................  $ 99,509           $ 23,987         $ 24,265           24,265         $ 24,265
Cost of sales..................................    51,794             11,970           13,026(b)        13,026           13,041
                                                 --------           --------         --------         --------         --------

Gross profit...................................    47,715             12,017           11,239           11,239           11,224
Operating expenses:
Selling expenses...............................     9,643              2,331            2,317            2,317            2,317
Distribution expenses..........................     5,240              1,261            1,449            1,449            1,449
General and administrative expenses............    10,632(c)           2,946            3,077(d)         2,905(c)         2,909(c)
Research and development expenses..............     1,845                418              474              474              474
Amortization of purchase price in
 excess of net book value......................     5,128                 --               --               --            1,270
                                                 --------           --------         --------         --------         --------
Total operating expenses except for
  provision for equity participation plan......    32,488              6,956            7,317            7,145            8,419

Provision for equity participation plan........        --(e)           1,966            1,974               --(e)            --(e)
                                                 --------           --------         --------         --------         --------
Operating income...............................    15,227              3,095            1,948            4,094            2,805
Other (income) and expenses:
Interest expense...............................    15,099(f)            (505)            (419)          (3,774)(f)       (3,774)(f)
Other (income)/expense.........................      (638)               650               (8)              (8)              (8)
                                                 --------           --------         --------         --------         --------
Total other (income) and expenses..............    14,461                145             (427)          (3,782)          (3,782)
                                                 --------           --------         --------         --------         --------
Income before provision for income taxes.......       766              3,240            1,521              312             (977)
Provision for income taxes.....................      (307)(g)             45               23              125             (391)
                                                 --------           --------         --------         --------         --------
Net income (loss)..............................  $    459           $  3,195         $  1,498         $    187         $   (586)
                                                 ========           ========         ========         ========         ========

OTHER FINANCIAL DATA:
Net cash provided by (used in)
  operating activities............                                  $  7,422         $(13,586)
Net cash provided by (used in)
  investing activities............                                  $    951         $   (771)
Net cash provided by (used in)
  financing activities............                                  $ (6,615)        $ 14,740
EBITDA before EPP(i)...........................  $ 26,202           $  6,489         $  5,419         $    5,591       $  5,572
EBITDA before EPP margin(j)....................      26.3%              27.1%            22.3%              23.0%          23.0%
Operating margin before  EPP(k)................      15.3%              21.1%            16.2%              16.9%          11.6%
Depreciation and amortization(l)...............  $ 12,318(m)        $  1,444         $  1,497         $    2,878(m)    $  5,492(m)
Capital expenditures...........................  $  4,659           $    112         $    701         $      701       $    701
Ratio of EBITDA before EPP
  to cash interest expense.....................       1.9x(n)
Ratio of total debt to EBITDA before EPP.......       6.0x
Ratio of earnings to fixed charges(o)..........       1.0x               6.3x             3.8x               1.1x
Deficiency in earnings to
 cover fixed charges(o)........................                                                                        $   (977)
Ratio of earnings to fixed charges
  and preferred stock dividends(p).............                          6.3x             3.8x
Deficiency in earnings to cover
  fixed charges and preferred stock(p).........  $ (5,787)                                            $   (1,127)      $ (2,416)

BALANCE SHEET DATA:
Working capital................................                                      $ 24,857         $   26,059       $ 26,059
Working capital as adjusted(q).................                                        28,123             25,363         25,363
Total assets...................................                                        73,602            165,178        258,394
Total debt.....................................                                        35,000            155,000        155,000
Shareholders' equity (deficit).................                                        23,824            (30,216)        63,000

                                                     footnotes on following page

______________________
(a) Represents the pro forma financial statements of the Company adjusted to (1) include the accounts of River Holding Corp., and (2) the purchase accounting effects of the investment by River Holding Corp.
(b) For a discussion of the change in cost of goods sold, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Three Months Ended March 27, 1998 Compared to Three Months Ended March 28, 1997."
(c) Pro forma general and administrative expense reflects the following (amounts in thousands):

                                                                        DECEMBER 26,    MARCH 27,
                                                                            1997           1998
                                                                        -----------     ----------
    Actual general and administrative expense........................        $11,456       $3,077
    Elimination of Continuing Shareholder salary, bonus and fringe
     benefits(1).....................................................           (455)         (87)
    Elimination of expenses related to OxyAir(2).....................           (384)         (85)
                                                                          ----------   ----------
    Total............................................................        $10,617       $2,905
                                                                          ==========   ==========

    ______________________
    (1) The Company will not continue to pay Continuing Shareholder salary, bonus and related fringe benefits. The adjustment is to eliminate such expenses.
    (2) Reflects the elimination of expense related to OxyAir since OxyAir was transferred to the Continuing Shareholder.

(d) Includes $0.3 million of legal fees related to patent litigation in which the Company was granted favorable summary judgment during the quarter ended March 27, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Three Months Ended March 27, 1998 Compared to Three Months Ended March 28, 1997."

(e) Reflects the elimination of the Equity Participation Plan. For purposes of compliance with the Indenture, the Company's Consolidated Net Income and EBITDA will not be reduced by the amount of any contingent payments made by the Company to former participants in the Equity Participation Plan. Additional payments to former plan participants will be expensed as earned by the Company. Additional payments made by Holding, including amounts to be paid to the former plan participants, will be recorded as additional purchase price in the financial statements of Holding. See "Summary--The Recapitalization" and "Certain Transactions."
(f) Pro forma interest expense, including amortization of deferred financing fees related to the Recapitalization consists of the following (amounts in thousands):

                                                                        DECEMBER 26,    MARCH 27,
                                                                            1997          1998
                                                                        -----------     ---------
    Interest expense on bank facility at an assumed composite interest
     rate of 8.00%.......................................................   $ 3,200      $  800
    Interest expense on Senior Subordinated Notes at an interest rate
     of 9.125%...........................................................    10,494       2,623
    Amortization of deferred finance fees(1).............................     1,405         351
                                                                          ---------    --------
    Total................................................................   $15,099      $3,774
                                                                          ==========   ==========

    ______________________
    (1) Amortization of deferred debt financing costs relating to the Recapitalization are excluded from the calculation of Hudson RCI's Consolidated Interest Coverage Ratio under the Indenture.

(g) Reflects the income tax effect of the net changes described above, using an effective tax rate of 40%.

(h) For purposes of compliance with the Indenture, the Company's Consolidated Net Income will not be reduced by the amount of any contingent payments made by the Company to former participants in the Equity Participation Plan. See "Summary--The Recapitalization" and "Certain Transactions."

(i) EBITDA before EPP represents income before depreciation and amortization, interest expense, income tax expense and charges related to the Equity Participation Plan, which was terminated upon consummation of the Recapitalization. The Company has excluded payments under the Equity Participation Plan to present comparable figures for all historical periods presented. EBITDA before EPP is not a measure of performance under generally accepted accounting principles, and should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. The Company has included information concerning EBITDA before EPP as one measure of an issuer's historical ability to service debt.

    In addition, certain covenants in the Indenture are based upon a calculation analogous to EBITDA before EPP. EBITDA before EPP should not be considered as an alternative to, or more meaningful than, income from operations or cash flow as an indication of the Hudson RCI's operating performance. For purposes of compliance with the Indenture, the Company's Consolidated Net Income and EBITDA will not be reduced by payments made pursuant to the Equity Participation Plan or by the amount of any contingent payments made by the Company to former participants in the Equity Participation Plan. See "Summary--The Recapitalization" and "Certain Transactions."

(j) Represents ratio of EBITDA before EPP to net sales.

(k) Represents ratio of Operating income before EPP to net sales.

(l) Includes amortization of deferred financing fees of $0.4 million in 1993, $0.4 million in 1994, $0.1 million in 1995 and $0.1 million in 1996, which should be excluded from depreciation and amortization in calculating EBITDA before EPP since such fees are reflected below the operating income line.

(m) Actual 1997 amortization of deferred financing fees has been replaced with pro forma non-cash amortization of deferred financing fees of approximately $1.4 million associated with the Recapitalization. Actual amortization for the quarter ended March 27, 1998 has been replaced by pro forma amortization of $0.4 million associated with the Recapitalization. For River Holding Corp., amortization of the purchase price in excess of net book value is also included.

(n) Excludes approximately $1.4 million of non-cash amortization expense for 1997 related to deferred debt financing costs relating to the Recapitalization. This amount is also excluded from the calculation of Hudson RCI's Consolidated Interest Coverage Ratio under the Indenture.

(o) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor.

(p) For the purpose of determining the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor. Preferred stock dividends, consisting of amounts to be paid-in-kind, are also included in the pro forma fixed charge amounts. Preferred stock dividends have been "grossed up" to a pre-income tax basis to provide comparability to other components of the ratio.

(q) Working capital as adjusted represents current assets, excluding cash, less current liabilities, excluding the current portion of long-term debt. Actual 1997 current liabilities excludes the management bonus liability of $20.0 million. See Note 7(c) to Consolidated Financial Statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As Holding is a holding company with no operations, the following discussion relates to Hudson RCI. The following discussion of the Company's consolidated historical results of operations and financial condition should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus. The following discussion and analysis covers periods before completion of the Recapitalization. See "Risk Factors" and Pro Forma Consolidated Financial Statements for a further discussion relating to the effect that the transactions described herein may have on the Company.

RECENT DEVELOPMENTS AND OUTLOOK

     The Company is a leading manufacturer and marketer of disposable medical products utilized in the respiratory care and anesthesia segments of the domestic and international health care markets. The Company's principal products include oxygen masks, humidification systems, nebulizers, cannulae and tubing. In the United States, the Company markets its products to a variety of health care providers, including hospitals and alternate site service providers such as outpatient surgery centers, long-term care facilities, physician offices and home health care agencies. Internationally, the Company sells its products to distributors who market to hospitals and other health care providers. In 1997, 63.6% of the Company's net sales were generated from the domestic hospital market, 19.1% from the export market, 14.7% from alternate site provider market and 2.7% from OEM and other markets. The Company's products are sold to over 2,500 distributors and alternate site service providers throughout the United States and in more than 75 countries worldwide.

     The Company has reported increased annual net sales and EBITDA before EPP (the calculation used in certain material financial covenants in the Certificate of Designation, the New Credit Facility and the Indenture) in each year since 1990. Net sales increased from $79.1 million in fiscal 1993 to $99.5 million in fiscal 1997, representing a compound annual growth rate of 5.9%. From fiscal 1993 to 1997, the Company's operating income increased from $8.2 million to $12.6 million, representing a compound annual growth rate of 11.4%. From fiscal 1993 to fiscal 1997, the Company's EBITDA before EPP increased from $15.4 million to $25.4 million, representing a compound annual growth rate of 13.3%. The more rapid increase in operating income and in EBITDA before EPP relative to net sales is the result of improvements in operating income as a percentage of net sales from 10.4% in fiscal 1993 to 12.7% in fiscal 1997 and in EBITDA before EPP as a percentage of sales from 19.5% in fiscal 1993 to 25.6% in fiscal 1997. These margin improvements were achieved during a period of heightened cost containment affecting the health care market generally. See "Business--Industry Overview." The Company attributes its ability to increase profit margins to its commitment to cost reduction and operating efficiency. See "--Liquidity and Capital Resources" for a discussion of certain cash flow information of the Company.

     Consistent with the Company's business strategy, the Company has increased its net sales and improved its position within the disposable health care products market in recent years by increasing its respiratory care product offering, introducing disposable products for the anesthesia health care market, expanding its presence in international markets and establishing a position in the growing alternate site market.

     Through consistent product development efforts, the Company continuously evolves and improves its product offering to fully serve the respiratory care market. In addition to the respiratory care market, the Company developed and introduced disposable products for the anesthesia market starting in 1995. Since that time, sales of anesthesia products have increased and in 1997 contributed $6.5 million in net sales. Net sales from new respiratory and anesthesia products introduced since 1992 represented approximately 18% of the Company's total net sales in fiscal 1997. In 1994, the Company established a sales force dedicated to sales of the Company's products to international markets. The international sales effort has focused largely on major and growing markets for the Company's products. In fiscal 1997, the Company's products were sold to health care providers and distributors in more than 75 international markets representing $19.0 million in net sales. See Note 8 to Consolidated Financial Statements. With the increasing trend toward providing health care outside of traditional hospital settings and the rapid growth of alternate site health care providers, the Company established in 1995 an independent sales force dedicated to this market. Sales of products to alternate site distributors and/or health care providers represented approximately $14.6 million in net sales in fiscal 1997. The Company has targeted the international, alternate site and anesthesia markets as key components for future growth.

     The Company's results of operations may fluctuate significantly from quarter to quarter as a result of a number of factors, including, among others, the buying patterns of the Company's distributors, GPOs and other purchasers of the Company's products, forecasts regarding the severity of the annual cold and flu season, announcements of new product introductions by the Company or its competitors, changes in the Company's pricing of its products and the prices offered by the Company's competitors, rate of overhead absorption due to variability in production levels and variability in the number of shipping days in a given quarter.

     The Company anticipates that results for the second quarter of 1998 will be adversely impacted primarily by two factors. Domestically, the Company has experienced a continued decline in sales to the Premier GPO as a result of Premier having entered into a sole distributor agreement in 1997 with one of the Company's competitors. Internationally, sales have been adversely impacted by the discontinuance of a distribution-related strategic alliance in Germany with an international health care supplier. To a lesser degree, international sales have also been affected by certain United Kingdom-based distributors' early implementation of the new labeling requirements for the common European ("CE") market, which has caused a delay in certain sales, and a European distributor being acquired, resulting in the consolidation of warehouses and inventory. The Company is now compliant with CE labeling requirements on substantially all of its products and believes the warehouse consolidation issue to be short term in nature. As a result of these factors, the Company was not in compliance with certain covenants under the New Credit Facility, so certain of the financial covenants in the New Credit Facility were amended.

     On April 7, 1998, the Company consummated the Recapitalization. The Recapitalization consisted of (i) the merger of River Acquisition Corp., a wholly-owned subsidiary of Holding, with and into Hudson RCI, with Hudson RCI surviving as a majority-owned subsidiary of Holding, (ii) a $93.0 million investment by Holding in Hudson RCI, made up of the $63.0 million Common Stock Investment and the $30.0 million Preferred Stock Investment, (iii) the $115.0 million Subordinated Notes Offering, (iv) the $30.0 million Preferred Stock Offering, and (v) the $100.0 million New Credit Facility. See "Summary--The Recapitalization." Immediately following consummation of the Recapitalization, FS&Co. owned approximately 87.3% of the outstanding common stock of Holding. The Company and the shareholders that received distributions in the Recapitalization made an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the Recapitalization as an asset purchase for tax purposes, which will have the effect of significantly increasing the basis of the Company's assets, thus increasing depreciation and amortization expenses and other deductions for tax purposes and reducing the Company's taxable income in 1998 and subsequent years. For Holding purposes, the acquisition will be accounted for under the purchase method. Because less than "substantially all" of the common stock of the Company, as defined in SEC Staff Accounting Bulletin Topic 5J, was acquired, the purchase price need not be pushed down to the accounts of the Company. Accordingly, the Recapitalization resulted in no change in the basis of the Company's assets and liabilities. The effect of the Recapitalization, as if the transaction had occurred as of certain earlier dates, is presented in Unaudited Pro Forma Financial Statements.

RESULTS OF OPERATIONS

     The following tables set forth, for the periods indicated, certain income and expense items expressed in dollars and as a percentage of the Company's net sales.

                                                                                                      QUARTER ENDED
                                                                          FISCAL YEAR                  (UNAUDITED)
                                                                  -----------------------------     ------------------
                                                                                                    MARCH       MARCH
                                                                                                      28,         27,
                                                                   1995       1996       1997        1997        1998
                                                                  -------    ------     -------     -------    -------
                                                                                 (dollars in thousands)
          Net sales...........................................    $86,825    $93,842    $99,509     $23,987    $24,265
          Cost of sales.......................................     47,582     49,405     51,732      11,970     13,026
                                                                  -------    -------    -------     -------    -------
            Gross profit......................................     39,243     44,437     47,777      12,017     11,239
          Selling expenses....................................      8,283      8,961      9,643       2,331      2,317
          Distribution expenses...............................      4,595      4,829      5,240       1,261      1,449
          General and administrative expenses.................      9,769     11,277     11,456       2,946      3,077
          Research and development expenses...................      2,064      2,253      1,845         418        474
          Provision for equity participation plan.............     11,415      8,249      6,954       1,966      1,974
                                                                  -------    -------    -------     -------    -------
          Total operating expenses............................     36,126     35,569     35,138       8,922      9,291
                                                                  -------    -------    -------     -------    -------
          Operating income....................................      3,117      8,868     12,639       3,095      1,948
          Add back: Provision for equity participation plan...     11,415      8,249      6,954       1,966      1,974
                                                                  -------    -------    -------     -------    -------
          Operating income before provision for equity
           participation plan.................................    $14,532    $17,117    $19,593     $ 5,061    $ 3,922
                                                                  =======    =======    =======     =======    =======

                                                                        FISCAL YEAR              QUARTER ENDED
                                                                  -----------------------    -----------------------
                                                                                             MARCH 28,    MARCH 27,
                                                                   1995     1996     1997       1997        1998
                                                                   -----    ----     ----    ---------    ---------
          Net sales...........................................   100.0%   100.0%   100.0%    100.0%        100.0%
          Cost of sales.......................................    54.8     52.6     52.0      49.9          53.7
                                                                 -----    -----    -----     -----         -----
            Gross profit......................................    45.2     47.4     48.0      50.1          46.3
          Selling expenses....................................     9.5      9.5      9.7       9.7           9.5
          Distribution expenses...............................     5.3      5.1      5.3       5.3           5.9
          General and administrative expenses.................    11.3     12.0     11.5      12.2          12.7
          Research and development expenses...................     2.4      2.4      1.9       1.7           1.9
          Provision for equity participation plan.............    13.1      8.8      7.0       8.2           8.1
                                                                 -----    -----    -----     -----         -----
          Total operating expenses............................    41.6     37.9     35.3      37.2          38.3
                                                                 -----    -----    -----     -----         -----
          Operating income....................................     3.6      9.4     12.7      12.9           8.0
          Add back: Provision for equity participation plan...    13.1      8.8      7.0       8.2           8.1
                                                                 -----    -----    -----     -----         -----
          Operating income before provision for equity
           participation plan.................................    16.7%    18.2%    19.7%     21.1%         16.2%
                                                                 =====    =====    =====     =====         =====

Three Months Ended March 27, 1998 Compared to Three Months Ended March 28, 1997

     Net sales, reported net of accrued rebates, were $24.3 million in the first quarter of 1998, an increase of $0.3 million over the same quarter in 1997. This was due primarily to growth of $1.7 million or 36.0% in international sales, primarily due to increases in unit volume. Alternate site sales also increased by $0.3 million or 9.2% due to increases in unit volume. Partially offsetting these gains was a decrease in domestic sales of $1.7 million or 11.0% due primarily to a relatively light flu season in the first quarter of 1998 compared to 1997.

     The Company's gross profit margin for the first quarter of 1998 was $11.2 million, a decline of $0.8 million or 6.4% from the first quarter of 1997. As a percentage of net sales, the Company's gross profit margin was 46.3% in the first quarter of 1998 compared to 50.1% in the first quarter of 1997. This decline was largely due to the under absorption of overhead resulting from the Company's efforts to reduce inventory levels in combination with a relatively consistent level of sales volume. On an interim basis, the Company allocates actual manufacturing costs between cost of sales and inventory based on actual production levels. This methodology causes volatility in margins as production levels fluctuate. The Company decreased production and reduced inventories by $0.6 million in the first quarter of 1998 compared to an increase of in inventories $1.6 million in the first quarter of 1997. The decline in inventories caused approximately $1.0 million of additional overhead to be charged to cost of sales in the first quarter of 1998.

     Selling expense, consisting primarily of sales force salaries, was $2.3 million for the first quarter of 1998, a decrease of $14,000 over the first quarter of 1997. As a percentage of net sales, selling expense decreased to 9.5% for the first quarter of 1998 from 9.7% for the first quarter of 1997.

     Distribution expenses, consisting primarily of freight charges from the Company's warehouses to its domestic customers, was $1.4 million for the first quarter of 1998, an increase of $0.2 million or 14.9% over the first quarter of 1997. This was primarily due to increased freight rates.

     General and administrative expenses consist primarily of salaries and other expenses for corporate management, finance, accounting, regulatory and human resources. General and administrative expenses for the first quarter of 1998 were $3.0 million, an increase of $0.1 million or 4.5% over the first quarter of 1997. As a percentage of net sales, general and administrative expenses increased to 12.7% for the first quarter of 1998 from 12.2% for the first
quarter of 1997.   General and administrative expenses increased in absolute
terms as a result of approximately $320,000 in Company legal fees relating to patent litigation in which the Company was granted favorable summary judgment during the first quarter of 1998. The increase was partially offset by cost reductions resultant from the Company's continued cost containment efforts.

     Research and development expenses for the first quarter of 1998 were $474,000, a decrease of $56,000 or 13.4% from the first quarter of 1997.

     The provision for the Equity Participation Plan ("EPP") consists of accrued expenses for payments to be made to certain executives under the EPP. In the first quarter of 1998, the accrued expense was $2.0 million and includes approximately $0.4 million in employer payroll taxes relating to the $20.0 million distribution made on March 13, 1998. The EPP was terminated upon consummation of the Recapitalization and replaced with an executive stock purchase plan and stock option plan. At the time of the Recapitalization, an additional $68.3 million was paid out under the EPP.

     Interest expense was $0.4 million for the first quarter of 1998, a decrease of $0.1 million or 17%. This decrease was due to lower average debt levels during the first quarter of 1998.

Year Ended December 26, 1997 Compared to Year Ended December 27, 1996

     Net sales for 1997 were $99.5 million, an increase of $5.7 million or 6.0% over 1996. The increase in net sales was primarily due to increased international and alternate site sales due to increases in unit volume, which was partially offset by a slight decrease in average selling price. For the year, international sales were $19.0 million, an increase of $2.9 million or 18.2% over 1996, and alternate site sales were $14.6 million, an increase of $1.7 million or 13.1% over 1996. Sales to Southeast Asia were adversely affected in 1997 due to economic conditions in the region and the outlook for sales in the region is uncertain in the near term. Approximately 30% of the Company's 1997 total net sales were to a single distributor.

     The Company's gross profit for 1997 was $47.8 million, an increase of $3.3 million or 7.5% over 1996. As a percentage of net sales, the Company's gross profit increased to 48.0% in 1997 from 47.4% in 1996. The Company has been able to improve its gross profit margin primarily by transferring additional assembly operations to its lower cost operation in Ensenada, Mexico, automating and upgrading the manufacturing process for the Company's products, particularly oxygen masks, and continued cost containment efforts relating to the Company's overhead structure.

     Selling expense was $9.6 million for 1997, an increase of $0.7 million or 7.6% over 1996. As a percentage of net sales, selling expense increased to 9.7% in 1997 from 9.5% in 1996. Selling expense increased primarily as a result of increased employee compensation related to increased sales commissions and performance compensation in connection with the increase in net sales. In particular, sales commissions increased in connection with sales of selected products targeted by the Company's commission incentive program. Selling expense also increased as a result of fees paid to certain distributors in connection with special promotional programs.

     Distribution expense was $5.2 million for 1997, an increase of $0.4 million or 8.5% over 1996. This increase was due to increased sales volume. As a percentage of net sales, distribution expense increased to 5.3% in 1997 from 5.1% in 1996. Freight charges relating to international sales are generally paid by the distributor.

     General and administrative expenses for 1997 were $11.5 million, an increase of $0.2 million or 1.6% over 1996. As a percentage of net sales, general and administrative expenses decreased to 11.5% in 1997 from 12.0% in 1996 as a result of the Company's continued cost containment efforts. General and administrative expenses increased in absolute terms as a result of salary and facility maintenance expense increases and upgrade of the Company's management information systems.

     Research and development expenses for 1997 were $1.8 million, a decrease of $0.4 million or 18.1% from 1996. This decrease was the result of reduced head count and outside consulting fees. The Company's research and development efforts include expenditures intended to provide improved products to its customers and to upgrade its manufacturing processes. Management expects 1998 research and development expenses to continue at 1997 levels.

     The provision for the EPP consisted of accrued expense of $7.0 million in 1997, as compared with $8.2 million in 1996, reflecting the total termination liability under the EPP at the end of 1997 and 1996, respectively. The EPP was terminated upon consummation of the Recapitalization and replaced with an executive stock purchase plan. See "Management--Stock Purchase Plan."

     Interest expense for 1997 was $1.8 million, a decrease of $0.3 million or 15.8% from 1996, primarily as a result of lower average outstanding debt balances during 1997 as compared to 1996. Following the Recapitalization, the Company will have substantially higher interest expenses. See "--Liquidity and Capital Resources" and Pro Forma Consolidated Financial Statements.

     Prior to the Recapitalization, the Company was a Subchapter S corporation and was not subject to federal income tax. Effective with the Recapitalization the Company terminated S corporation status and is taxed as a Subchapter C corporation.

Year Ended December 27, 1996 Compared to Year Ended December 29, 1995

     Net sales for 1996 were $93.8 million, an increase of $7.0 million or 8.1% over 1995. The increase in net sales was primarily due to growth in international sales volume. Net sales were also positively impacted due to the Company completing its first full year of sales of its anesthesia product line and increased sales of that product line, which was introduced during 1995. Unit increases were partially offset by price decreases, largely due to changes in GPO affiliations among health care providers.

     The Company's gross profit for 1996 was $44.4 million, an increase of $5.2 million or 13.2% over 1995. As a percentage of net sales, gross profit increased to 47.4% in 1996 from 45.2% in 1995. The increase in the Company's gross profit margin is primarily attributable to increased utilization of the Company's lower cost manufacturing operations in Ensenada, Mexico, automating and upgrading the manufacturing processes for the Company's products and cost containment efforts relating to the Company's overhead structure.

     Selling expense for 1996 was $9.0 million, an increase of $0.7 million or 8.2% over 1995, and was unchanged as a percentage of net sales from 1995 to 1996. Selling expense increased primarily as a result of increased employee compensation related to increased sales commissions and performance compensation in connection with the increase in net sales.

     Distribution expense for 1996 was $4.8 million, an increase of $0.2 million or 5.1% over 1995 due to increased sales volume. As a percentage of net sales, distribution expense decreased to 5.1% in 1996 from 5.3% in 1995.

     General and administrative expenses for 1996 were $11.3 million, an increase of $1.5 million or 15.4% over 1995. As a percentage of net sales, general and administrative expenses increased to 12.0% in 1996 from 11.3% in 1995. General and administrative expenses increased as a result of the amortization of intangible assets acquired in connection with the acquisition of a passive humidification product line in 1996. In 1995 the Company's general and administrative expenses were lowered by a one-time credit of $0.3 million relating to a workers' compensation program dividend.

     Research and development expenses for 1996 were $2.3 million, an increase of $0.2 million or 9.2% over 1995.

     The Company's provision for the EPP consisted of an accrued expense of $8.2 million in 1996 compared to $11.4 million in 1995, reflecting the total termination liability under the EPP at the end of 1996 and 1995, respectively. The EPP was amended and restated in 1995 and the expense for 1995 reflected the full value of the termination liability. In 1996 the expense was due to the Company's increased net income.

     Interest expense for 1996 was $2.2 million, a decrease of $0.2 million or 10.2% from 1995, primarily as a result of lower average outstanding debt balances during 1996 as compared to 1995.

QUARTERLY RESULTS OF OPERATIONS

     The following table presents the unaudited quarterly net sales and EBITDA before EPP for each of the Company's fiscal quarters in its fiscal years 1996 and 1997. In the opinion of the Company's management, this quarterly information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this Prospectus and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the unaudited quarterly results set forth herein. The Company's quarterly results have in the past been subject to seasonal and other fluctuations, and thus the operating results for any quarter are not necessarily indicative of results for any future period.

                                         1996                                           1997
                   --------------------------------------------    -----------------------------------------------
                     FIRST      SECOND       THIRD      FOURTH       FIRST      SECOND       THIRD          FOURTH
                    QUARTER     QUARTER     QUARTER     QUARTER     QUARTER     QUARTER     QUARTER         QUARTER
                   --------    --------    --------    --------    --------    ---------    --------       --------
                                                        (DOLLARS IN THOUSANDS)
Net sales.......    $24,143     $21,271     $21,566     $26,862     $23,987     $25,106     $21,813         $28,603
Operating
  income........      2,513         840       2,357       3,158       3,384       3,161       2,142           3,953
EBITDA before
  EPP...........      6,278       4,449       5,539       6,928       6,526       6,397       5,103           7,414


                                         1996                                           1997
                   --------------------------------------------    -----------------------------------------------
                     FIRST      SECOND       THIRD      FOURTH       FIRST      SECOND       THIRD          FOURTH
                    QUARTER     QUARTER     QUARTER     QUARTER     QUARTER     QUARTER     QUARTER         QUARTER
                   --------    --------    --------    --------    --------    ---------    --------       --------
                                                      (PERCENT OF ANNUAL TOTAL)
Net sales.......       25.7%       22.7%       23.0%       28.6%       24.1%       25.2%       21.9%           28.8%
Operating
  income........       28.3         9.5        26.6        35.6        26.8        25.0        16.9            31.3
EBITDA before
  EPP...........       27.1        19.2        23.9        29.8        25.7        25.1        20.1            29.1

     The Company's results of operations exhibit some measure of seasonality. Generally, the Company's sales and EBITDA before EPP are higher in the first and fourth quarters and lower in the second and third quarters. This is due primarily to the higher incidence of breathing ailments, such as colds and flu, during the winter months, which results in increased hospitalization and respiratory care, especially among higher-risk individuals, such as infants and the elderly. Fourth quarter sales are generally the Company's highest, as distributors increase inventory in anticipation of the cold and flu seasons. First quarter results are generally affected by the length and severity of flu seasons. Management believes that the fourth quarter of 1996 and the first half of 1997 benefitted from an unusually strong flu season.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary sources of liquidity are cash flow from operations and borrowing under its working capital facility. Cash provided by operations totaled $15.9 million, $16.1 million and $19.3 million in 1995, 1996 and 1997, respectively, and increased in each year during this period due to the Company's increased sales volume and improved operating margins. Cash provided by operations before EPP payments totalled $7.4 million in the quarter ended March 28, 1997 and $6.8 million in the quarter ended March 27, 1998. The Company made cash payments under the EPP of $20.4 million in the quarter ended March 27, 1998. The Company had operating working capital, excluding cash and short-term debt, of $22.5 million, $26.8 million and $10.0 million as of the end of fiscal 1995, 1996 and 1997, respectively, and $24.6 million and $28.1 million at March 28, 1997 and March 27, 1998, respectively. Inventories were $12.8 million, $14.0 million and $16.6 million as of the end of fiscal 1995, 1996 and 1997, respectively, and $15.1 million and $15.9 million at March 28, 1997 and March 27, 1998, respectively. In order to meet the needs of its customers, the Company must maintain inventories sufficient to permit same-day or next-day filling of most orders. Such inventories are higher than those that would be required for delayed filling of orders, thus adversely impacting liquidity. Over time, the Company expects its level of inventories to increase as the Company's sales in the international market increase. Accounts receivable, net of allowances, were $17.2 million, $20.7 million and $21.3 million at the end of fiscal 1995, 1996 and 1997, respectively, and $16.6 million and $18.7 million at March 28, 1997 and March 27, 1998, respectively. The average number of days sales in accounts receivable outstanding was approximately 77 days for 1997, compared to 74 days for 1996. The Company offers 30 day credit terms to its U.S. hospital distributors. Alternate site and international customers typically receive 60 to 90 day terms and, as a result, as the Company's alternate site and international sales have increased, the amount and aging of its accounts receivable have increased. As a result, the Company anticipates that the amount and aging of its accounts receivable will continue to increase. The Company is exploring the utilization in 1998 or 1999 of a distribution warehouse outside of the United States. While this will have the effect of increasing the Company's investment in inventories, it may also result in lower international accounts receivable than would otherwise be the case because customers will receive products, and consequently pay for them, more quickly.

     Net cash used in investing activities was $6.1 million, $11.4 million and $3.7 million in 1995, 1996 and 1997, respectively. Primary uses of these funds were to finance the acquisition of the passive humidification product line in 1996 and capital expenditures. Capital expenditures, consisting primarily of new manufacturing equipment purchases and expansion of the Ensenada facility, totaled $5.9 million, $6.4 million and $4.7 million in 1995, 1996 and 1997, respectively. The decrease in 1997 resulted from temporary delays in projects that the Company anticipates will be completed in 1998. During the quarter ended March 28, 1997 net cash provided by investing activities was $951,000, reflecting proceeds from the sale of property. During the quarter ended March 27, 1998, net cash used in investing activities was $771,000, primarily for capital expenditures. The Company currently estimates that capital expenditures will be approximately $6.0 million in each of 1998 and 1999, consisting primarily of additional and replacement manufacturing equipment and new heater placements.

     Net cash used in financing activities was $11.9 million, $3.7 million and $16.4 million in 1995, 1996 and 1997, respectively, which consisted primarily of repayment of debt and shareholder distributions principally to pay taxes on income passed through by the Company. During the quarter ended March 28, 1997, net cash used in financing activities was $6.6 million, consisting primarily of repayment of debt and shareholder distributions. During the quarter ended March 27, 1998, net cash provided by financing was $14.7 million reflecting net borrowing by the Company. The Company's long term debt at March 27, 1998 consisted of $31.0 million of bank indebtedness, which was refinanced in connection with the Recapitalization.

     The Company has outstanding $155.0 million of indebtedness, consisting of $115.0 million of Subordinated Notes and borrowings of $40.0 million under the New Credit Facility. The New Credit Facility consists of a $40.0 million Term Loan Facility (all of which was funded in connection with the Recapitalization) and a $60.0 million Revolving Loan Facility. The Subordinated Notes bear interest of 9 1/8% per annum, payable semiannually, and require no principal repayments until maturity. See "Description of the Subordinated Notes." The Term Loan Facility matures on the sixth anniversary of the initial borrowing and requires principal repayments of between $3.0 million and $11.5 million each year until maturity, commencing on June 30, 1999. The Revolving Loan Facility matures on the sixth anniversary of the initial borrowing and bears interest based on a spread over either a eurodollar or base rate. See "Description of New Credit Facility."

     In connection with the Recapitalization, Hudson RCI issued 300,000 shares of its 11 1/2% Senior PIK Preferred Stock due 2010 with an aggregate liquidation preference of $30.0 million (the "Mirror Preferred Stock") which has terms and provisions materially similar to those of the Exchange Preferred Stock. At the election of Hudson RCI, dividends may be paid in kind until April 15, 2003 and thereafter must be paid in cash. See "Description of the Exchange Preferred Stock--Mirror Preferred Stock."

     Holding is a holding company and will rely on dividends from Hudson RCI as its primary source of liquidity. Holding does not have and in the future will not have any assets other than the capital stock of Hudson RCI. The ability of Hudson RCI to pay cash dividends to Holding when required is restricted by law and restricted or prohibited under the terms of Hudson RCI's debt instruments, including the New Credit Facility. No assurance can be made that Hudson RCI will be able to pay cash dividends to Holding when required on the Mirror Preferred Stock. See "Risk Factors--Holding's Ability to Pay Dividends; Holding Company Structure."

     The Company believes that, based on current levels of operations and anticipated growth, its cash from operations, together with other available sources of liquidity, including borrowings available under the Revolving Loan Facility, will be sufficient over the next several years to fund anticipated capital expenditures and acquisitions and to make required payments of principal and interest on its debt, including payments due on the Subordinated Notes and obligations under the New Credit Facility. The Company intends to selectively pursue strategic acquistions, both domestically and internationally, to expand its product line, improve its market share positions and increase cash flows. Financing for such acquisitions is available, subject to limitations, under the New Credit Facility. Any significant acquisition activity by the Company in excess of such amounts would require additional capital, which could be provided through capital contributions or debt financing. The Company has no commitments for such acquisition financing and to the extent financing is unavailable, acquisitions may be delayed or not completed.

YEAR 2000 COMPLIANCE

     The Company has upgraded its information system capabilities such that it does not believe that its systems will encounter any material "year 2000" problems. The issue surrounding the year 2000 is whether computer systems will properly recognize date sensitive information when the year changes to 2000, or "00." Systems that misinterpret the two-digit date "00" as the year 1900 instead of the year 2000 could generate erroneous data or fail. The Company's products are not subject to year 2000 problems. The Company also relies, directly and indirectly on the external systems of various independent business enterprises, such as its customers, suppliers, creditors, financial organizations, and of governments, both domestically and internationally, for the accurate exchange of data and related information. The Company could be affected as a result of any disruption in the operation of the various third-party enterprises with which the Company interacts. The Company has not assessed the status of such third-party enterprises' information systems, nor the materiality, nature or potential impact on the Company of year 2000 issues confronted by such third parties to the extent the same affect the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 129 Disclosure of Information about Capital Structure was issued in February 1997 and was adopted as of December 26, 1997. SFAS No. 130 Reporting Comprehensive Income and SFAS No. 131 Disclosures about Segments of an Enterprise and Related Information were issued in June 1997. SFAS No. 130 was adopted in the first quarter of fiscal 1998. SFAS No. 131 will initially be adopted in the Company's 1998 year-end financial statements.

                                    BUSINESS

GENERAL

     The Company is a leading manufacturer and marketer of disposable medical products utilized in the respiratory care and anesthesia segments of the domestic and international health care markets. The Company offers one of the broadest respiratory care and anesthesia product lines in the industry, including such products as oxygen masks, humidification systems, nebulizers, cannulae and tubing. In the United States, the Company markets its products to a variety of health care providers, including hospitals and alternate site service providers such as outpatient surgery centers, long-term care facilities, physician offices and home health care agencies. Internationally, the Company sells its products to distributors that market to hospitals and other health care providers. The Company's products are sold to over 2,500 distributors and alternate site service providers throughout the United States and in more than 75 countries worldwide. For fiscal 1997, the Company had net sales of $99.5 million, operating income of $12.6 million and pro forma EBITDA before EPP of $26.3 million. From 1993 to 1997, the Company's net sales, operating income and EBITDA before EPP increased at compound annual rates of approximately 5.9%, 11.4% and 13.3%, respectively.

     The Company has supplied the disposable respiratory care market for over 50 years and enjoys strong brand name recognition and leading market positions. Based on IMS America data regarding the size of the domestic hospital market for respiratory therapy products, and the Company's estimate of the portion thereof represented by respiratory products, the Company believes that in 1996 it held a share of approximately 25% of the domestic hospital market for the disposable respiratory care products that the Company markets and held number one or two market share positions in 10 product categories representing approximately 75% of the Company's 1997 net sales. IMS America does not distinguish between anesthesia and respiratory products in its market analysis. See "--Industry Overview." In recent years the Company has pursued a number of growth initiatives, including the expansion of its international and alternate site sales efforts and entry into the anesthesia market. The Company established separate sales forces dedicated to the international and alternate site markets in 1993 and 1994, respectively. In 1995, the Company entered the anesthesia market to further leverage its manufacturing platform, distribution channels and strong brand name recognition. In 1997, anesthesia sales represented approximately 6.5% of the Company's total net sales and international and alternate site sales represented 19.1% and 14.7%, of the Company's total net sales, respectively.

     The Company manufactures and markets over 1,000 respiratory care and anesthesia products. The Company believes that its broad product offering represents a competitive advantage over suppliers with more limited product offerings, as health care providers seek to reduce medical supply costs and concentrate purchases among fewer vendors. The Company also benefits competitively from its extensive relationships with leading GPOs, as large purchasing organizations play an increasingly important role in hospitals' purchasing decisions.

     The Company maintains two manufacturing facilities and two distribution facilities in the United States and an assembly operation in Mexico. The Company has reduced its manufacturing and assembly costs through cost reduction programs, process improvement, equipment automation and upgrades and increased utilization of its Ensenada, Mexico facility for labor-intensive operations. Over the past five years the Company has spent $22.4 million to upgrade its manufacturing operations. During this period, the Company's gross margins have improved from 41.3% to 48.0%, reflecting management's ongoing commitment to cost reduction.

     Hudson Oxygen Therapy Sales Company ("Hudson Oxygen"), Hudson RCI's predecessor, was founded in 1945. In 1988, Hudson Oxygen formed Industrias Hudson, a majority-owned subsidiary that oversees the Company's assembly operation in Mexico. Until the Recapitalization, the Continuing Shareholder owned the minority interest in Industrias Hudson. In 1989, Hudson Oxygen merged with Respiratory Care Inc. to form Hudson RCI. In April 1998, the Company consummated the Recapitalization, pursuant to which it became a majority-owned subsidiary of Holding, with the Continuing Shareholder retaining a minority interest. In connection with the transfer of ownership of Industrias Hudson from the Continuing Shareholder, the Company formed IH Holding LLC, a Delaware limited liability company, which now holds the minority interest in Industrias Hudson. Hudson RCI's principal executive offices are located at 27711 Diaz Road, P.O. Box 9020, Temecula, California 92589, and its telephone number is (909) 676-5611. Holding was incorporated in Delaware in January 1998. Holding's principal executive offices are located at 599 Lexington Avenue, 18th Floor, New York, New York 10022, and its telephone number is (212) 758-2555.

INDUSTRY OVERVIEW

     The worldwide market for disposable respiratory care and anesthesia products consists of the domestic hospital market, the alternate site market and the international market. While no data is available for the size of the alternate site and international markets, IMS America data indicates that in 1996 domestic hospitals purchased approximately $371 million of the disposable respiratory care and anesthesia products that the Company markets. The Company categorizes approximately $208 million (56%) of this amount as respiratory care and $163 million (44%) as anesthesia. In addition, there is a growing alternate site service provider market in the United States, as care is increasingly provided outside of traditional hospital settings. Further, the Company believes there is a large and growing international market for disposable respiratory care and anesthesia products. The Company believes that in countries with higher health care standards, heightened concern regarding cross-contamination and sterilization costs have resulted in disposable medical products replacing traditional reusable products. The Company believes that the trend towards utilizing disposable products is accelerating in developing countries as health care standards improve.

     Respiratory care and anesthesia principally involve the delivery of oxygen and anesthesia from a gas source, such as a mechanical ventilator or respirator, to the patient's pulmonary system. The gas is typically delivered to the patient through specialized tubing connecting to a cannula, mask or endotracheal tube. In addition, it is often necessary to humidify or medicate the gas. The market for respiratory care and anesthesia products, including disposable products, is expected to be positively impacted by demographic trends, both domestically and internationally. In the United States, changes in demographics, including an aging population, increased incidence and awareness of respiratory illnesses and heightened focus on cost-efficient treatment, have had a positive impact on the domestic respiratory care and anesthesia markets. There has been an increasing incidence of respiratory illnesses (such as asthma and emphysema), due in part to an increasingly susceptible aging population, environmental pollution, smoking-related illnesses and communicable diseases with significant respiratory impact, such as tuberculosis, HIV and influenza. The Company believes that the international respiratory care and anesthesia markets will experience many of the trends currently affecting domestic markets. In addition, many international markets have high incidences of communicable respiratory diseases and are becoming increasingly aware of the value of single use, disposable products.

     The market for respiratory care and anesthesia products is also affected by trends affecting the health care market generally. In particular, the overall trend towards cost containment has increased the desirability of disposable products relative to reusable products, and has influenced pricing, distribution channels, purchasing decisions and health care delivery methods.

     Efforts to contain rising health care costs have increased the preference for disposable medical products that improve the productivity of health care professionals and reduce overall provider costs. Health care organizations are evaluating modes of treatment that are less labor and/or technology intensive as a means of decreasing the cost of care, which can often result in increased disposable usage. In particular, increased utilization of disposable products can decrease labor and other costs associated with sterilizing reusable products. In addition, the risks of transmission of infectious diseases such as HIV, hepatitis and tuberculosis, and related concerns about the occupational safety of health care professionals, have also contributed to an increased preference for disposable single-use medical products.

     Cost containment has caused consolidation throughout the health care product supply channel, which has favored manufacturers with large product offerings and competitive pricing. In an effort to contain costs, service providers have consolidated to form GPOs, which take advantage of group buying power to obtain lower supply prices. This, in turn, has led to consolidation among distributors, who seek to provide "one-stop shopping" for these large buying groups. Distributors have also sought to concentrate purchases among fewer vendors in an effort to reduce supply costs. Since selection as a GPO provider and strong relationships with distributors are critical to many health care manufacturers, manufacturers have responded to these trends by providing a broad range of integrated products, combined with reliable delivery and strong after-sales support.

     Cost containment has also caused a migration of the decision making function with respect to supply acquisition from the clinician to the administrator. As clinicians lose influence and purchasing agents, materials managers and upper level management become more involved in the purchasing decision, a greater emphasis is placed on price relative to product features and clinical benefits.

     As a result of cost containment, health care is increasingly provided outside of traditional hospital settings through alternate health care sites, such as outpatient surgery centers, long-term care facilities, physician offices and patients' homes. Growth of the alternate site market is also attributable to advances in technology that have facilitated the delivery of care outside of the hospital, an increased number of illnesses and diseases considered to be treatable outside of the hospital and increased acceptance by the medical community of, and patient preference for, non-hospital treatment.

     The Company believes that these industry trends create significant market opportunities for an efficient, high volume manufacturer of disposable respiratory care and anesthesia products with an extensive product offering and strong relationships with leading distributors and GPOs.

BUSINESS STRATEGY

     The Company's senior management team has increased net sales and EBITDA before EPP by 5.9% and 13.3%, respectively, from 1993 to 1997 compounded annually, despite facing significant pricing pressure as a result of cost containment trends affecting the health care industry generally. These results are largely attributable to management's expertise within the Company's markets and ability to grow the Company's business and improve profitability margins within a dynamic health care environment. On average, members of the senior management team have over 18 years of experience in the health care industry. The senior management team intends to continue to expand the Company's market position, increase cash flows and capitalize on favorable demographic trends by pursuing the following strategies:

     ENHANCE MARKET POSITION IN DOMESTIC HOSPITAL MARKET. The Company employs a proactive, consultative sales approach in which the Company works with hospitals to increase efficiency and address their cost containment needs. The Company believes that this approach, combined with high levels of customer service and training, enhances its value as a supplier. The Company has entered into preferred supplier arrangements with 12 national GPOs and seeks both to increase sales of disposable respiratory care products to its existing GPO network and to establish new relationships with additional GPOs.

     INCREASE PENETRATION OF ANESTHESIA MARKET. The Company plans to continue to build its anesthesia product customer base and improve product margins.
Since its entry into the anesthesia market in 1995, the Company has built a sales base by leveraging its established distribution network and strong brand name recognition. To minimize start-up costs, the Company initially outsourced much of the manufacturing of its anesthesia product line. Having validated its market and product strategy, the Company is internalizing the manufacturing of its anesthesia products in order to enhance quality and margins. The Company is also hiring sales personnel with experience in anesthesia and has established a sales commission structure that emphasizes growth in this market segment.

     EXPAND INTERNATIONALLY. The Company intends to further pursue the large and growing international market for disposable respiratory care and anesthesia products and believes that the Company, as a high-quality, low cost manufacturer with a comprehensive product line, is well-positioned to compete in the international market. The Company has established and is currently expanding its international sales force to further its penetration of this market. The Company's manufacturing facilities have received ISO 9000 certification and the Company anticipates being in full compliance with European CE and Medical Device Directive laws by the June 1998 deadline.

     INCREASE PRESENCE IN ALTERNATE SITE MARKET. The Company has targeted the alternate site market as a key growth market due to cost containment and other health care industry trends. The Company provides a broad product line to patients across multiple care settings through its national distribution network. In 1994, the Company established a sales force dedicated to the alternate site market and intends to continue to increase this sales force. In addition, the Company continually focuses on areas with favorable demographics, such as Florida, Arizona and southern California, where aging populations are large recipients of alternate site care.

     DEVELOP NEW PRODUCTS. The Company seeks to improve its current market positions and enter new markets through a continuation of its aggressive new product development program. The Company's product development effort targets specific markets in which the Company believes it can favorably compete. As a result of this targeted approach, products introduced since 1992 accounted for approximately 18% of the Company's 1997 net sales. In 1995, the Company entered the disposable anesthesia products market, capitalizing on the Company's manufacturing expertise, similar process technologies, complementary product designs and distribution synergies with the existing respiratory care product line. The Company has also developed new products aimed specifically at the alternate site market, such as more comfortable cannulae that can be worn for longer periods of time.

     PURSUE STRATEGIC ACQUISITIONS. The Company intends to pursue strategic acquisitions, both domestically and internationally, to expand its product line, improve its market share positions and increase cash flows. Management believes that the Company's business, with its efficient operations, leading distribution network, well-recognized brand name and experienced management team, provides an excellent platform to facilitate the Company's expansion strategy, particularly in the anesthesia and international markets.

PRODUCTS

     The Company manufactures and markets products for use in respiratory care and anesthesia. The products for each market are similar and often overlap, as do the distribution channels.

     The Company groups its products into nine categories: (i) oxygen delivery;
(ii) aerosol therapy; (iii) active and passive humidification; (iv) ventilatory support; (v) adaptors, connectors and filters; (vi) resuscitation; (vii) airway management; (viii) electronic monitoring; and (ix) durable equipment.

             CATEGORY/PRODUCTS                                           DESCRIPTION
-------------------------------------------           --------------------------------------------------------
 OXYGEN DELIVERY:  Oxygen Masks, Oxygen               Used to deliver therapeutic, supplemental oxygen to a
 Cannulae, Oxygen Tubing                              patient.  Oxygen masks cover the nose and mouth.
                                                      Nasal cannulae fit inside the nostrils.  Both masks and
                                                      cannulae are connected to an oxygen source via small
                                                      diameter tubing through which oxygen flows.

 AEROSOL THERAPY:  AQUAPAK(R) Large Volume,           Used to create and deliver aerosolized particles of
 Prefilled Nebulizers; Non-Prefilled Large            liquid water, sodium chloride or medication to the
 Volume Nebulizer; UPDRAFT(R), UPDRAFT                patient's airways to dilute and mobilize secretions
 II(R), AVA-NEB(R) and MICRO MIST(R) Small            and/or dilate constricted breathing passages.  The
 Volume, Medication Nebulizers; Aerosol               peak flow meter is used to monitor the patient's
 Tubing; AQUATHERM(R) and THERMAGARD(R)               respiratory status before and after an aerosolized
 Nebulizer Heaters; AQUAPAK Prefilled                 medication treatment.
 Ultrasonic Cups; ADDIPAK(R) Prefilled Unit
 Dose Solutions; POCKETPEAK(R) Peak Flow
 Meter

 ACTIVE AND PASSIVE HUMIDIFICATION:                   Heated humidification systems actively heat and
 CONCHATHERM(R) Heated Humidifiers,                   humidify oxygen/air mixtures or anesthetic gases
 AQUA+(R) Hygroscopic Condenser Humidifiers,          provided by a mechanical ventilator or anesthesia gas
 AQUAPAK Prefilled Humidifiers, Non-                  machine.  Hygroscopic condenser humidifiers passively
 Prefilled, Reusable Humidifier, Non-Prefilled        conserve the heat and humidity in the patient's exhaled
 Disposable Humidifier                                breath for use during inspiration.  Prefilled and non-
                                                      prefilled humidifiers are used to add water vapor to
                                                      oxygen being provided to a patient via a mask or
                                                      cannula.

             CATEGORY/PRODUCTS                                           DESCRIPTION
-------------------------------------------           --------------------------------------------------------
 VENTILATORY SUPPORT:  Conventional Ventilator        Used to convey an oxygen/air mixture and/or anesthetic
 Circuits, Heated-Wire Ventilator Circuits,           gas from a mechanical ventilator or anesthesia gas
 Anesthesia Breathing Circuits, Air Cushion           machine to a patient during the temporary or long-term
 Anesthesia Masks, Infant CPAP Systems                support of ventilation.  The infant CPAP system
                                                      provides non-invasive respiratory support to premature
                                                      infants with under-developed, immature lungs.

 ADAPTORS, CONNECTORS AND FILTERS:  A wide            The adaptors and connectors are frequently used in
 variety of adaptors and connectors; Main Flow        respiratory care and anesthesia to add accessories,
 Bacterial/Viral Filters; Pulmonary Function          modify configurations, and/or customize other related
 Filter                                               products to meet specific needs.  Filters are used to
                                                      protect patients, caregivers, and medical equipment
                                                      from cross-contamination with bacteria and viruses.

 RESUSCITATION:  LIFESAVER(R) Reusable and            Used during cardiopulmonary resuscitation ("CPR") to
 Disposable Resuscitation Bags, Isolation Valves      adequately support and/or maintain the patient's
 and Kits, LIFESAVER Tubes and Kits                   ventilatory function.

 AIRWAY MANAGEMENT:  SOFTECH(R) Cuffed and            Assist in securing and maintaining an open airway and
 Uncuffed Endotracheal Tubes; CATH-GUIDE(R),          unobstructed breathing passage.  They also can assure
 Color-Coded and DUAL-CHANNEL Oral                    that the patient's ventilation can be maintained and that
 Pharyngeal Airways; BITEGARD(TM) Oral Bite           respiratory secretions can be adequately removed from
 Block; CATH-GUIDE Closed Suction Catheters           the lungs.

 ELECTRONIC MONITORING:  Replacement oxygen           The oxygen sensors, monitors and analyzers are used to
 sensors, Oxygen Monitors and Analyzers,              analyze and monitor the amount of oxygen being
 VENTILARM II(R) Low-Pressure Alarms                  administered to a patient.  The low-pressure alarm is
                                                      used to detect a patient disconnect or a leak in the
                                                      breathing circuit during mechanical ventilation.

 DURABLE EQUIPMENT:  Oxygen Regulators;               Used to regulate oxygen flow from cylinders, stabilize
 Cylinder Carts, Trucks and Stands; Portable          or transport oxygen or other gas cylinders, and provide
 Oxygen Units                                         a portable oxygen supply for emergency use.

SALES, MARKETING AND DISTRIBUTION

     While substantially all of the Company's domestic hospital sales are made to distributors, the Company's marketing efforts are focused on the health care service provider. In the alternate site market, the Company both sells and markets directly to the service provider. The Company's five largest alternate site accounts are Apria Healthcare Group Inc., Gulf South Medical Supply, Inc., Moore Medical Corp., Redline Healthcare Corp. and VGM & Associates. Internationally, the Company sells its products to distributors that market to hospitals and other health care providers. See Note 8 to the Consolidated Financial Statements for information with respect to international sales. The Company's sales personnel currently call on approximately 2,800 health care providers, 50 hospital distributors and 700 alternate site customers. Due to consolidation and cost pressures among the Company's customer base, the Company's target call point at the health care provider has been moving away from the clinician to include a purchasing manager or corporate executive. As of June 27, 1997 and June 26, 1998, the Company had a backlog of approximately $1.5 million and $1.4 million, respectively.

     In the current market environment, GPO relationships are an essential part of access to the Company's target markets and the Company has entered into preferred supplier arrangements with 12 national GPOs. The Company is typically positioned as either a sole supplier of respiratory care disposables to the GPO, or as one of two suppliers. These arrangements set forth pricing and terms for various levels of purchasing, although they do not obligate either party to purchase or sell a specific amount of product. In addition, GPO affiliated hospitals often purchase products from other suppliers notwithstanding the existence of sole or dual source GPO arrangements. Further, these arrangements are terminable at any time, but in practice usually run for two to three years. The Company enjoys longer terms with two of its major GPOs, VHA, Inc. and Columbia/HCA Healthcare Corporation. The Company's most significant GPO relationships are with AmeriNet Inc., Columbia/HCA Healthcare Corporation, Health Services Corporation of America, MedEcon Medical Services, Purchase Connection Limited, University HealthSystem Consortium and VHA, Inc.

     Health care providers have responded to pressures to reduce their costs by merging with other members of their industry. The acquisition of a customer of the Company often results in the renegotiation of contracts, the granting of price concessions or in the loss of the customer. Alternatively, to the extent a customer of the Company grows through acquisition activity, the Company may benefit from increased sales to the larger entity.

     The Company markets its products primarily through consultative dialogue with health care providers, targeted print advertising, trade shows, selective promotional arrangements with distributors and the Company's heater lease program. To support sales of the entire line of humidification and ventilation products, the Company leases heaters to domestic customers without charge. The revenues from the sale of products used in connection with the operation of the heaters covers the amortization of the heater cost under the leases. The Company has heaters with a net book value of approximately $1.4 million placed at service provider locations under this program.

     The Company utilizes a network of over 1,800 hospital distributors, as well as additional alternate site distributors, to reach its markets. A number of these distributors carry competing product lines, but many are moving to select single supply sources for particular product groups. The Company has been selected as the FOCUS preferred vendor of respiratory disposables for Owens & Minor, and is seeking similar status with other national vendors. Such status gives preference to the shipping of the Company's products versus competitive
lines.   Owens & Minor is the Company's largest distributor, accounting for approximately $30.0 million or approximately 30% of total 1997 net sales, and approximately $7.0 million or approximately 29% of sales in the first quarter of 1998. The Company provides a price list to its distributors which details base acquisition prices. Distributors receive orders from the service providers and charge the contract pricing (which is determined by their GPO affiliation or individual contract price) plus their service margin. As is customary within the industry, the Company rebates the difference between base acquisition price and the specific contract price to the distributor. The Company offers select large health care providers a reward for purchasing a broader selection of the Company's product lines. The program allows a rebate in the form of merchandise credit for purchasing minimum volumes from a selected group of products. The Company's international distributors place their orders directly with dedicated international customer service representatives based in Temecula. Customer orders are shipped from one of two warehouse locations. Sales strategies and marketing plans are tailored to each market with involvement of the distributor. Region and territory sales managers are responsible for supporting, training and launching of products into their regions. The Company utilizes a network of 100 international distributors, typically on an exclusive basis within each market.

MANUFACTURING AND ASSEMBLY

     The Company operates two manufacturing facilities and two distribution facilities in the United States and an assembly facility in Ensenada, Mexico. While the Company believes that it is operating at a high utilization rate for optimal efficiency, existing facilities could support increased capacity with additional machinery and workers.

     The Company's manufacturing facility in Temecula, California houses 59 injection molding machines, 55 of which are automated. During the past four years, 28 out of the 59 machines have been replaced, which has increased capacity, as the new machines are more efficient. Tubing is produced on 8 extrusion lines: 4 corrugated, 3 oxygen or "spaghetti", and 1 repellitizer/regrinder. The Temecula facility uses 10-12 million pounds of over 30 different kinds of resin annually; the most prominent are PVC, polyethylene and polypropylene. Sterile prefilled humidification and nebulization products and electronics are manufactured using 7 blow/fill/seal machines in the Company's facility in Arlington Heights, Illinois.

     The Company's facility located in Ensenada, Mexico is primarily used for the assembly of certain products molded at the Temecula facility. The facility is a Maquiladora, and therefore there are minimal tariffs associated with the transport of products and components across the United States-Mexico border.

     The Company occasionally outsources production of certain products while it establishes its ability to penetrate a target market. Having achieved an acceptable level of penetration, the Company internalizes the manufacturing function in order to increase margins and improve quality control.

     The Company monitors the quality of its products at the Temecula, Arlington Heights and Ensenada facilities by statistical sampling and visual and dimensional inspection. The Company also inspects incoming raw materials for inconsistencies, rating its vendors on quality and delivery time. The Company is routinely audited by the FDA and has received no significant regulatory actions. The Company is in substantial compliance with the GMP/QSR regulations of the FDA and has qualified for an "advanced notification" program allowing the Company to be informed of FDA inspections in advance. The Company utilizes outside facilities for sterilization of products produced in Temecula and Ensenada. The Arlington Heights products are manufactured in a sterile environment and are certified sterile as a result of the production process.
The Ensenada and Arlington Heights facilities are certified as ISO 9002 compliant and the Temecula facility is certified as ISO 9001 compliant.

SUPPLIERS AND RAW MATERIALS

     The Company's primary raw materials are various resins, which are formed into the Company's products. The top 10 purchased products in 1997 were Tubing Grade PVC, Clear PVC, LDPE-EVA, Polypropylene, Aluminum Cylinder, Pre-Cut Elastic, Non-Tubing Grade PVC, Cannula Blanks, Acrylic Resin and Hose-End Grade PVC. The Company believes that it is able to purchase materials at a cost no higher than its competitors. The Company does not have long-term supply contracts for any of its purchased raw materials. The Company believes that sufficient availability exists for its raw materials, as they consist of mainly readily available plastic resins.

RESEARCH AND DEVELOPMENT

     The Company's research and development department consists of 15 people, including nine engineers. The Company's research and development efforts are split between developing new products and process improvements to its manufacturing operations. The Company develops new products to expand its product line in anticipation of changes in demand. The Company has invested heavily in the anesthesia product line, as the Company continues to penetrate this market. The Company makes several new product introductions every year. Significant products introduced in the last five years have been the line of heat-moisture exchangers, POCKETPEAK peak flow meter, SOFTECH endotracheal tubes, MICRO MIST small volume nebulizer and CONCHA IV heated humidification system. The Company constantly works to reduce costs through improved continued process improvements. Over the past several years, approximately 50% of total research and development expenses have been to improve operational efficiency. The Company incurred research and development expenses of approximately $2.0 million, $2.3 million and $1.8 million in 1995, 1996 and 1997, respectively.

COMPETITION

     The medical supply industry is characterized by intense competition. The Company's primary competitor in the respiratory care sector is Allegiance Corporation and its primary competitors in the anesthesia sector include Allegiance Corporation, The Kendall Company, Smiths Industries Medical Systems, Inc. and Vital Signs, Inc. Many of the products manufactured by the Company are available from several sources, and many of the Company's customers tend to have relationships with several manufacturers. The Company competes on the basis of brand name, product quality, breadth of product line, service and price.

PATENTS AND TRADEMARKS

     The Company has historically relied primarily on its technological and engineering abilities and on its design and production capabilities to gain competitive business advantages, rather than on patents or other intellectual property rights. However, the Company does file patent applications on concepts and processes developed by the Company's personnel.
The Company has 18 patents in the U.S. and two patents pending. Many of the U.S. patents have corresponding patents issued in Canada, Europe and various Asian countries. The Company is currently preparing several patent applications covering intellectual property associated with the closed suction catheter product and advanced humidification devices. The Company's success will depend in part on its ability to maintain its patents, add to them where appropriate, and to develop new products and applications without infringing the patent and other proprietary rights of third parties and without breaching or otherwise losing rights in technology licenses obtained by the Company for other products. There can be no assurance that any patent owned by the Company will not be circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with claims of the scope sought by the Company, if at all. If challenged, there can be no assurance that the Company's patents (or patents under which it licenses technology) will be held valid or enforceable. In addition, there can be no assurance that the Company's products or proprietary rights do not infringe the rights of third parties. If such infringement were established, the Company could be required to pay damages, enter into royalty or licensing agreements on onerous terms and/or be enjoined from making, using or selling the infringing product. Any of the foregoing could have a material adverse effect upon the Company's business, financial condition or results of operations.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The Company and its customers and suppliers are subject to extensive Federal and state regulation in the United States, as well as regulation by foreign governments, and the Company cannot predict the extent to which future legislative and regulatory developments concerning its practices and products for the health care industry may affect the Company. Most of the Company's products are subject to government regulation in the United States and other countries. In the United States, the FDC Act and other statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, marketing, advertising and promotion of such products. Failure to comply with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, withdrawal of existing product approvals or clearances, refusal to approve or clear new applications or notices and criminal prosecution. Under the FDC Act and similar foreign laws, the Company, as a marketer, distributor and manufacturer of health care products, is required to obtain the clearance or approval of Federal and foreign governmental agencies, including the FDA, prior to marketing, distributing and manufacturing certain of those products. The Company may also need to obtain FDA clearance before modifying marketed products or making new promotional claims. Delays in receipt of or failure to receive required approvals or clearances, the loss of previously received approvals or clearances, or failures to comply with existing or future regulatory requirements in the United States or in foreign countries could have a material adverse effect on the Company's business. Foreign sales are subject to similar requirements.

     The Company is required to comply with the FDA's GMP/QSR Regulations, which set forth requirements for, among other things, the Company's manufacturing process, design control and associated record keeping, including testing and sterility. Further, the Company's plants and operations are subject to review and inspection by local, state, Federal and foreign governmental entities. The distribution of the Company's products may also be subject to state regulation. The impact of FDA regulation on the Company has increased in recent years as the Company has increased its manufacturing operations. The Company's suppliers, including the sterilizer facilities, are also subject to similar governmental requirements. There can be no assurance that changes to current regulations or additional regulations imposed by the FDA will not have an adverse impact on the Company's business and financial condition in the future. The FDA also has the authority to issue special controls for devices manufactured by the Company, which it has not done to date. In the event that such special controls were issued, the Company's products would be required to conform, which could result in significant additional expenditures for the Company.

     The Company is also subject to numerous federal, state and local laws and regulations relating to such matters as safe working conditions, manufacturing practices, fire hazard control and the handling and disposal of hazardous or infectious materials or substances and emissions of air pollutants. The Company owns and leases properties which are subject to environmental laws and regulations. There can be no assurance that the Company will not be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not have a material adverse effect upon the Company's business, financial condition or results of operations. In addition, the Company cannot predict the extent to which future legislative and regulatory developments concerning its practices and products for the health care industry may affect the Company. See "Risk Factors--Government Regulation."

LEGAL PROCEEDINGS

     The Company is party to lawsuits and other proceedings, including suits relating to product liability and patent infringement. While the results of such lawsuits and other proceedings cannot be predicted with certainty, management does not expect that the ultimate liabilities, if any, will have a material adverse effect on the financial position or results of operations of the Company.

PROPERTIES

     The Company owns approximately 30 acres of land in Temecula, California on which its headquarters, one of two principal manufacturing centers and three other buildings totalling approximately 245,000 square feet are located.
Plastic and vinyl components and corrugated tubing are manufactured in Temecula and assembled into finished goods at a 77,000 square foot facility in Ensenada, Mexico. The Company owns the Ensenada facility and the underlying land is held in a 30-year trust that expires in 2019. The Company leases an 86,000 square foot manufacturing facility in Arlington Heights, Illinois under a lease that expires in 2000. Prefilled sterile solutions and electronics are manufactured in Arlington Heights. The Company also leases a 73,000 square foot distribution warehouse in Elk Grove, Illinois under a lease that expires in 2000. The Company believes that its current facilities are adequate for its present level of operations. Management expects that the Arlington Heights and Elk Grove leases will be renewed on favorable terms.

EMPLOYEES

     As of March 27, 1998, the Company employed 1,180 employees, substantially all of whom were full-time employees. None of the Company's employees are represented by unions and the Company considers its employee relations to be good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following individuals are the executive officers and directors of Holding and Hudson RCI:

NAME                     AGE                      POSITION
----------------------   ---   -------------------------------------------------
Richard W. Johansen...    46   President, Chief Executive Officer and Director
Lougene Williams......    53   Senior Vice President
Jay R. Ogram..........    42   Chief Financial Officer
Brian W. Morgan.......    58   Vice President, Human Resources
Helen Hudson Lovaas...    59   Director
Jon D. Ralph..........    33   Director
Charles P. Rullman....    49   Director
Ronald P. Spogli......    50   Director

     Richard W. Johansen is President, Chief Executive Officer and Director of the Company and assumed the same positions with Holding after consummation of the Recapitalization. Mr. Johansen became President of the Company in 1993 and assumed the additional responsibilities of Chief Executive Officer in May 1997. From 1989 to 1993, he served as Vice President, Marketing and Sales for the Company following the 1989 acquisition of Respiratory Care Inc. by Hudson RCI. He held the same position with Respiratory Care Inc. as well as prior executive positions in the area of business development with its parent company, The Kendall Company.

     Lougene Williams is a Senior Vice President of the Company responsible for its product development, quality assurance and manufacturing operations, having served in this capacity since 1996, and assumed the same position with Holding after consummation of the Recapitalization. Prior to 1996, he was the Company's Vice President, Manufacturing, having held a similar position with Respiratory Care Inc. From 1976 to 1987, he held manufacturing management positions of increasing responsibility at various manufacturing plants of The Kendall Company.

     Jay R. Ogram is the Company's Chief Financial Officer, having served in this capacity since 1996, and assumed the same position with Holding after consummation of the Recapitalization. From 1984 until his assumption of Chief Financial Officer responsibilities, Mr. Ogram held prior positions as Accounting Manager and Vice President and Controller of the Company. Prior to joining the Company, he had held executive positions in financial management with a major health care company.

     Brian W. Morgan is Vice President, Human Resources, having held this position since 1989, and assumed the same position with Holding after consummation of the Recapitalization. Mr. Morgan held similar positions in human resources at Respiratory Care Inc. since 1978.

     Helen Hudson Lovaas is a director of the Company and became a director of Holding after consummation of the Recapitalization. Mrs. Lovaas began her career at the Company in 1961. She has been Chairman since 1987, when she inherited ownership of the Company and served as Chief Executive Officer from 1987 until May 1997. Mrs. Lovaas had served previously as the Vice President of Administration of Hudson Oxygen for 15 years.

     Jon D. Ralph became a director of Hudson RCI and of Holding in connection with the Recapitalization. Mr. Ralph joined FS&Co. in 1989 and became a Principal in January 1998. Prior to joining FS&Co., Mr. Ralph spent three years at Morgan Stanley & Co. Incorporated where he served as an Analyst in the Investment Banking Division. Mr. Ralph is also a director of EnviroSource, Inc. and The Pantry, Inc.

     Charles P. Rullman became a director of Hudson RCI and of Holding in connection with the Recapitalization. Mr. Rullman joined FS&Co. as a Principal in 1995. From 1992 to 1995, Mr. Rullman was a General Partner of Westar Capital, a private equity investment firm specializing in middle market transactions.

Prior to joining Westar, Mr. Rullman spent twenty years at Bankers Trust Company and its affiliate BT Securities Corporation where he was a Managing Director and Partner. Mr. Rullman is also a director of The Pantry, Inc.

     Ronald P. Spogli became a director of Hudson RCI and of Holding in connection with the Recapitalization. He is a founding Principal of FS&Co., which was founded in 1983. Mr. Spogli is the Chairman of the Board and a director of EnviroSource, Inc. Mr. Spogli also serves on the Boards of Directors of Calmar Inc., Buttrey Food and Drug Stores Company, AFC Enterprises, Inc. and Brylane Inc.

     Directors of Hudson RCI and of Holding are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chairman and Chief Executive Officer and the four most highly compensated executive officers who earned salary and bonus in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended December 26, 1997 (collectively, with the exception of Helen Hudson Lovaas, who resigned in connection with the Recapitalization, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                       -----------------------------------------
                                              FISCAL                             OTHER ANNUAL       ALL OTHER
        NAME AND PRINCIPAL POSITION            YEAR    SALARY     BONUS          COMPENSATION(1)  COMPENSATION(2)
-------------------------------------------   ------   ------     -----          ---------------  ---------------
Helen Hudson Lovaas........................     1997   $286,353   $ 88,601              --             $9,000
 Chairman and Chief Executive Officer(3)

Richard W. Johansen........................     1997   $256,535   $141,101       $1,350,000            $9,000
 President and Chief Executive Officer

Lougene Williams...........................     1997   $180,005   $ 70,475       $  556,000            $9,000
  Senior Vice President

Jay R. Ogram...............................     1997   $140,520   $ 48,357       $  556,000            $8,394
 Chief Financial Officer

Brian W. Morgan............................     1997   $127,368   $ 42,984       $  238,000            $7,477
 Vice President, Human Resources

_____________________

(1) Reflects amounts earned by the Named Executive Officers during 1997 under the Equity Participation Plan. During 1997, no executive officer named above received perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of the total of such officer's salary and bonus nor did any such officer receive any restricted stock award or stock appreciation right.
(2) Represents payments by the Company under its defined contribution plan.
(3) Resigned as Chief Executive Officer in May 1997.

EXECUTIVE EMPLOYMENT AGREEMENTS

     On April 7, 1998, the Company entered into employment agreements with each of the Named Executive Officers. Each Named Executive Officer receives a base salary in an amount and on substantially the same terms and conditions as was being paid by the Company on that date and an annual cash bonus in accordance with the Company's existing incentive programs. Pursuant to the employment agreements, in the event that employment is terminated by the Company other than for cause (as such term is defined in the employment agreements), or if the Named Executive Officer resigns pursuant to a "qualifying resignation" (as such term is defined in the employment agreements), the Company will be required to pay such Named Executive Officer's base salary for a period of between 12 and 24 months. The employment agreements also provide for nondisclosure of confidential information, that the Named Executive Officer shall not engage in any prohibited activity (as such term is defined in the employment agreement) during the term of employment and that the Named Executive Officer will refrain from interfering with the Company's contractual relationships or soliciting the Company's employees for 12 months following the Named Executive Officer's termination.

COMPENSATION OF DIRECTORS

     Directors of the Company receive no compensation as directors. Directors are reimbursed for their reasonable expenses in attending meetings.

MANAGEMENT BONUS PLANS

     The Company offers two management bonus plans for its executives, one for senior management and one for executive management. The plan for senior management is based on a combination of the financial goals of the Company and goals set for individual employees. The plan has minimum goals of 70% attainment for operating income before EPP and 75% attainment of the individual plan. The payout is based 70% on attainment of Company financial performance and 30% attainment of individual performance goals. The plan for executive management is based on the financial goals of the Company. The payout to an individual is based on his or her bonus level and the percentage attainment of the operating income before EPP goal for the Company. In order to participate, 70% of operating income before EPP must be achieved.

RETIREMENT PLANS

     The Company sponsors two programs that assist its employees in planning for retirement. The Company offers a defined contribution pension plan that is funded by the Company. Employees must be at least 21 years of age and have completed two years of service to be eligible to participate in the pension plan. The Company annually contributes an amount equal to 6% of a participating employee's base earnings to a participant's account, prorated for any part of a year that a participant was ineligible for a contribution. The funding also includes a proportionate share of any increase or decrease in the fair market value of the assets in the trust fund as of the immediately preceding last day of the plan year. In addition, employees may contribute to a 401(k) plan that has no matching contributions by the Company. Employees must have six months of service to be eligible to participate in the 401(k) plan and may contribute up to 10% of their annual compensation, or 6% if the employee is a highly compensated participant.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company determines the compensation of the executive officers. During fiscal 1997, Mrs. Lovaas determined the compensation of the Company's Chief Executive Officer and Mrs. Lovaas and Mr. Johansen participated in deliberations regarding the compensation of the Company's other executive officers.

STOCK OPTION PLAN

     The Board of Directors of the Company plans to adopt a stock option plan (the "Option Plan") permitting grants of up to 15% of Hudson RCI's common stock. The Option Plan and each outstanding option thereunder will be subject to termination in the event of a change in control of Hudson RCI or Holding, as more particularly described in the Option Plan. In addition, all options granted pursuant to the Option Plan will terminate 45 days after termination of employment (unless termination was for cause, in which event an option will terminate immediately) or 180 days in the event of termination due to death or disability. Shares received upon exercise of options will be subject to both a right of first refusal and a repurchase right at stated prices in favor of Hudson RCI and will also be subject to obligations to sell at the request of FS&Co. and co-sale rights in favor of the optionee.

     A portion of the options granted pursuant to the Option Plan ("Time Vesting Options") will vest over a five-year period in equal annual installments or, alternatively, will vest in full upon a sale of Hudson RCI or Holding. Time Vesting Options will terminate on the eight-year anniversary of the closing of the Recapitalization.

     A portion of the options granted pursuant to the Option Plan ("Company Performance Options") will be earned in installments based upon satisfaction of annual performance targets over a five-year period. In the event Hudson RCI or Holding is sold prior to the fifth year following the grant of Company Performance Options, such options will accelerate proportionately based on achievement of annual performance targets through the year ended prior to the sale. In addition, upon a sale of Hudson RCI or Holding, if 90% of the annual performance targets for all years ended prior to the sale have been achieved, 50% of the options subject to installments for years ended prior to the sale will be deemed earned (inclusive of installments previously earned). Finally, to the extent FS&Co. achieves a specific internal rate of return on its investment in Holding for a sale, Company Performance Options will also be earned under certain circumstances.

     In addition, a portion of the options granted pursuant to the Option Plan will be earned upon the realization by FS&Co. of a specific internal rate of return on its investment in Holding.

STOCK SUBSCRIPTION PLANS

     In connection with the Recapitalization, Holding adopted an Employee Stock Subscription Plan and an Executive Stock Subscription Plan (collectively, the "Stock Subscription Plans") pursuant to which executives of the Company purchased 800,000 shares of common stock of Holding valued at $10.00 per share. The Stock Subscription Plans provide for a repurchase option in favor of Holding upon termination of employment at stated repurchase prices. In addition, the Stock Subscription Plans provide for restrictions on the transferability of shares prior to the fifth anniversary of the Recapitalization or Hudson RCI's initial public offering. The shares are also subject to a right of first refusal in favor of Holding as well as obligations to sell at the request of FS&Co. and co-sale rights if FS&Co. sells its shares to a third party.

     The following table sets forth, for the Named Executive Officers, the number of shares purchased pursuant to the Stock Purchase Plans:


NAME                      NUMBER OF SHARES
----------------------    ----------------
Richard W. Johansen          300,000(1)
Lougene Williams......       100,000
Jay R. Ogram..........       100,000
Brian W. Morgan.......        15,000

---------------
(1) Represents shares held of record by the Johansen Family Trust U/D/T dated 8/16/91, of which Mr. Johansen and his wife, Barbara L. Johansen, are the trustees.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

RIVER HOLDING CORP.

     The following table sets forth certain information, as of May 31, 1998, with respect to the beneficial ownership of capital stock of Holding by (i) each person who beneficially owns more than 5% of such shares, (ii) each of the Named Executive Officers, (iii) each director of Holding and (iv) all Named Executive Officers and directors of Holding as a group. The following table should be read in conjunction with the security ownership table for Hudson RCI.

                                                                         SHARES OF  PERCENT   SHARES OF   PERCENT
                                                                          COMMON      OF      PREFERRED     OF
                       NAME OF BENEFICIAL OWNER                            STOCK     CLASS     STOCK       CLASS
                       ------------------------                            ------    -----     -----       -----

Freeman Spogli & Co. Incorporated(1)...................................   5,500,000   87.3%       --        --
  Ronald P. Spogli(1)
  Charles P. Rullman(1)
  Jon D. Ralph(1)
Richard W. Johansen(2)(3)..............................................     300,000    4.8%       --        --
Lougene Williams(3)....................................................     100,000    1.6%       --        --
Jay R. Ogram(3)........................................................     100,000    1.6%       --        --
Brian W. Morgan(3).....................................................      15,000    0.2%       --        --
Helen Hudson Lovaas(3).................................................           0     --        --        --
All Named Executive Officers and directors of Holding as a group          6,015,000   95.5%       --        --
 (7 individuals).......................................................
__________________

(1) 1,441,251 shares, 58,749 shares and 4,000,000 shares of common stock will be held of record by FS Equity Partners III, L.P. ("FSEP III"), FS Equity Partners International, L.P. ("FSEP International") and FS Equity Partners IV, L.P. ("FSEP IV"), respectively. As general partner of FS Capital Partners, L.P. ("FS Capital"), which is general partner of FSEP III, FS Holdings, Inc. ("FSHI") has the sole power to vote and dispose of the shares owned by FSEP III. As general partner of FS&Co. International, L.P. ("FS&Co. International"), which is the general partner of FSEP International, FS International Holdings Limited ("FS International Holdings") has the sole power to vote and dispose of the shares owned by FSEP International. As general partner of FSEP IV, FS Capital Partners LLC ("FS Capital LLC") has the sole power to vote and dispose of the shares owned by FSEP IV. Messrs. Spogli and Rullman and Bradford M. Freeman, William M. Wardlaw, J. Frederick Simmons and John M. Roth are the sole directors, officers and shareholders of FSHI, FS International Holdings and Freeman Spogli & Co. Incorporated and such individuals, in addition to Mr. Ralph and Todd W. Halloran and Mark J. Doran, are the sole managing members of FS Capital LLC, and as such may be deemed to be the beneficial owners of the shares of the common stock and rights to acquire the common stock owned by FSEP III, FSEP International and FSEP IV. The business address of Freeman Spogli & Co. Incorporated, FSEP III, FSEP IV, FS Capital, FSHI, FS Capital LLC, and its sole directors, officers, shareholders and managing members is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025 and the business address of FSEP International, FS&Co. International and FS International Holdings is c/o Padget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.
(2) Represents shares held of record by the Johansen Family Trust U/D/T dated 8/16/91 (the "Trust"), of which Mr. Johansen and his wife, Barbara L. Johansen, are the trustees.
(3) The business address of these individuals is River Holding Corp., 599 Lexington Avenue, 18th Floor, New York, New York 10022.

HUDSON RCI

     The following table sets forth certain information, as of May 31, 1998, with respect to the beneficial ownership of capital stock of Hudson RCI by (i) each person who beneficially owns more than 5% of such shares, (ii) each of the Named Executive Officers, (iii) each director of Hudson RCI and (iv) all Named Executive Officers and directors of Hudson RCI as a group. The following table should be read in conjunction with the security ownership table for Hudson RCI.


                                                                     SHARES OF    PERCENT       SHARES OF   PERCENT
                                                                      COMMON        OF          PREFERRED     OF
                       NAME OF BENEFICIAL OWNER                        STOCK       CLASS         STOCK       CLASS
                       ------------------------                        ------      -----         -----       -----
River Holding Corp.(1).............................................   6,300,000     80.8%       300,000       100.0%
  Jon D. Ralph(1)..................................................          --                      --
  Charles P. Rullman(1)............................................          --                      --
  Ronald P. Spogli(1)..............................................          --                      --
Helen Hudson Lovaas(2).............................................   1,500,000     19.2%            --
Richard W. Johansen(3).............................................          --                      --
Lougene Williams(3)................................................          --                      --
Jay R. Ogram(3)....................................................          --                      --
Brian W. Morgan(3).................................................          --                      --
All Named Executive Officers and directors of the Company as
 a group (4 individuals)...........................................   7,800,000    100.0%       300,000     100.0%
__________________________


(1) As beneficial owner of 87.3% of the common stock of Holding, FS&Co. will have the power to vote and dispose of the shares held by Holding. See footnote (1) at "--River Holding Corp." Holding has pledged all shares of the Company's capital stock held by it to secure its guarantee of the Company's obligations under the New Credit Facility.
(2) Represents shares held of record by the Helen Lovaas Separate Property Trust U/D/T dated 7/17/97 (the "Trust"). As sole trustee of the Trust, Mrs. Lovaas has the sole power to vote and dispose of the shares owned by the Trust. The address of the Trust is c/o Hudson Respiratory Care Inc., 27711 Diaz Road, P.O. Box 9020, Temecula, California 92589.
(3) The business address of these individuals is Hudson Respiratory Care Inc., 27711 Diaz Road, P.O. Box 9020, Temecula, California 92589.


                              CERTAIN TRANSACTIONS

SHAREHOLDERS' AGREEMENT

     Upon the closing of the Recapitalization Agreement, the Continuing Shareholder and Holding entered into a Shareholders' Agreement (the "Shareholders' Agreement"). Under the Shareholders' Agreement, Holding and the Continuing Shareholder have the right to purchase their pro rata share of certain new issuances of capital stock by Hudson RCI. In addition, the Shareholders' Agreement provides that upon certain issuances of common stock of Holding to employees of the Company, and contribution of the consideration received for such issuance to Hudson RCI, an equivalent number of shares of Hudson RCI's common stock will be issued to Holding. The Shareholders' Agreement provides for restrictions on the transferability of the shares held by the Continuing Shareholder for a period of two years following the consummation of the Recapitalization, and provides for a right of first offer on the Continuing Shareholder's common stock. In addition, the agreement provides that upon sales by Holding of common stock of Hudson RCI or by FS&Co. of common stock of Holding, the Continuing Shareholder is obligated to sell all its shares of common stock at the request of Holding and the Continuing Shareholder has the right to participate in such sale on a pro rata basis. If Hudson RCI engages in an initial public offering with respect to its common stock, the Shareholders' Agreement provides that Holding will exchange all of the common stock of Hudson RCI it holds for newly issued common stock of Hudson RCI and the Mirror Preferred

Stock (as defined below) will be exchanged, at Holding's option, into Company Preferred Stock or Company Exchange Debentures, which in turn will be exchanged for Exchange Preferred Stock. Holding will then liquidate and distribute Hudson RCI's common stock to its common holders. Hudson RCI will grant unlimited piggyback registration rights (after an initial public offering) to FS&Co. and the Continuing Shareholder and, commencing six (6) months after the initial public offering, three (3) demand registrations to FS&Co., and one demand registration to the Continuing Shareholder. The Shareholders' Agreement provides that the parties thereto will vote their shares to elect Helen Hudson Lovaas to the Board of Directors.

PAYMENTS RELATING TO THE RECAPITALIZATION

          In connection with the Recapitalization, two trusts of which Mrs. Lovaas is the sole trustee received payments of an aggregate of $131.1 million. Such trusts will also receive payments in an aggregate of approximately $3.3 million if the Company achieves certain operating performance targets for fiscal 1998. In addition, FS&Co. received a transaction fee of $4.0 million. Under the Equity Participation Plan, upon consummation of the Recapitalization, certain employees of the Company received an aggregate of $88.3 million, a substantial portion of which was received by the Named Executive Officers. Senior management, including the Named Executive Officers, will receive an additional $2.4 million if the Company achieves certain operating performance targets for fiscal 1998. For purposes of compliance with the Indenture, the payment of such $2.4 million by the Company will not reduce Hudson RCI's Consolidated Net Income or EBITDA.

                       DESCRIPTION OF NEW CREDIT FACILITY

     On April 7, 1998, Hudson RCI entered into the New Credit Facility, for which Salomon Brothers Inc is arranger and syndication agent and Bankers Trust Company is administrative agent. Pursuant to the New Credit Facility, a syndicate of lenders ("Lenders") lent to Hudson RCI up to $100.0 million in the form of senior secured credit facilities, consisting of a $40.0 million term loan facility (the "Term Loan Facility") and a $60.0 million revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility has a letter of credit sublimit of $7.5 million.

     Use of Proceeds; Maturity. The entire Term Loan Facility was drawn in connection with the Recapitalization. The balance of the New Credit Facility will be made available to Hudson RCI and its subsidiaries (i) for working capital and general corporate purposes of Hudson RCI, (ii) for acquisitions, and
(iii) for issuing commercial and standby letters of credit. The New Credit Facility will mature on the sixth anniversary of closing of the Recapitalization.

     Prepayment; Reduction of Commitments. The Term Loan Facility amortizes in quarterly installments through final maturity. In addition, borrowings under the New Credit Facility are required to be prepaid, subject to certain exceptions, with (i) 75% (or 50% for years when Hudson RCI's ratio of Debt to EBITDA (as defined) is less than 5:1) of Excess Cash Flow (as defined), (ii) 100% of the net cash proceeds of the sale or other disposition of any properties or assets of Holding and its subsidiaries (subject to certain exceptions), (iii) 100% of the net proceeds of certain issuances of debt obligations of Hudson RCI and its subsidiaries and (iv) 100% of the net proceeds from insurance recoveries and condemnations. The Revolving Credit Facility must be prepaid upon payment in full of the Term Loan Facility.

     Voluntary prepayments are permitted in whole or in part, at the option of Hudson RCI, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of prepayment of eurodollar borrowings other than on the last day of the relevant interest period.

     Interest. The interest rate under the New Credit Facility is based, at the option of Hudson RCI, upon either a eurodollar rate plus 2.25% per annum or a base rate plus 1.25% per annum. If Hudson RCI achieves performance goals to be agreed upon, the margins will be reduced in increments to be agreed upon. A commitment fee of 0.50% per annum will be charged on the unused portion of the New Credit Facility.

     Collateral and Guarantees. The New Credit Facility is guaranteed by Holding and all existing and subsequently acquired or organized domestic and, to the extent no adverse tax consequences would result, foreign, subsidiaries of Hudson RCI. The New Credit Facility is secured by a first priority lien in substantially all of the properties and assets of Hudson RCI and the Guarantors now owned or acquired later, including a pledge of all of the capital stock of Hudson RCI owned by Holding and all of the shares held by Hudson RCI of Hudson RCI's existing and future subsidiaries; provided, that such pledge is limited to 65% of the shares of any foreign subsidiary to the extent a pledge of a greater percentage would result in adverse tax consequences to Hudson RCI.

     Covenants. The New Credit Facility contains covenants restricting the ability of Holding, Hudson RCI and Hudson RCI's subsidiaries to, among others,
(i) incur additional debt, (ii) declare dividends or redeem or repurchase capital stock, (iii) prepay, redeem or purchase debt, (iv) incur liens, (v) make loans and investments, (vi) make capital expenditures, (vii) engage in mergers, acquisitions and asset sales, (viii) engage in transactions with affiliates. Hudson RCI is also required to comply with financial covenants with respect to
(a) limits on annual aggregate capital expenditures, ranging from $6.0 million in 1998 to $8.0 million in 2004 (with the right to carry over unspent amounts for one year), (b) a fixed charge coverage ratio as of the end of each four quarter period of not less than 1.20 to 1.00 (beginning with the fiscal quarter ending nearest March 31, 1999), (c) a maximum leverage ratio decreasing from
6.75 to 1.00 for the second quarter of 1998 to 3.50 to 1.00 for the fourth quarter of 2002 and thereafter, (d) a minimum EBITDA test increasing from $26.5 million for 1998 to $39.0 million for 2003 and thereafter, and (e) an interest coverage ratio increasing from 1.50 to 1.00 for the four quarters ended with the second quarter of 1998 to 3.00 to 1.00 for the four quarters ending with the first quarter of 2002 and thereafter.

     Events of Default. Events of default under the New Credit Facility include but are not limited to (i) the Company's failure to pay principal when due or interest after a grace period, (ii) the Company's material breach of any covenant, representation or warranty contained in the loan documents, (iii) customary cross-default provisions, (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries, (v) the levy of certain judgments against the Company, its subsidiaries, or their assets, (vi) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries, and (vii) a change of control of the Company.

     The preceding discussion of certain of the provisions of the New Credit Facility is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the New Credit Facility. Copies of the New Credit Facility are available upon request from the Company.

                  DESCRIPTION OF THE EXCHANGE PREFERRED STOCK

     The following is a summary of certain provisions of the Certificate of Designation and the Exchange Preferred Stock. A copy of the Certificate of Designation and the form of Exchange Preferred Stock is available upon request to Holding at the address set forth under "Available Information." The following summary of certain provisions of the Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificate of Designation. For purposes of this Section, references to "Holding" shall mean River Holding Corp. excluding its subsidiaries and "the Company" shall mean Hudson Respiratory Care Inc. excluding its subsidiaries. Other capitalized terms used but not defined herein are defined in the Certificate of Designation.

     General

     Holding will issue 300,000 shares of its 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010, $.01 par value per share, designated as "11 1/2% Senior Exchangeable PIK Preferred Stock due 2010." Subject to certain conditions, the Exchange Preferred Stock will be exchangeable, in whole but not in part, for the Company Exchange Debentures or the Company Preferred Stock at the option of Holding at any time on or after the date of issuance of the Exchange Preferred Stock. When issued, the Exchange Preferred Stock will be validly issued, fully paid and nonassessable. The holders of the Exchange Preferred Stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants, or other securities of Holding of any class. The Exchange Preferred Stock is eligible for trading in the Portal Market.

     Ranking

     The Exchange Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of Holding and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Exchange Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Holding (collectively referred to, together with all classes of common stock of Holding, as "Junior Stock") and
(ii) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"). As of June 30, 1998, Holding had issued and outstanding $63.0 million in Junior Stock and no issued and outstanding Parity Stock or other capital stock which ranked senior to the Exchange Preferred Stock. Creditors of Holding will have priority over the Exchange Preferred Stock with respect to claims on the assets of Holding. In addition, creditors and stockholders of Holding's subsidiaries, including the Company and Industrias Hudson, will have priority over the Exchange Preferred Stock with respect to claims on the assets of such subsidiaries, including claims of Holding with respect to the Mirror Preferred Stock.

     While any shares of Exchange Preferred Stock are outstanding, Holding may not authorize, create or increase the authorized amount of any class or series of Capital Stock or Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Exchange Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of Holding (collectively referred to as "Senior Stock") or Parity Stock without the consent of the holders of at least 66% of the outstanding shares of Exchange Preferred Stock. However, without the consent of any holder of Exchange Preferred Stock, Holding may create additional classes of stock or issue series of a stock that ranks junior to the Exchange Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up. See "--Voting Rights".

     All of Holding's income is generated by the Company and its subsidiaries. As a result, Holding will rely upon distributions or advances from the Company and its subsidiaries to provide the funds necessary to pay cash dividends on the Exchange Preferred Stock. The Company and its subsidiaries are subject to contractual and statutory limitations on their ability to make distributions and advances to Holding. In particular, the New Credit Facility prohibits and the Indenture restricts the payment of distributions and advances by Hudson RCI and its subsidiaries to Holding and future agreements may contain similar restrictions. See "Risk Factors--Holding's

Ability to Pay Dividends; Holding Company Structure," "Description of the Subordinated Notes--Certain Covenants--Limitation on Restricted Payments" and "Description of New Credit Facility."

     Dividends

     The holders of shares of Exchange Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of Holding legally available therefor, cumulative preferential dividends from the Issue Date of the Exchange Preferred Stock accruing at the rate per share of 11 1/2% per annum, payable semi-annually in arrears on each of April 15 and October 15 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding April 1 and October 1. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to April 15, 2003, dividends may be paid, at Holding's option, by the issuance of additional shares of Exchange Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Exchange Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designation. Dividends payable on the Exchange Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis. For a discussion of certain Federal income tax considerations relevant to the payment of dividends on the Exchange Preferred Stock, see "Certain U.S. Federal Income Tax Considerations."

     Dividends on the Exchange Preferred Stock will accrue whether or not Holding has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Certificate of Designation will provide that Holding will take all actions required or permitted under applicable law to permit the payment of dividends on the Exchange Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

     No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Exchange Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Exchange Preferred Stock.

     Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Exchange Preferred Stock for all prior dividend periods. If accrued dividends on the Exchange Preferred Stock for all prior dividend periods have not been paid in full then any dividend declared on the Exchange Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Exchange Preferred Stock and such Parity Stock.

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash set apart for such payment on the Exchange Preferred Stock. If full dividends are not so paid, the Exchange Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Exchange Preferred Stock.

     Optional Redemption

     Except as set forth below, the Exchange Preferred Stock will not be redeemable at the option of Holding prior to April 15, 2003. Thereafter, the Exchange Preferred Stock will be redeemable, at Holding's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of the Liquidation Preference thereof), plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if redeemed during the 12-month period commencing on of the years set forth below:

                                                       Redemption
                 Period                                   Price
                 ------                                ------------
                  2003.................................. 105.750%
                  2004.................................. 104.600%
                  2005.................................. 103.450%
                  2006.................................. 102.300%
                  2007.................................. 101.150%
                  2008 and thereafter................... 100.000%


     In addition, at any time prior to April 15 , 2001, Holding may redeem at its option (i) up to 50% or (ii) all but not less than all of the outstanding shares of Exchange Preferred Stock with the net proceeds of any Public Equity Offering by the Company at a redemption price (expressed as a percentage of the Liquidation Preference thereof) of 111.5% plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period). Any such redemption shall be made upon consummation of such Public Equity Offering upon not less than 30 nor more than 60 days' notice.

     Exchange for Company Exchange Debentures or Company Preferred Stock



     Holding may, at its option, subject to certain conditions, exchange the Exchange Preferred Stock, in whole but not in part (including in conjunction with a redemption of up to 50% of the outstanding shares of Exchange Preferred Stock with the proceeds of a Public Equity Offering by the Company pursuant to the second paragraph under "--Optional Redemption" above), at any time, for either Company Exchange Debentures or Company Preferred Stock; provided, however, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Exchange Preferred Stock (including the dividend payable on such date) that are not paid contemporaneously with such exchange or other contractual impediments to such exchange; (ii) such exchange is permitted under applicable law; (iii) immediately after giving effect to such exchange, no Default (as defined in the Company Exchange Indenture) or Voting Rights Triggering Event (as defined in the Company Exchange Certificate of Determination), as applicable, shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee under the Company Exchange Indenture or the transfer agent for the Company Preferred Stock, as applicable, an opinion of counsel with respect to the due authorization and issuance of the Company Exchange Debentures or Company Preferred Stock, as applicable. The exchange of the Exchange Preferred Stock for Company Exchange Debentures or Company Preferred Stock is currently prohibited by the terms of the New Credit Facility and the exchange of the Exchange Preferred Stock for Company Exchange Debentures is limited by the Indenture governing the Subordinated Notes. See "Description of New Credit Facility" and "Description of the Subordinated Notes."

     In order to effect any exchange of the Exchange Preferred Stock for Company Exchange Debentures or Company Preferred Stock as described in this section, Holding shall (i) cause the Company (a) to redeem a number of shares of Mirror Preferred Stock held by Holding having an aggregate liquidation preference equal to the aggregate Liquidation Preference of the Exchange Preferred Stock to be so exchanged, (b) to issue to Holding in redemption thereof an aggregate principal amount of Company Exchange Debentures, or a number of shares of Company Preferred Stock having an aggregate liquidation preference, as applicable (in each case subject to the provisions described in this section), equal to the aggregate Liquidation Preference of the Exchange Preferred Stock subject to such exchange and (ii) thereafter exchange such Exchange Preferred Stock for Company Exchange Debentures or Company Preferred Stock.

     Upon any exchange of Exchange Preferred Stock for Company Exchange Debentures as described in this section, each holder of Exchange Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Company Exchange Debentures for each $1.00 Liquidation Preference of Exchange Preferred Stock so exchanged, and an amount in cash equal to a prorated dividend for any partial dividend period. The Company Exchange Debentures will be issued in registered form, without coupons. Company

Exchange Debentures issued in exchange for Exchange Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchange Preferred Stock will receive certificates representing the entire amount of Company Exchange Debentures to which such holder's shares of Exchange Preferred Stock entitle such holder; provided, however, that Holding may pay cash in lieu of issuing a Company Exchange Debenture in a principal amount less than $1,000.

     Upon any exchange of Exchange Preferred Stock for Company Preferred Stock as described in this section, each holder of Exchange Preferred Stock will be entitled to receive, subject to the following sentence, shares of Company Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of the shares of Exchange Preferred Stock so exchanged, and an amount in cash equal to a prorated dividend for any partial dividend period. In lieu of fractional shares of Company Preferred Stock, Holding may pay an amount in cash equal to the product of (a) the Liquidation Preference of the Exchange Preferred Stock multiplied by (b) the amount of such fractional share.

     Holding will send a written notice of exchange by mail to each holder of record of shares of Exchange Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for any exchange; provided that, in the event of any exchange which is intended to occur in conjunction with a Public Equity Offering by the Company, (i) Holding may provide for an Exchange Date which relates to the consummation of such Public Equity Offering and (ii) Holding shall have the right to revoke such written notice in the event that such related Public Equity Offering is terminated by mailing a subsequent written notice to such holders within two business days following such termination. On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of Exchange Preferred Stock, and all rights of the holders of Exchange Preferred Stock (except the right to receive the Company Exchange Debentures or Company Preferred Stock, as applicable, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and, if Holding so elects, cash in lieu of any Company Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000 or in lieu of any fractional share of Company Preferred Stock) will terminate. The person entitled to receive the Company Exchange Debentures or Company Preferred Stock issuable upon such exchange will be treated for all purposes as the registered holder of such Company Exchange Debentures or Company Preferred Stock. See "Description of Company Exchange Securities--Company Exchange Debentures" and "--Company Preferred Stock".

     Mandatory Redemption

     On April 15, 2010, Holding will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchange Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date of redemption. Holding will not be required to make sinking fund payments with respect to the Exchange Preferred Stock. The Certificate of Designation will provide that Holding will take all actions required or permitted under Delaware law to permit such redemption.

     In addition, in the event that the Merger has not been consummated within three business days following the Issue Date, Holding shall redeem all outstanding shares of Exchange Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date of redemption.

     Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of Holding, each holder of Exchange Preferred Stock will be entitled to be paid, out of the assets of Holding available for distribution to stockholders, an amount equal to the Liquidation Preference per share of Exchange Preferred Stock held by such holder, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up before any distribution is made on any Junior Stock, including, without limitation, common stock of Holding.
If, upon any voluntary or involuntary liquidation, dissolution or winding-up of Holding, the amounts payable with respect to the Exchange Preferred Stock and all other Parity Stock are not paid in full, the holders of the Exchange Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of Holding in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Exchange Preferred Stock will not be entitled to any further participation in any distribution of assets of Holding. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Holding nor the consolidation or merger of Holding with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of Holding.

     The Certificate of Designation will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Exchange Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of such shares of Exchange Preferred Stock. In addition, Holding is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of Holding) that requires a restriction upon the surplus of Holding solely because the liquidation preference of the Exchange Preferred Stock will exceed its par value. Consequently, there will be no restriction upon any surplus of Holding solely because the liquidation preference of the Exchange Preferred Stock will exceed the par value, and there will be no remedies available to holders of the Exchange Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of Holding, solely by reason of the fact that such dividend would reduce the surplus of Holding to an amount less than the difference between the liquidation preference of the Exchange Preferred Stock and its par value.

     Voting Rights

     The holders of Exchange Preferred Stock, except as otherwise required under Delaware law or as provided in the Certificate of Designation, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of Holding.

     The Certificate of Designation will provide that if (i) dividends on the Exchange Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after April 15, 2003, are not paid in cash) for six or more Dividend Periods (whether or not consecutive); (ii) Holding fails to redeem the Exchange Preferred Stock on April 15, 2010, or fails to otherwise discharge any redemption obligation with respect to the Exchange Preferred Stock; (iii) Holding fails to make an offer to redeem all of the outstanding shares of Exchange Preferred Stock following a Change of Control (whether or not Holding is permitted to do so by the terms of the Indenture, the New Credit Facility or any other obligation of Holding), (iv) a breach or violation of any of the provisions described under the caption "--Certain Covenants" occurs and, except with respect to a breach or violation of the covenant described under "--Certain Covenants--Mirror Preferred Stock," the breach or violation continues for a period of 30 days or more after Holding receives notice thereof specifying the default from the holders of at least 25% of the shares of Exchange Preferred Stock then outstanding; (v) a breach or violation of any of the provisions of the Mirror Preferred Stock occurs; or (vi) Holding fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Debt of Holding or any Subsidiary of Holding or the stated maturity of any such Indebtedness of Holding or any Subsidiary of Holding is accelerated because of a default and the total amount of such Debt unpaid or accelerated exceeds $7.5 million, then the holders of the outstanding shares of Exchange Preferred Stock, voting together as a class with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, will be entitled to elect two additional members to the Board of Directors to serve on the Board of Directors, and the number of members of the Board of Directors will be immediately and automatically increased by two. Such voting rights of the Exchange Preferred Stock will continue until such time as, in the case of a dividend default, all dividends in arrears on the Exchange Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of at least a majority of the shares of Exchange Preferred Stock then outstanding, at which time the term of office of any directors elected pursuant to the provisions of this paragraph (subject to the right of holders of any other Preferred Stock to elect such directors) shall terminate. Each such event described in clauses (i) through (vi) above is referred to herein as a "Voting Rights Triggering Event".

     The Certificate of Designation will also provide that Holding will not authorize any class of Senior Stock or Parity Stock without the affirmative vote or consent of holders of at least 662/3% of the shares of Exchange Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. In addition, the Certificate of Designation will provide that Holding may not authorize the issuance of any additional shares of Exchange Preferred Stock (other than additional shares of Exchange Preferred Stock to be issued as dividends on outstanding shares of Exchange Preferred Stock) without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Exchange Preferred Stock, voting or consenting, as the case may be, as one class. The Certificate of Designation will also provide that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock, including the designation of a series thereof within the existing class of Exchange Preferred Stock, or (b) the increase or decrease in the amount of authorized Capital Stock of any class, including any Exchange Preferred Stock, shall not require the consent of the holders of Exchange Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Exchange Preferred Stock.

     Redemption at the Option of Holders Upon a Change of Control


     Upon the occurrence of a Change of Control, each holder of Exchange Preferred Stock shall have the right to require Holding to redeem all or any part of such holder's Exchange Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at a redemption price (the "Change of Control Redemption Price") equal to 101% of the Liquidation Preference thereof, plus accrued and unpaid dividends thereon, if any, to the redemption date (including an amount in cash equal to a pro rated dividend for any partial dividend period). The Certificate of Designation does not provide for waiver of the covenant relating to the holder's right to require redemption of the Exchange Preferred Stock upon the occurrence of a Change of Control. Approval by the Company's Board of Directors will not prevent a transaction from constituting a Change of Control if it otherwise falls within the definition thereof.

     Within 30 days following any Change of Control, Holding shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the transfer agent, to each holder of Exchange Preferred Stock, at such holder's address appearing in the Security Register, a notice stating: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Redemption at the Option of Holders Upon a Change of Control" and that all Exchange Preferred Stock timely tendered will be accepted for payment; (ii) the Change of Control Redemption Price and the redemption date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;
(iii) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (iv) the procedures that holders of Exchange Preferred Stock must follow in order to tender their Exchange Preferred Stock (or portions thereof) for payment, and the procedures that holders of Exchange Preferred Stock must follow in order to withdraw an election to tender Exchange Preferred Stock (or portions thereof) for payment.

     Holding will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the redemption of Exchange Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Holding will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

     The Change of Control redemption feature is a result of negotiations between Holding and the Initial Purchasers. Holding has no present intention to engage in a transaction involving a Change of Control, although it is possible that Holding would decide to do so in the future. Subject to certain covenants described below, Holding could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Certificate of Designation, but that could increase the amount of debt outstanding at such time or otherwise affect Holding's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of Holding's or the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Exchange Preferred Stock to require Holding to redeem such Exchange Preferred Stock as a result of a sale, transfer, assignment, lease, conveyance or other disposition of less than all the assets of Holding or the Company may be uncertain.

     The New Credit Facility prohibits the Company from paying dividends or making loans to Holding for use by Holding to purchase or redeem any Exchange Preferred Stock and also provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default thereunder. Other future debt of Holding may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Exchange Preferred Stock of their right to require Holding to redeem such Exchange Preferred Stock could cause a default under existing or future debt of Holding or the Company, even if the Change of Control itself does not, due to the financial effect of such redemption on Holding. Finally, since the New Credit Facility prohibits the Company from paying dividends or making loans to Holding, Holding's ability to pay cash to holders of Exchange Preferred Stock upon a redemption will be limited by Holding's then existing alternative financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required redemptions. Holding's failure to redeem Exchange Preferred Stock in connection with a Change of Control would result in a breach of the Certificate of Designation which may constitute a default under debt of the Company or future debt of Holding and could lead to the acceleration of the indebtedness thereunder. In any such event, the subordination of the Exchange Preferred Stock and the security granted in respect of the New Credit Facility would likely result in the Holders of the Exchange Preferred Stock receiving less ratably than creditors of Holding.

     In addition, the terms of the indenture under which the Subordinated Notes will be issued include provisions similar to those contained in the Certificate of Designation enabling holders thereof to require the Company to repurchase all or any part of such securities under circumstances constituting a Change of Control. The Indenture also limits the Company's ability to pay dividends or make loans to Holding to redeem any Exchange Preferred Stock, and limits the Company's ability to issue the Exchange Debentures. Holding and the Company may not have sufficient resources to redeem tendered shares of Exchange Preferred Stock and/or Subordinated Notes and any such failure may constitute a default under the Certificate of Designation. Again, in any such event, the subordination of the Exchange Preferred Stock and the security granted in respect of the New Credit Facility would likely result in the Holders of the Exchange Preferred Stock receiving less ratably than creditors of Holding.

     Certain Covenants

     The sole remedy to holders of Exchange Preferred Stock in the event of Holding's failure to comply with any of the covenants described below and the sole consequence of any such failure will be the voting rights described above.

     Mirror Preferred Stock. Holding shall cause 300,000 shares of Mirror Preferred Stock having an aggregate liquidation preference of $30.0 million to be issued to Holding on the Issue Date on the terms described under "--Mirror Preferred Stock." When issued, such Mirror Preferred Stock will be validly issued, fully paid and nonassessable. While any shares of Exchange Preferred Stock are outstanding, Holding shall (i) beneficially own all of the outstanding shares of Mirror Preferred Stock and (ii) not permit any shares of the Mirror Preferred Stock to be purchased, repurchased, redeemed, acquired or retired for value (except as described under "--Exchange for Company Exchange Debentures or Company Preferred Stock") or the Certificate of Designation governing the Mirror Preferred Stock to be amended in a manner adverse to the holders of the Exchange Preferred Stock or any provision thereof to be waived, in each case without the consent of the holders of at least 66% of the outstanding shares of Exchange Preferred Stock.

     Limitation on Holding Debt. Holding shall not, directly or indirectly, Incur (as defined herein) any Debt other than Guarantees of the Company's obligations under the Credit Facility.

     Limitation on Restricted Subsidiary Debt. Holding shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than
1.75 to 1.00 if such Debt is Incurred from the Issue Date through April 15, 2000, and 2.00 to 1.00 if such Debt is Incurred thereafter or (b) such Debt is Permitted Debt (as defined herein). For purposes of determining compliance with this covenant, the Consolidated Interest Coverage Ratio, Consolidated Interest Expense (as defined herein), Consolidated Net Income and EBITDA shall each be calculated with reference to the Company and its Restricted Subsidiaries.

     The term "Permitted Debt" is defined to include the following:

     (a) Debt of the Company evidenced by the Subordinated Notes and of Subsidiary Guarantors evidenced by Subsidiary Guaranties;

     (b)(i) Debt under the Credit Facility; provided that the aggregate principal amount of all such Debt under the Credit Facility comprised of (A) term loans at any one time outstanding shall not exceed $40.0 million minus all principal amounts repaid in respect of such term loans and (B) revolving credit loans or obligations at any one time outstanding shall not exceed the greater of
(x) $60.0 million and (y) the sum of the amounts equal to (1) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and
(2) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) Guarantees of Debt under the Credit Facility;

     (c) Debt in respect of Capital Lease Obligations (as defined herein) and Purchase Money Debt (as defined herein); provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (as defined herein) (on the date of the Incurrence thereof) of the Property (as defined herein) acquired, constructed or leased (including costs of installation, taxes and delivery charges with respect to such acquisition, construction or lease) and (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt (as defined herein) Incurred in respect of Debt previously Incurred pursuant to this clause (c) and then outstanding) does not exceed $15.0 million;


     (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary (as defined herein) and Debt of a Wholly Owned Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock (as defined herein) or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

     (e) Debt of a Wholly Owned Subsidiary Incurred and outstanding on or prior to the date on which such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Wholly Owned Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) in the first paragraph of this covenant;

     (f) Debt under Interest Rate Agreements (as defined herein) entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

     (g) Debt under Currency Exchange Protection Agreements (as defined herein) entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

     (h) Debt in connection with one or more standby letters of credit or performance bonds issued for the account of the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

     (i) Debt outstanding on the Issue Date not otherwise described in clauses
(a) through (h) above;

     (j) Debt not otherwise described in clauses (a) through (i) above and clause (l) below in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

     (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the first paragraph of this covenant and clauses (a),
(c), (e) and (i) above, subject, in the case of clause (c) above, to the limitations set forth in the proviso thereto; and

     (l) Debt of the Company under the Company Exchange Debentures.

     Limitation on Restricted Payments. Holding shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

     (a) a Voting Rights Triggering Event (as defined in the Certificate of Designation) shall have occurred and be continuing,

     (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "-- Limitation on Restricted Subsidiary Debt" or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

     (i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

     (ii) Capital Stock Sale Proceeds,

     (iii) the amount by which Debt of Holding or the Company Incurred after the Issue Date is reduced on Holding's balance sheet upon the conversion or exchange (other than by Holding or a Subsidiary of Holding) subsequent to the Issue Date of any Debt for Parity Stock or Junior Stock (other than Disqualified Stock) of Holding (less the amount of any cash or other Property distributed by Holding or any Restricted Subsidiary upon such conversion or exchange), and

     (iv) an amount equal to the sum of (A) the net reduction in Investments (as defined herein) in any Person (as defined herein) other than Holding or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to Holding or any Restricted Subsidiary from such Person, to the extent such dividends, repayments or transfers do not increase the amount of Permitted Investments permitted to be made pursuant to clause (i) of the definition thereof and (B) the portion (proportionate to Holding's equity interest in such Unrestricted Subsidiary (as defined herein)) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Holding or any Restricted Subsidiary in such Person, and

     (v) $7.5 million.

     Notwithstanding the foregoing limitation, Holding and the Company may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this covenant; provided, however, that at the time of such payment of such dividend, no other Voting Rights Triggering Event shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of Holding or the Company in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Parity Stock or Junior Stock of Holding or the Company (other than Disqualified Stock (as defined herein) and other than Capital Stock issued or sold to a Subsidiary of Holding or an employee stock ownership plan or trust established by Holding or any of its Subsidiaries for the benefit of their employees); provided, however, that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Capital Stock Sale Proceeds (as defined herein) from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value shares of, or options to purchase shares of, common stock of the Company or Holding from employees or former employees of the Company, Holding or their Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors or the Company, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (or pay dividends or make loans to Holding for such purpose); provided, however, that (i) the aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements shall not exceed $1.0 million in any year or $5.0 million during the term of the Exchange Preferred Stock, except that (x) such amounts shall be increased by the aggregate net amount of cash received by Holding or the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees of the Company, Holding or their Subsidiaries and (y) Holding or the Company may forgive or return Employee Notes (as defined herein) without regard to the limitation set forth in clause (c)(i) above and such forgiveness or return shall not be treated as a Restricted Payment for purposes of determining compliance with such clause (c)(i) and (ii) such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or return of Employee Notes) shall be included in the calculation of the amount of Restricted Payments; and

     (d) make payments to Helen Hudson Lovaas pursuant to the Merger Agreement (as defined herein) in an aggregate amount not to exceed $1.1 million in any fiscal year or $3.3 million during the term of the Exchange Preferred Stock (plus, in each case, interest due on the unpaid portion of such required payments in accordance with the Merger Agreement); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

     Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. Holding shall not (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, and
(ii) to Holding or a Wholly Owned Subsidiary. Notwithstanding the foregoing, the Company may (A) make primary issuances of its common stock (1) in exchange solely for cash or Employee Notes or (2) as consideration in connection with the acquisition by the Company of any Person engaged in a Related Business (as defined herein) and (B) dispose of 100% of the shares of Capital Stock of another Restricted Subsidiary; provided that (I) in the case of clause (A)(1) or
(B) above, the Net Available Cash (as defined herein) received by the Company from any such transaction is applied within twelve months from the date of the receipt of such Net Available Cash to prepay, repay, legally defease or purchase Debt of Holding or any Restricted Subsidiary (excluding, in any such case, Disqualified Stock and Debt owed to Holding or an Affiliate of Holding) or to reinvest in Additional Assets (as defined herein) (including by means of an Investment in Additional Assets by Holding or a Restricted Subsidiary with Net Available Cash received by the Company); (II) in the case of clause (B) above, the Company receives consideration at the time of such disposition at least equal to the Fair Market Value of such Restricted Subsidiary and at least 75% of the consideration paid to the Company in connection with such disposition is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any other Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Preferred Stock) as a result of which the Company and the other Restricted Subsidiaries are no longer obligated with respect to such liability, (III) in the case of clause (A)(2) above, (x) the Company shall remain a Restricted Subsidiary immediately following such transaction, (y) such acquired Person shall be designated as a Restricted Subsidiary effective immediately following such transaction and (z) the aggregate consideration paid by the Company for such acquired Person shall not be in excess of the Fair Market Value thereof and (IV) in the case of clause (A)(1) or (A)(2) above, Holding obtains an opinion of independent counsel of national standing to the effect that such action will not result in Holding and the Company ceasing to be members of the same affiliated group (as defined in Section 1504(a) of the Code).

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (except, with respect to restrictions on dividends of non-cash Property, as permitted pursuant to clause (ii) of the next sentence), (b) make any loans or advances to Holding or any other Restricted Subsidiary or (c) transfer any of its Property to Holding or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date,
(B) pursuant to the Credit Facility, (C) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (D) which result from the Refinancing (as defined herein) of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (C) above or in clause (ii)(A) or (B) below, provided such restriction is no less favorable to the holders of the Exchange Preferred Stock than those under the agreement evidencing the Debt so Refinanced, and (ii) with respect to clause (c) only, to restrictions (A) encumbering Property at the time such Property was acquired by Holding or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (B) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.


     Limitation on Transactions with Affiliates. Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Holding (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are (i) set forth in writing,
(ii) in the interest of Holding or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to Holding or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Holding, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2.5 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) (ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, Holding obtains a written opinion from an Independent Appraiser (as defined herein) to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

     Notwithstanding the foregoing limitation, Holding or any Restricted Subsidiary may enter into or suffer to exist the following:


     (i) any transaction or series of transactions between Holding and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than 5% of the total voting power of the Voting Stock (as defined herein) (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Holding (other than a Restricted Subsidiary);

     (ii) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments";

     (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Holding or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

     (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of Holding or any Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

     (v) the payment of fees and expenses in connection with the Recapitalization pursuant to written agreements in effect on the Issue Date;

     (vi) the sale of common stock of Holding or the Company for cash; provided, that Holding or the Company may receive Employee Notes in an aggregate principal amount not in excess of $1.0 million at any one time outstanding;

     (vii) the payment of dividends in kind in respect of (i) the Mirror Preferred Stock or (ii) any other Preferred Stock issued in compliance with this covenant; and

     (viii) a proportionate split of, or a common stock dividend payable on, the common stock of Holding or the Company.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of Holding (other than the Company or any Subsidiary of the Company designated as a Restricted Subsidiary under the Indenture governing the Subordinated Notes) to be an Unrestricted Subsidiary if
(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Holding or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien (as defined herein) or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of Holding or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of Holding. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Holding will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the requirement set forth in the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "-- Limitation on Restricted Subsidiary Debt."

     Any such designation or redesignation by the Board of Directors will be evidenced to the Transfer Agent by filing with the Trustee a resolution of the Board of Directors (a "Board Resolution") giving effect to such designation or redesignation and an Officers' Certificate (as defined herein) (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Transfer Agent to occur within 45 days after the end of the fiscal quarter of Holding in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Holding's fiscal year, within 90 days after the end of such fiscal year).

     Limitation on Holding's Business. Holding shall not, directly or indirectly, engage in any business or activity other than the ownership of Capital Stock of the Company and business activities incidental thereto.


MERGER, CONSOLIDATION AND SALE OF PROPERTY

     Holding shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into Holding) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (a) Holding shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than Holding) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the Surviving Person (if other than Holding) expressly assumes all obligations of Holding under the Exchange Preferred Stock and the Certificate of Designation; (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of Holding, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Voting Rights Triggering Event shall have occurred and be continuing; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, Holding or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause
(a) of the first paragraph of the covenant described under "--Certain Covenants --Limitation on Restricted Subsidiary Debt", determining compliance thereunder for this purpose based upon the Consolidated Interest Expense, Consolidated Net Income and EBITDA of Holding or the Surviving Person, as the case may be, and its Restricted Subsidiaries; provided, however, that this clause (e) shall not apply to a merger between Holding and a Wholly Owned Subsidiary of Holding solely for the purpose of reincorporating Holding in another state of the United States so long as the total amount of Indebtedness of Holding and its Restricted Subsidiaries is not increased as a result thereof; and (f) Holding shall deliver, or cause to be delivered, to the Transfer Agent, in form and substance reasonably satisfactory to the Transfer Agent, an Officers' Certificate and an Opinion of Counsel (as defined herein), each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

BOOK-ENTRY SYSTEM

     The Exchange Preferred Stock may be issued in the form of one or more global securities (collectively, a "Global Security"). A Global Security will be deposited with, or on behalf of, the DTC and registered in the name of the DTC or its nominee. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to the DTC or another nominee of the DTC. Investors may hold their beneficial interests in a Global Security directly through the DTC if they have an account with the DTC or indirectly through organizations which have accounts with the DTC.

     Depository Procedures

     Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective number of shares of the Exchange Preferred Stock represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     Payment of dividends on Exchange Preferred Stock represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Exchange Preferred Stock represented thereby for all purposes under the Certificate of Designation. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a

Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated Exchange Preferred Stock only if (a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its discretion at any time determines not to have all the Exchange Preferred Stock represented by such Global Security or
(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Exchange Preferred Stock represented by such Global Security. Any Global Security that is exchangeable for certificated Exchange Preferred Stock pursuant to the preceding sentence will be exchanged for certificated Exchange Preferred Stock in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Exchange Preferred Stock, (a) certificated Exchange Preferred Stock will be issued only in fully registered form, (b) payment of dividends on the certificated Exchange Preferred Stock will be payable, and the transfer of the certificated Exchange Preferred Stock will be registerable, at the office or agency of the Company maintained for such purposes and (c) no service charge will be made for any registration of transfer or exchange of the certificated Exchange Preferred Stock, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Exchange Preferred Stock represented by such Global Security for all purposes under the Indenture and the Exchange Preferred Stock. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Exchange Preferred Stock represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Exchange Preferred Stock in definitive form and will not be considered to be the owners or holders of any Exchange Preferred Stock under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Certificate of Designation. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Certificate of Designation, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Certificate of Designation. Reference is made to the Certificate of Designation for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenant described under "--Certain Covenants-- Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holding or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Holding or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of Holding or any Restricted Subsidiary outside of the ordinary course of business of Holding or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to Holding or by Holding or a Restricted Subsidiary to a Wholly Owned Subsidiary,
(ii) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property", (iii) any Sale and Leaseback Transaction (as defined herein) completed within 180 days following the original acquisition of the subject assets where such Sale and Leaseback Transaction represents the intended financing of Property acquired after the Issue Date and (iv) any disposition or series of related dispositions of assets having a Fair Market Value and sale price of less than $500,000.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "Board of Directors" means the Board of Directors of Holding or the Company, as applicable, or any committee thereof duly authorized to act on behalf of such Board.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity (as defined herein) thereof

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shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by Holding from the issuance or sale (other than to a Subsidiary of Holding or an employee stock ownership plan or trust established by Holding or any of its Subsidiaries for the benefit of their employees) by Holding of any class of its Parity Stock and Junior Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Change of Control" means the occurrence of any of the following events:

     (a) prior to the first Public Equity Offering of common stock of Holding or the Company, the Permitted Holders (as defined herein) cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of the Voting Stock of Holding or the Company, whether as a result of the issuance of securities of Holding or the Company, any merger, consolidation, liquidation or dissolution of Holding or the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation);
or

     (b) after the first Public Equity Offering of common stock of Holding or the Company, any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting power of the Voting Stock of Holding or the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of Holding or the Company than such other Person or group (for purposes of this clause (b), such Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

     (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holding and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or Holding merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into Holding, in any such event pursuant to a transaction in which the outstanding Voting Stock of Holding is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of Holding is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the holders of the Voting Stock of Holding immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holding or the board of directors of the Company (together with any new directors whose election or appointment by the applicable board or whose nomination for election by the shareholders of Holding or the Company was approved by a vote of 66-2/3% of the applicable directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; or

     (e) the shareholders of Holding or the Company shall have approved any plan of liquidation or dissolution of Holding or the Company.

     Approval by the Board of Directors will not prevent a transaction from constituting a Change of Control if it otherwise falls within the definition hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if Holding or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period Holding or any Restricted Subsidiary shall have repaid, repurchased, legally defeased or otherwise discharged any Debt with Capital Stock Sale Proceeds, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge as if such discharge had occurred on the first day of such period, (iii) if since the beginning of such period Holding or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Holding or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holding and its continuing Restricted Subsidiaries in connection with such Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent Holding and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale),
(iv) if since the beginning of such period Holding or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holding or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (iii) or (iv) above if made by Holding or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Holding and as further contemplated by the definition of the term "pro forma". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable

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rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).


     "Consolidated Interest Expense" means, for any period, the total interest expense of Holding and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by Holding or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, other than with respect to Debt Incurred in connection with the Recapitalization, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (as defined herein) (including amortization of fees), (g) Disqualified Dividends (as defined herein) other than Disqualified Dividends paid with shares of Parity Stock or Junior Stock of Holding which is not Disqualified Stock, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than Holding or a Wholly Owned Subsidiary, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by Holding or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holding) in connection with Debt Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of Holding and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than Holding) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, Holding's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to Holding or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) Holding's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by Holding or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to Holding, except that subject to the exclusion contained in clause (d) below, Holding's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to Holding or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (or, for purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Subsidiary Debt" and "--Merger, Consolidation and Sale of Property" only, loss) realized upon the sale or other disposition of any Property of Holding or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, provided, that any tax benefit or tax liability resulting therefrom shall be excluded in such Consolidated Net Income, (e) any extraordinary gain or loss, provided, that any tax benefit or tax liability resulting therefrom shall be excluded in such Consolidated Net Income, (f) the cumulative effect of a change in accounting principles and (g) (i) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of Holding or any Restricted Subsidiary or
(ii) compensation expense realized with respect to periods prior to the Issue Date in respect of payments under the Company's 1994 Amended and Restated Equity Participation Plan or compensation expense, to the extent accrued in 1998, related to contingent payments to existing managers of the Company pursuant to the Merger Agreement in an aggregate amount not in excess of $2.4 million. Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holding or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

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

     "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), refinancings or replacements thereof by a lender or syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders).

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.


     "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day (as defined) following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (as defined herein);
(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

     "Disqualified Dividends" means, for any dividend with respect to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.


     "Disqualified Stock" means, with respect to any Person, Redeemable Stock (as defined herein) of such Person as to which (i) the maturity, (ii) mandatory redemption or (iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Subordinated Notes; provided, however, that Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock
(a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Stated Maturity of the Exchange Preferred Stock, if (x) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a corresponding obligation also arises with respect to the

Exchange Preferred Stock and (y) no such repurchase or redemption is permitted to be consummated unless and until such Person shall have satisfied all repurchase or redemption obligations with respect to any required purchase offer made with respect to the Exchange Preferred Stock.

     "EBITDA" means, for any period, an amount equal to, for Holding and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization expense and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Holding by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "Employee Notes" means promissory notes of employees of Holding, the Company or any of their Subsidiaries payable to Holding or the Company and received in connection with the substantially concurrent purchase of common stock Holding or of the Company by such employees.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $2.5 million, by any Officer of Holding or (b) if such Property has a Fair Market Value in excess of $2.5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Transfer Agent.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with "--Certain Covenants--Limitation on Holding Debt" and "--Certain Covenants--Limitation on Restricted Subsidiary Debt", amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "Indenture" means the Indenture dated as of the Issue Date among Holding, the Company and the United States Trust Company of New York, as Trustee, governing the Subordinated Notes.

     "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of Holding.

     "Industrias Hudson" means Industrias Hudson S.A. de C.V.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments", "--Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment" and "Investment" shall include the portion (proportionate to Holding's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Holding at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holding shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) Holding's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Holding's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Issue Date" means the date on which the Exchange Preferred Stock is initially issued.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "Merger Agreement" means the Amended and Restated Merger Agreement between Holding, River Acquisition Corp., the Company and shareholders of the Company dated as of March 15, 1998, as in effect on the Issue Date.

     "Mirror Preferred Stock" means the 11 1/2% Senior PIK Preferred Stock due 2010 of the Company.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from any Asset Sale or other transaction subject to the covenant described under "--Certain Covenants--Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such transaction or received in any other non-cash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction, (b) all payments made on any Debt which is secured by any Property subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law, be repaid out of the proceeds from such transaction, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such transaction and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction.

     "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of Holding.

     "Officers' Certificate" means a certificate signed by two Officers of Holding, at least one of whom shall be the principal executive officer or principal financial officer of Holding, and delivered to the Transfer Agent.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to Holding or the Trustee.

     "Permitted Holders" means Helen Hudson Lovaas, any member of the senior management of the Company or Holding on the Issue Date and Freeman Spogli & Co. Incorporated or any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or any entity controlled by, or under common control with, Freeman Spogli & Co. Incorporated.

     "Permitted Investment" means any Investment by Holding or a Restricted Subsidiary in (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Related Business; (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, Holding or a Restricted Subsidiary; provided that such Person's primary business is a Related Business; (c) Temporary Cash Investments; (d) receivables owing to Holding or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holding or such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) (i) loans and advances to employees made in the ordinary course of business consistent with past practices of Holding or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million at any one time outstanding and (ii) loans and advances to, or the receipt of Employee Notes from, employees of Holding, the Company or any of their Subsidiaries made or received in connection with the substantially concurrent purchase of common stock of Holding or the Company by such employees; provided that the aggregate principal amount of such loans, advances and notes payable shall not exceed $1.0 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Holding or a Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a disposition of assets; and (i) Investments in Persons engaged in a Related Business not to exceed $20.0 million at any one time outstanding (it being agreed that an Investment shall cease to be outstanding to the extent of dividends, repayments of loans or advances or other transfers of Property received by

Holding or any Restricted Subsidiary from such Persons, provided that such amounts do not increase the amount of Restricted Payments which Holding and the Restricted Subsidiaries may make pursuant to clause (c)(iv)(A) of the covenant described under "Certain Covenants--Limitation on Restricted Payments").

     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced and (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; provided , however, that Permitted Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of Holding or the Company or (y) Debt of Holding or the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of Holding, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of Holding, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

     "Public Equity Offering" means an underwritten public offering of common stock of Holding or the Company, as applicable, pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Debt" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition or construction by Holding or a Restricted Subsidiary of such asset, including remodelling thereof and additions and improvements thereto; provided, however, that such Debt is Incurred within 180 days after such acquisition of such asset by Holding or a Restricted Subsidiary or completion of such construction, remodelling, addition or improvement, as the case may be.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt or Disqualified Stock.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Parity Stock or Junior Stock of Holding or any Capital Stock of any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Holding or any Restricted Subsidiary), except for any dividend or distribution which is made solely to Holding or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Holding or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Junior Stock (other than Disqualified Stock) of Holding; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Parity Stock or Junior Stock of Holding or any Capital Stock of any Affiliate of Holding (other than from Holding or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Parity Stock, Junior Stock or Capital Stock, including the exercise of any option to exchange any such Parity Stock, Junior Stock or Capital Stock (other than for or into Capital Stock that is not Disqualified Stock); or (c) any Investment (other than Permitted Investments) in any Person.

     "Restricted Subsidiary" means (a) any Subsidiary of Holding unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Certain Covenants-- Designation of Restricted and Unrestricted Subsidiaries" and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to the covenant described under "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries".

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby Holding or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Securities Act" means the Securities Act of 1933.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Notes" means the 9 1/8% Senior Subordinated Notes due 2008 of the Company.

     "Subsidiary" means, in respect of any Person, any corporation, company, association, partnership, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Subsidiary of the Company that becomes a Subsidiary Guarantor pursuant to the terms of the Subordinated Notes.

     "Subsidiary Guaranty" means a Guarantee of the Subordinated Notes on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Subordinated Notes.

     "Temporary Cash Investments" means any of the following: (a) Investments in U.S. Government Obligations; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rate "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(a) entered into with a bank meeting the qualifications described in clause (b) above; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holding) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)); (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that (i) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof; and
(f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     "Unrestricted Subsidiary" means (a) any Subsidiary of Holding in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of Holding that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by Holding and its other Wholly Owned Subsidiaries.


MIRROR PREFERRED STOCK

     In connection with the Recapitalization, Holding acquired 300,000 shares of Hudson RCI's 11 1/2% Senior PIK Preferred Stock due 2010 (the "Mirror Preferred Stock") having an aggregate liquidation preference of $30.0 million. Dividends on the Mirror Preferred Stock accrued from the date of issuance and are payable semi-annually in arrears on April 15 and October 15 of each year (each a "Dividend Payment Date"), commencing October 15, 1998, at a rate per annum of 11 1/2% of the liquidation preference per share. The liquidation preference of each share of Mirror Preferred Stock is $100 (the "Liquidation Preference"). Dividends are payable in cash, except that on each Dividend Payment Date occurring on or prior to April 15, 2003, dividends may be paid, at Hudson RCI's option, by the issuance of additional shares of Mirror Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. Hudson RCI is required to redeem the Mirror Preferred Stock on April 15, 2010, at a redemption price equal to 100% of the liquidation preference thereof plus accumulated and unpaid dividends, if any, to the date of redemption.

          The Mirror Preferred Stock ranks (i) senior to all existing and future Junior Stock (as defined) and (ii) on a parity with all existing and future Parity Stock (as defined). In addition, the Mirror Preferred Stock ranks junior in right of payment to all obligations of Hudson RCI and its subsidiaries, including Industrias Hudson. The Mirror Preferred Stock is entitled to one half a vote per share on all matters submitted to Hudson RCI's common shareholders and votes as a class with the Common Stock. Upon consummation of the Recapitalization, the Company amended the Mirror Preferred Stock to contain additional provisions substantially similar to the Exchange Preferred Stock, except that the Mirror Preferred Stock is not exchangeable.

                   DESCRIPTION OF COMPANY EXCHANGE SECURITIES

COMPANY EXCHANGE DEBENTURES

     The Company Exchange Debentures, if issued, will be issued under an indenture (the "Company Exchange Indenture"), between the Company and a financial institution with a combined capital and surplus of at least $100.0 million, as Trustee (the "Trustee"). The following is a summary of certain provisions of the Company Exchange Indenture and the Company Exchange Debentures. A copy of the form of the Company Exchange Indenture and the form of the Company Exchange Debentures are available upon request to the Company at the Company's address set forth under "Available Information." The following summary of certain provisions of the Company Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Company Exchange Indenture, including those terms made a part thereof by the Trust Indenture Act of 1939, as amended. For purposes of this Section, references to "the Company" shall mean Hudson Respiratory Care Inc. excluding its subsidiaries. Certain other capitalized terms used but not defined in the following summary are set forth under "-- Company Preferred Stock--Certain Definitions." Other capitalized terms used but not defined herein and not otherwise defined under "--Company Preferred Stock-- Certain Definitions" are defined in the Company Exchange Indenture. The terms of the New Credit Facility and the Indenture governing the Subordinated Notes limit the Company's ability to issue the Company Exchange Debentures. See "Description of New Credit Facility" and "Description of the Subordinated Notes."

     The Company Exchange Debentures will mature on April 15, 2010 and will be limited in aggregate principal amount to the liquidation preference of the Holding Preferred Stock, plus without duplication, accumulated and unpaid dividends on the Exchange Date of the Holding Preferred Stock into Company Exchange Debentures (plus any additional Company Exchange Debentures issued in lieu of cash interest as described herein). The Company Exchange Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 (other than as described in "Description of the Holding Preferred Stock--Exchange for Company Exchange Debentures or Company Preferred Stock" or with respect to additional Company Exchange Debentures issued in lieu of cash interest as described herein).

     The Company Exchange Debentures will bear interest at the rate of 11 1/2% per annum from the most recent date on which interest has been paid or, if no interest has been paid from the Exchange Date, payable semiannually in cash (or, on or prior to April 15, 2003, in additional Company Exchange Debentures, at the option of Company) in arrears on each April 15 and October 15, beginning on the first such date after the Exchange Date, to the Persons who are registered holders of the Company Exchange Debentures at the close of business on the preceding April 1 or October 1 as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of, and premium, if any, and interest on, the Company Exchange Debentures will be payable and the Company Exchange Debentures will be exchangeable and transferable, at an office or agency of the Company, one of which will be maintained for such purpose in The City of New York (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register. The Company Exchange Debentures will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Company Exchange Debentures, except for any tax or other governmental charge that may be imposed in connection therewith.

     Optional Redemption

     Except as set forth below, the Company Exchange Debentures will not be redeemable at the option of Company prior to April 15, 2003. Thereafter, the Company Exchange Debentures will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:


                            Redemption
     Period                   Price
     ------                 ----------
     2003...................    105.750%
     2004...................    104.600%
     2005...................    103.450%
     2006...................    102.300%
     2007...................    101.150%
     2008 and thereafter....    100.000%

     In addition, at any time prior to April 15, 2001, the Company may redeem at its option (i) up to 50% or (ii) all but not less than all of the outstanding Company Exchange Debentures with the net proceeds of any Public Equity Offering by the Company at a redemption price (expressed as a percentage of principal amount) of 111.5% plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption shall be made upon consummation of such Public Equity Offering upon not less than 30 nor more than 60 days' notice.

     Subordination

     The Company Exchange Debentures will be subordinated, unsecured obligations of the Company. The payment of the principal of, and premium, if any, and interest on, the Company Exchange Debentures will be subordinated in right of payment to the payment when due of all Senior Debt (including senior subordinated indebtedness) of the Company, including obligations of the Company under the Subordinated Notes. The Company Exchange Debentures will rank pari passu in right of payment with any future Subordinated Debt of the Company.

     As of December 26, 1997, after giving effect to the Recapitalization, the Company would have had approximately $155.0 million of Senior Debt. The Company would also have had $60.0 million of undrawn commitments available under the New Credit Facility, which if drawn would constitute Senior Debt. The Company would not have had any outstanding Subordinated Debt.

     The Company Exchange Debentures will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of Subsidiaries of the Company. Since a portion of the operations of the Company are conducted through Subsidiaries, the Company's ability to service its debt, including the Company Exchange Debentures , is partially dependent upon the earnings of any such Subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those Subsidiaries to, the Company.
The payment of dividends and the making of loans and advances to the Company by such Subsidiaries are subject to statutory restrictions. As of December 26, 1997, after giving effect to the Recapitalization, Industrias Hudson, the Company's principal Subsidiary, would have had balance sheet liabilities of $0.1 million.

     The Company may not pay principal of, or premium, if any, or interest on, the Company Exchange Debentures, or make any deposit pursuant to the provisions described under "--Events of Default --Defeasance", and may not repurchase, redeem or otherwise retire any Company Exchange Debentures (collectively, "pay the Company Exchange Debentures"), if (a) any principal, premium or interest in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Company Exchange Debentures without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative (as defined herein) of each issue of Designated Senior Debt (as defined herein). During the continuance of any default (other than a default described in clause
(a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Company Exchange Debentures for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt

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

specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and the Company from the Representative which gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Company Exchange Debentures after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property, the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the Company Exchange Debentures are entitled to receive any payment of principal of or interest on the Company Exchange Debentures, except that holders of Company Exchange Debentures may receive and retain shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Company Exchange Debentures. Until the Senior Debt is paid in full in cash, any distribution to which holders of the Company Exchange Debentures would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Debt. If a payment or distribution is made to holders of Company Exchange Debentures that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

     If payment of the Company Exchange Debentures is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Company Exchange Debentures until three business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Company Exchange Debentures only if the Indenture otherwise permits payment at that time.

     By reason of the subordination provisions contained in the Company Exchange Indenture, in the event of bankruptcy or similar proceedings relating to the Company, holders of Senior Debt and other creditors (including trade creditors) of the Company may recover more ratably, even if the Company Exchange Debentures are pari passu with their claims, than the holders of the Company Exchange Debentures. In such event, there may be insufficient assets or no assets remaining to pay the principal of or interest on the Company Exchange Debentures.

     Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under "-- Defeasance" will not be subject to the subordination provisions described above.

     See "Risk Factors--Subordination of Company Exchange Debentures," "-- Fraudulent Conveyance and Distribution Limitation Considerations," "-- Substantial Leverage; Shareholders' Deficit," "Description of the Subordinated Notes" and "Description of New Credit Facility."

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Company Exchange Debentures pursuant to the provisions described under "--Defeasance".

     Book-Entry System

     The Company Exchange Debentures may be issued in the form of one or more global securities (collectively, a "Global Security"). A Global Security will be deposited with, or on behalf of, the DTC and registered in the name of the DTC or its nominee. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to the DTC or another nominee of the DTC. Investors may hold their beneficial interests in a Global Security directly through the DTC if they have an account with the DTC or indirectly through organizations which have accounts with the DTC.

     Depository Procedures. Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Company Exchange Debentures represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     Payment of principal of and interest on Company Exchange Debentures represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Company Exchange Debentures represented thereby for all purposes under the Exchange Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated Company Exchange Debentures only if (a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its discretion at any time determines not to have all the Company Exchange Debentures represented by such Global Security or (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Company Exchange Debentures represented by such Global Security. Any Global Security that is exchangeable for certificated Company Exchange Debentures pursuant to the preceding sentence will be exchanged for certificated Company Exchange Debentures in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Company Exchange Debentures, (a) certificated Company Exchange Debentures will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,
(b) payment of principal of, and premium, if any, and interest on, the certificated Company Exchange Debentures will be payable, and the transfer of the certificated Company Exchange Debentures will be registerable, at the office or agency of the Company maintained for such purposes and (c) no service charge will be made for any registration of transfer or exchange of the certificated Company Exchange Debentures, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Company Exchange Debentures represented by such Global Security for all purposes under the Company Exchange Indenture and the Company Exchange Debentures. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Company Exchange Debentures represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Company Exchange Debentures in definitive form and will not be considered to be the owners or holders of any Company Exchange Debentures under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Company Exchange Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Company Exchange Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Repurchase at the Option of the Holders Upon a Change of Control

     Upon the occurrence of a Change of Control, each holder of Company Exchange Debentures shall have the right to require the Company to repurchase all or any part of such holder's Company Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Trustee does not have the authority under the Exchange Indenture to waive the covenant relating to the holder's right to require redemption of the Company Exchange Debentures upon the occurrence of a Change of Control.

     Within 30 days following any Change of Control, the Company shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the Trustee, to each holder of Company Exchange Debentures, at such holder's address appearing in the Security Register, a notice stating: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Company Exchange Debentures timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;
(iii) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (iv) the procedures that holders of Company Exchange Debentures must follow in order to tender their Company Exchange Debentures (or portions thereof) for payment, and the procedures that holders of Company Exchange Debentures must follow in order to withdraw an election to tender Company Exchange Debentures (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Company Exchange Debentures pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

     The Change of Control repurchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Company Exchange Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Company Exchange Debentures to require the Company to repurchase such Company Exchange Debentures as a result of a sale, transfer, assignment, lease, conveyance or other disposition of less than all the assets of the Company may be uncertain.

     The New Credit Facility prohibits and the Company Exchange Indenture limits the repurchase by the Company of any Company Exchange Debentures. In addition, the occurrence of certain of the events that would constitute a Change of Control would constitute a default under the New Credit Facility and would require the Company to make an offer to purchase Subordinated Notes pursuant to the Company Exchange Indenture. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Company Exchange Debentures of their right to require the Company to repurchase such Company Exchange Debentures could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of Company Exchange Debentures upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to purchase Company Exchange Debentures in connection with a Change of Control would result in a default under the Company Exchange Indenture which would, in turn, constitute a default under existing (and may constitute a default under future) debt of the Company. If such debt constitutes Designated Senior Debt, the subordination provisions in the Company Exchange Indenture would likely restrict payment to holders of Company Exchange Debentures. The provisions under the Company Exchange Indenture relative to the Company's obligation to make an offer to repurchase the Company Exchange Debentures as a result of a Change of Control may be waived or modified (at any time prior to the occurrence of such Change of Control) with the written consent of the holders of a majority in principal amount of the Company Exchange Debentures.

     Certain Covenants

     The Company Exchange Indenture contains covenants including, among others, the following:

     Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 1.75 to 1.00 if such Debt is Incurred from the Issue Date through April 15, 2000, and 2.00 to 1.00 if such Debt is Incurred thereafter or (b) such Debt is Permitted Debt.

     The term "Permitted Debt" is defined to include the following:

     (a) Debt evidenced by the Company Exchange Debentures and the Subordinated Notes and Subsidiary Guaranties of the Subordinated Notes;

     (b)(i) Debt under the Credit Facility; provided that the aggregate principal amount of all such Debt under the Credit Facility comprised of (A) term loans at any one time outstanding shall not exceed $40.0 million minus all principal amounts repaid in respect of such term loans and (B) revolving credit loans and obligations at any one time outstanding shall not exceed the greater of (x) $60.0 million and (y) the sum of the amounts equal to (1) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and (2) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) Guarantees of Debt under the Credit Facility;

     (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt; provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased (including costs of installation, taxes and delivery charges with respect to such acquisition, construction or lease) and
(ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (c) and then outstanding) does not exceed $15.0 million;

     (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Wholly Owned Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

     (e) Debt of a Wholly Owned Subsidiary Incurred and outstanding on or prior to the date on which such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Wholly Owned Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) in the first paragraph of this covenant;

     (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

     (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

     (h) Debt in connection with one or more standby letters of credit or performance bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

     (i) Debt outstanding on the Issue Date not otherwise described in clauses
(a) through (h) above;

     (j) Debt not otherwise described in clauses (a) through (i) above in an aggregate principal amount outstanding at any one time not to exceed $15.0 million; and

     (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the first paragraph of this covenant and clauses (a),
(c), (e) and (i) above, subject, in the case of clause (c) above, to the limitations set forth in the proviso thereto.

     Notwithstanding the immediately foregoing two paragraphs, (a) the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt pursuant to such paragraphs if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Company Exchange Debentures to at least the same extent as such Subordinated Obligations.

     Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

     (a) a Default or Event of Default shall have occurred and be continuing,

     (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "-- Limitation on Debt" or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

     (i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

     (ii)  Capital Stock Sale Proceeds,

     (iii) the amount by which Debt of the Company Incurred after the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date of any Debt (other than Subordinated Obligations) of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), and

     (iv) an amount equal to the sum of (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, to the extent such dividends, repayments or transfers do not increase the amount of Permitted Investments permitted to be made pursuant to clause (i) of the definition thereof and (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

     (v)   $7.5 million.

     Notwithstanding the foregoing limitation, the Company may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

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

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

     (d) purchase, repurchase, redeem, legally defease, acquire or retire for value, or pay dividends or make loans to Holding to enable Holding substantially concurrently therewith to purchase, repurchase, redeem, legally defease, acquire or retire for value, shares of, or options to purchase shares of, common stock of the Company or Holding from employees or former employees of the Company, Holding or any of their Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board or Directors or the board of directors of Holding, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that
(i) the aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements shall not exceed $1.0 million in any year or $5.0 million during the term of the Company Exchange Debentures, except that (x) such amounts shall be increased by the aggregate net amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees of the Company, Holding or any of their Subsidiaries and (y) the Company may forgive or return Employee Notes without regard to the limitation set forth in clause (d)(i) above and such forgiveness or return shall not be treated as a Restricted Payment for purpose of determining compliance with such clause (d)(i) and (ii) such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or return of Employee Notes) shall be included in the calculation of the amount of Restricted Payments;

     (e) purchase or redeem Subordinated Obligations pursuant to asset sale or change of control provisions contained in the governing instrument relating thereto; provided, however, that (i) no offer or purchase obligation may be triggered in respect of any such Subordinated Obligation unless a corresponding obligation also arises with respect to the Company Exchange Debentures and (ii) in any event, no repurchase or redemption of any such Subordinated Obligation may be consummated unless and until the Company shall have satisfied all repurchase obligations with respect to any required purchase offer made with respect to the Company Exchange Debentures; provided, however, that such purchases or redemptions shall be included in the calculation of the amount of Restricted Payments; and

     (f) make payments to Helen Hudson Lovaas pursuant to the Merger Agreement in an aggregate amount not to exceed $1.1 million in any fiscal year or $3.3 million during the term of the Subordinated Notes (plus, in each case, interest due on the unpaid portion of such required payments in accordance with the Merger Agreement); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens (as defined herein)) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless (i) if such Lien secures Subordinated Debt, the Company Exchange Debentures are secured on an equal and ratable basis with such Debt and
(ii) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Company Exchange Debentures in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the Company Exchange Debentures.

     Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, (ii) to the Company or a Wholly Owned Subsidiary or (iii) a disposition of 100% of the shares of Capital Stock of a Restricted Subsidiary that complies with the covenant described under "--Limitation on Asset Sales."

     Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (a) the Company or such Restricted Subsidiary receives

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

consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Company Exchange Debentures) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and (c) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt): (a) to prepay, repay, legally defease or purchase Senior Debt of the Company or any Restricted Subsidiary (excluding, in any such case, Disqualified Stock and Debt owed to the Company or an Affiliate of the Company); or (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, however, that in connection with any prepayment, repayment, legal defeasance or purchase of Debt pursuant to clause
(a) above, the Company or such Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced by an amount equal to the principal amount so prepaid, repaid, legally defeased or purchased.

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within twelve months from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Company Exchange Debentures which offer shall be in the amount of the Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Company Exchange Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Company Exchange Debentures have been given the opportunity to tender their Company Exchange Debentures for purchase in accordance with the Company Exchange Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Company Exchange Indenture and the amount of Excess Proceeds will be reset to zero.

     Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Company Exchange Debentures, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Company Exchange Debentures pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (except, with respect to restrictions on dividends of non-cash Property, as permitted pursuant to clause (ii) of the next sentence), (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply
(i) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (C) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause
(i)(A) or (B) above or in clause (ii)(A) or (B) below, provided such restriction is no less favorable to the holders of Company Exchange Debentures than those under the agreement evidencing the Debt so Refinanced, and (ii) with respect to clause (c) only, to restrictions (A) relating to Debt that is permitted to be Incurred and secured without also securing the Company Exchange Debentures equal and ratable treatment pursuant to the covenants described under "--Limitation on Debt" and "--Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt, (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are (i) set forth in writing,
(ii) in the interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2.5 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) (ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

     (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

     (ii) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments";

     (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

     (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

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

     (v) the payment of fees and expenses in connection with the Recapitalization pursuant to written agreements in effect on the Issue Date;

     (vi) the sale of common stock of the Company for cash; provided, that the Company may receive Employee Subordinated Notes in an aggregate principal amount not in excess of $1.0 million at any one time outstanding;

     (vii) the payment of dividends in kind in respect of (i) the Company Preferred Stock or (ii) any other Preferred Stock issued in compliance with this covenant; and

     (viii) a proportionate split of, or a common stock divided payable on, the common stock of the Company.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company (other than Industrias Hudson) to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "- -Limitation on Debt" and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

     Limitation on Holding's Business. Holding shall not, directly or indirectly, engage in any business or activity other than the ownership of Capital Stock of the Company and business activities incidental thereto.


     Merger, Consolidation and Sale of Property

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Company Exchange Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Company Exchange Indenture to be performed by the Company; (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;
(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of the covenant described under "--Certain Covenants--Limitation on Debt"; provided, however, that this clause (e) shall not apply to a merger between the Company and a Wholly Owned Subsidiary of the Company Holding incorporated in another state of the United States solely for the purpose of reincorporating the Company as long as the total amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased as a result thereof; and (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of a sale, transfer, assignment, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of, and premium, if any, and interest on, the Company Exchange Debentures.


     Events of Default

     Events of Default in respect of the Company Exchange Debentures as set forth in the Company Exchange Indenture include: (a) failure to make the payment of any interest on the Company Exchange Debentures when the same becomes due and payable, and such failure continues for a period of 30 days; (b) failure to make the payment of any principal of, or premium, if any, on, any of the Company Exchange Debentures when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (c) failure to comply with the covenant described above under "--Merger, Consolidation and Sale of Property"; (d) failure to comply with any other covenant or agreement in the Company Exchange Debentures or in the Company Exchange Indenture (other than a failure which is the subject of the foregoing clause (a), (b) or (c)) and such failure continues for 30 days after written notice is given to the Company as provided below; (e) a default under any Debt by the Company or any Restricted Subsidiary which results in acceleration of the stated maturity of such Debt, or failure to pay any such Debt at final maturity, in an aggregate amount greater than $7.5 million (or its foreign currency equivalent at the time) (the "cross acceleration provisions");
(f) any judgment or judgments for the payment of money in an aggregate amount in excess of $7.5 million (or its foreign currency equivalent at the time) shall be rendered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); and (g) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (as defined herein) (the "bankruptcy provisions").

     A Default under clause (d) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     The Company Exchange Indenture provides that if an Event of Default with respect to the Company Exchange Debentures (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Company Exchange Debentures then outstanding may declare to be immediately due and payable the principal amount of all the Company Exchange Debentures then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary shall occur, such amount with respect to all the Company Exchange Debentures shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Company Exchange Debentures. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Company Exchange Debentures then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Company Exchange Indenture.

     Subject to the provisions of the Company Exchange Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Company Exchange Indenture at the request or direction of any of the holders of the Company Exchange Debentures, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Company Exchange Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Subordinated Notes.

     No holder of Company Exchange Debentures will have any right to institute any proceeding with respect to the Company Exchange Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default, (b) the registered holders of at least 25% in aggregate principal amount of the Company Exchange Debentures then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee and (c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Company Exchange Debentures then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of any Company Exchange Debenture for enforcement of payment of the principal of, and premium, if any, or interest on, such Company Exchange Debenture on or after the respective due dates expressed in such Company Exchange Debenture.

     Amendments and Waivers

     Subject to certain exceptions, the Company Exchange Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Company Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Company Exchange Debentures) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Company Exchange Indenture which cannot be amended without the consent of each holder of an outstanding Company Exchange Debenture) with the consent of the registered holders of at least a majority in aggregate principal amount of the Company Exchange Debentures then outstanding. However, without the consent of each holder of an outstanding Company Exchange Debenture, no amendment may, among other things, (a) reduce the amount of Company Exchange Debentures whose holders must consent to an amendment or waiver, (b) reduce the rate of or extend the time for payment of interest on any Company Exchange Debenture, (c) reduce the principal of or extend the Stated Maturity of any Company Exchange Debenture,
(d) make any Company Exchange Debenture payable in money other than that stated in the Company Exchange Debenture, (e) impair the right of any holder of the Company Exchange Debentures to receive payment of principal of and interest on such holder's Company Exchange Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Company Exchange Debentures, (f) release any security interest that may have been granted in favor of the holders of the Company Exchange Debentures,
(g) reduce the premium payable upon the redemption or repurchase of any Company Exchange Debenture, or change the time at which any Company Exchange Debenture may be redeemed, as described under "--Optional Redemption", (h) reduce the premium payable upon a Change of Control or, at any time after a Change of Control or Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Company Exchange Debentures must be repurchased pursuant to such Change of Control Offer or (i) make any change to the subordination provisions of the Company Exchange Indenture that would adversely affect the holders of the Company Exchange Debentures.

     Without the consent of any holder of the Company Exchange Debentures, the Company and the Trustee may amend the Company Exchange Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Company Exchange Indenture, to provide for uncertificated Company Exchange Debentures in addition to or in place of certificated Company Exchange Debentures (provided that the uncertificated Company Exchange Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Company Exchange Debentures are described in Section 163(f)(2)(B) of the Code), to secure the Company Exchange Debentures, to add to the covenants of the Company for the benefit of the holders of the Company Exchange Debentures or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the Company Exchange Debentures in any material respect, to make any change to the subordination provisions of the Company Exchange Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions or to comply with any requirement of the Commission in connection with the qualification of the Company Exchange Indenture under the Trust Indenture Act.

     No amendment may be made to the subordination provisions of the Company Exchange Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change. The consent of the holders of the Company Exchange Debentures is not necessary under the Company Exchange Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Company Exchange Indenture becomes effective, the Company is required to mail to each registered holder of the Company Exchange Debentures at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Company Exchange Debentures, or any defect therein, will not impair or affect the validity of the amendment.

     Defeasance

     The Company at any time may terminate all its obligations under the Company Exchange Debentures and the Company Exchange Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Company Exchange Debentures, to replace mutilated, destroyed, lost or stolen Company Exchange Debentures and to maintain a registrar and paying agent in respect of the Company Exchange Debentures. The Company at any time may terminate its obligations under the covenants described under "--Repurchase at the Option of Holders Upon a Change of Control" and "--Certain Covenants", the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the limitations contained in clauses (e) and (f) under the first paragraph of "-- Merger, Consolidation and Sale of Property" above ("covenant defeasance"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Company Exchange Debentures may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Company Exchange Debentures may not be accelerated because of an Event of Default specified in clause (d) (with respect to the covenants described under "--Certain Covenants"), (e), (f), (g) (with respect only to Significant Subsidiaries) or (h) under "--Events of Default" above or because of the failure of the Company to comply with clauses (e) and (f) under the first paragraph of "--Merger, Consolidation and Sale of Property" above.

     In order to exercise either defeasance option, the Company must, among other things, irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Company Exchange Debentures to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Company Exchange Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

     Governing Law

     The Company Exchange Indenture and the Company Exchange Debentures are governed by the internal laws of the State of New York without reference to principles of conflicts of law.


     The Trustee

     Prior to entering into the Company Exchange Indenture, the Company will appoint a trustee which will satisfy the requirements of Sections 310(a)(1) and 310(a)(5) of the Trust Indenture Act of 1939, as amended, which will have a combined capital and surplus of at least $100.0 million as set forth on its most recently published report of condition and will have a corporate trust office located in the City of New York.

     The Company Exchange Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Company Exchange Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Company Exchange Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.


COMPANY PREFERRED STOCK

     The following is a summary of certain provisions of the Company Exchange Certificate of Determination and the Company Preferred Stock. A copy of the Company Exchange Certificate of Determination and the form of Company Preferred Stock is available upon request to the Company at the Company's address set forth under "Available Information." The following summary of certain provisions of the Company Exchange Certificate of Determination does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Company Exchange Certificate of Determination. For purposes of this Section, references to "the Company" shall mean Hudson Respiratory Care Inc. excluding its subsidiaries. Other capitalized terms used but not defined herein are defined in the Company Exchange Certificate of Determination.

     General

     At the consummation of the Offerings, the Company will authorize its 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010, $100 par value per share, designated as "11 1/2% Senior Exchangeable PIK Preferred Stock due 2010." Subject to certain conditions, the Company Preferred Stock will be exchangeable, in whole but not in part, for the Company Exchange Debentures at the option of the Company at any time. When issued, the Company Preferred Stock will be validly issued, fully paid and nonassessable. The holders of the Company Preferred Stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants, or other securities of the Company of any class. The Company Preferred Stock will be eligible for trading in the Portal Market.

     Ranking

     The Company Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Company and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Company Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock") and (ii) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Company Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"). As of June 30, 1998, the Company had issued and outstanding $78.0 million in Junior Stock, $30.0 million in Parity Stock and no other issued and outstanding capital stock which ranked senior to the Company Preferred Stock. Creditors of the Company will have priority over the Company Preferred Stock with respect to claims on the assets of the Company. In addition, creditors and stockholders of the Company's subsidiaries, including Industrias Hudson, will have priority over the Company Preferred Stock with respect to claims on the assets of such subsidiaries.

     While any shares of Company Preferred Stock are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of Capital Stock or Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Company Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock") or Parity Stock without the consent of the holders of at least 66 2/3% of the outstanding shares of the Company Preferred Stock. However, without the consent of any holder of Company Preferred Stock, the Company may create additional classes of stock or issue series of a stock that ranks junior to the Company Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up. See "--Voting Rights."

     Dividends

     The holders of shares of Company Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date of the Company Preferred Stock accruing at the rate per share of 11 1/2% per annum, payable semi-annually in arrears on each of April 15 and October 15 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding April 1 and October 1. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to April 15, 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of Company Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Company Preferred Stock will constitute "payment" of the related dividend for all purposes of the Company Exchange Certificate of Determination. Dividends payable on the Company Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis. For a discussion of certain Federal income tax considerations relevant to the payment of dividends on the Company Preferred Stock, see "Certain U.S. Federal Income Tax Considerations."

     Dividends on the Company Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. California law restricts the ability of Hudson RCI to pay cash dividends with respect to the Company Preferred Stock. See "Risk Factors--Holding's Ability to Pay Dividends; Holding Company Structure."

     No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Company Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Company Preferred Stock.

     Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Company Preferred Stock for all prior dividend periods. If accrued dividends on the Company Preferred Stock for all prior dividend periods have not been paid in full then any dividend declared on the Company Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Company Preferred Stock and such Parity Stock.

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash set apart for such payment on the Company Preferred Stock. If full dividends are not so paid, the Company Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Company Preferred Stock.

     Optional Redemption

     Except as set forth below, the Company Preferred Stock will not be redeemable at the option of the Company prior to April 15, 2003. Thereafter, the Company Preferred Stock will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of the Liquidation Preference thereof), plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if redeemed during the 12-month period commencing on of the years set forth below:


                                               Redemption
              Period                             Price
              ------                           ---------
               2003..........................   105.750%
               2004..........................   104.600%
               2005..........................   103.450%
               2006..........................   102.300%
               2007..........................   101.150%
               2008 and thereafter...........   100.000%



     In addition, at any time prior to April 15, 2001, the Company may redeem at its option (i) up to 50% or (ii) all but not less than all of the outstanding shares of Company Preferred Stock with the net proceeds of any Public Equity Offering by the Company at a redemption price (expressed as a percentage of the Liquidation Preference thereof) of 111.5% plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period). Any such redemption shall be made upon consummation of such Public Equity Offering upon not less than 30 nor more than 60 days' notice.


     Exchange for Company Exchange Debentures

     The Company may, at its option, subject to certain conditions, exchange the Company Preferred Stock, in whole but not in part, at any time, for Company Exchange Debentures; provided , however, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Company Preferred Stock (including the dividend payable on such date) that are not paid contemporaneously with such exchange or other contractual impediments to such exchange; (ii) such exchange is permitted under applicable law; (iii) immediately after giving effect to such exchange, no Default (as defined in the Company Exchange Indenture) shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee under the Company Exchange Indenture an opinion of counsel with respect to the due authorization and issuance of the Company Exchange Debentures. The exchange of the Company Preferred Stock for Company Exchange Debentures is currently prohibited by the terms of the New Credit Facility and limited by the Indenture governing the Subordinated Notes. See "Description of New Credit Facility" and "Description of the Subordinated Notes."

     Upon any exchange of Company Preferred Stock for Company Exchange Debentures pursuant to this section, holders of outstanding shares of Company Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Company Exchange Debentures for each $1.00 liquidation preference of Company Preferred Stock held by them, and an amount in cash equal to a prorated dividend for any partial dividend period. The Company Exchange Debentures will be issued in registered form, without coupons. Company Exchange Debentures issued in exchange for Company Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Company Preferred Stock will receive certificates representing the entire amount of Company Exchange Debentures to which such holder's shares of Company Preferred Stock entitle such holder; provided, however, that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000.

     The Company will send a written notice of exchange by mail to each holder of record of shares of Company Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for any exchange. On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of Company Preferred Stock, and all rights of the holders of Company Preferred Stock (except the right to receive the Company Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the exchange date and, if Company so elects, cash in lieu of any Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Company Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Company Exchange Debentures.

     Mandatory Redemption

     On April 15, 2010, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Company Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date of redemption. The Company will not be required to make sinking fund payments with respect to the Company Preferred Stock. The Company Exchange Certificate of Determination will provide that the Company will take all actions required or permitted under California law to permit such redemption.

     Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Company Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, an amount equal to the Liquidation Preference per share of Company Preferred Stock held by such holder, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Company Preferred Stock and all other Parity Stock are not paid in full, the holders of the Company Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled.
After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Company Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Company Exchange Certificate of Determination will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Company Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of such shares of Company Preferred Stock.

     Voting Rights

     The holders of Company Preferred Stock, except as otherwise required under California law or as provided in the Company Exchange Certificate of Determination, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     The Company Exchange Certificate of Determination will provide that if (i) dividends on the Company Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after April 15, 2003, are not paid in cash) for six or more Dividend Periods (whether or not consecutive); (ii) the Company fails to redeem the Company Preferred Stock on April 15, 2010, or fails to otherwise discharge any redemption obligation with respect to the Company Preferred Stock;
(iii) Company fails to make an offer to purchase all of the outstanding shares of Company Preferred Stock following a Change of Control (whether or not the Company is permitted to do so by the terms of the Indenture, the New Credit Facility or any other obligation of the Company), (iv) a breach or violation of any of the provisions described under the caption "--Certain Covenants" occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Company Preferred Stock then outstanding; or (v) the Company fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company or the stated maturity of any such Indebtedness of the Company or any Subsidiary of the Company is accelerated because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million, then the holders of the outstanding shares of Company Preferred Stock, voting together as a class with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, will be entitled to elect two additional members to the Board of Directors to serve on the Board of Directors, and the number of members of the Board of Directors will be immediately and automatically increased by two. Such voting rights of the Company Preferred Stock will continue until such time as, in the case of a dividend default, all dividends in arrears on the Company Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of at least a majority of the shares of Company Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph (subject to the right of holders of any other Preferred Stock to elect such directors) shall terminate. Each such event described in clauses (i) through (vi) above is referred to herein as a "Voting Rights Triggering Event."


     The Company Exchange Certificate of Determination will also provide that the Company will not authorize any class of Senior Stock or Parity Stock without the affirmative vote or consent of holders of at least 66 2/3% of the shares of Company Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. In addition, the Company Exchange Certificate of Determination will provide that the Company may not authorize the issuance of any additional shares of Company Preferred Stock (other than additional shares of Company Preferred Stock to be issued as dividends on outstanding shares of Company Preferred Stock) without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Company Preferred Stock, voting or consenting, as the case may be, as one class. The Certificate of Designation will also provide that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock, including the designation of a series thereof within the existing class of Company Preferred Stock, or (b) the increase or decrease in the amount of authorized Capital Stock of any class, including any Company Preferred Stock, shall not require the consent of the holders of Company Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Company Preferred Stock.

     Redemption at the Option of Holders Upon a Change of Control

     Upon the occurrence of a Change of Control, each holder of Company Preferred Stock shall have the right to require the Company to redemption all or any part of such holder's Company Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at a redemption price (the "Change of Control Redemption Price") equal to 101% of the Liquidation Preference thereof, plus accrued and unpaid dividends thereon, if any, to the redemption date (including an amount in cash equal to a pro rated dividend for any partial dividend period). The Certificate of Determination does not provide for waiver of the covenant relating to the holder's right to require redemption of the Company Preferred Stock upon the occurrence of a Change of Control.

     Within 30 days following any Change of Control, the Company shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the transfer agent, to each holder of Company Preferred Stock, at such holder's address appearing in the Security Register, a notice stating: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Redemption at the Option of Holders Upon a Change of Control" and that all Company Preferred Stock timely tendered will be accepted for payment; (ii) the Change of Control Redemption Price and the redemption date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed; (iii) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (iv) the procedures that holders of Company Preferred Stock must follow in order to tender their Company Preferred Stock (or portions thereof) for payment, and the procedures that holders of Company Preferred Stock must follow in order to withdraw an election to tender Company Preferred Stock (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the redemption of Company Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

     The Change of Control redemption feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Company Exchange Certificate of Determination, but that could increase the amount of debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Company Preferred Stock to require the Company to redeem such Company Preferred Stock as a result of a sale, transfer, assignment, lease, conveyance or other disposition of less than all the assets of the Company may be uncertain.

     The New Credit Facility currently prohibits the Company from purchasing or redeeming any Company Preferred Stock and also provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under such existing debt. The Subordinated Notes also limit the Company's ability to redeem the Company Preferred Stock. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Company Preferred Stock of their right to require the Company to redeem such Company Preferred Stock could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such redemption on the Company. Finally, the Company's ability to pay cash to holders of Company Preferred Stock upon a redemption may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required redemptions. The Company's failure to purchase Company Preferred Stock in connection with a Change of Control would result in a breach of the Certificate of Designation which would, in turn, constitute a default under the New Credit Facility and may constitute a default under future debt of the Company and could lead to the acceleration of the indebtedness thereunder. In any such event, the subordination of the Company Preferred Stock and the security granted in respect of the New Credit Facility would likely result in the Holders of the Company Preferred Stock receiving less ratably than creditors of the Company.

     In addition, the terms of the Subordinated Notes include provisions similar to those contained in the Company Exchange Certificate of Determination enabling holders thereof to require the Company to redeem all or any part of such securities under circumstances constituting a Change of Control. However, the Company may not have sufficient resources to redeem tendered shares of Company Preferred Stock and/or Subordinated Notes and any such failure may constitute a default under the terms of the New Credit Facility, the Subordinated Notes, and the Certificate of Determination. Again, in any such event, the subordination of the Company Preferred Stock and the security granted in respect of the New Credit Facility would likely result in the Holders of the Company Preferred Stock receiving less ratably than creditors of the Company.

     Certain Covenants

     The Company Exchange Certificate of Determination contains covenants including, among others, the following:

     Limitation on Restricted Subsidiary Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Voting Rights Triggering Event would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 1.75 to
1.00 if such Debt is Incurred from the Issue Date through April 15, 2000, and
2.00 to 1.00 if such Debt is Incurred thereafter or (b) such Debt is Permitted Debt.

     The term "Permitted Debt" is defined to include the following:

     (a) Debt of the Company evidenced by the Subordinated Notes and of Subsidiary Guarantors evidenced by Subsidiary Guaranties;

     (b) (i) Debt under the Credit Facility; provided that the aggregate principal amount of all such Debt under the Credit Facility comprised of (A) term loans at any one time outstanding shall not exceed $40.0 million minus all principal amounts repaid in respect of such term loans and (B) revolving credit loans and obligations at any one time outstanding shall not exceed the greater of (x) $60.0 million and (y) the sum of the amounts equal to (1) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and
(2) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) Guarantees of Debt under the Credit Facility;

     (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt; provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased (including costs of installation, taxes and delivery charges with respect to such acquisition, construction or lease) and
(ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (c) and then outstanding) does not exceed $15.0 million;

     (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Wholly Owned Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

     (e) Debt of a Wholly Owned Subsidiary Incurred and outstanding on or prior to the date on which such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Wholly Owned Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) in the first paragraph of this covenant;

     (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

     (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

     (h) Debt in connection with one or more standby letters of credit or performance bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

     (i) Debt outstanding on the Issue Date not otherwise described in clauses
(a) through (h) above;

     (j) Debt not otherwise described in clauses (a) through (i) above in an aggregate principal amount outstanding at any one time not to exceed $15.0 million and clause (l) below;

     (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the first paragraph of this covenant and clauses (a),
(c), (e) and (i) above, subject, in the case of clause (c) above, to the limitations set forth in the proviso thereto; and

     (l) Debt of the Company under the Company Exchange Debentures.

     Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

     (a) a Voting Rights Triggering Event shall have occurred and be continuing,

     (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "-- Limitation on Restricted Subsidiary Debt" or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

     (i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

     (ii) the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Parity Stock and Junior Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof,

     (iii) the amount by which Debt of the Company Incurred after the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date of any Debt for Parity Stock or Junior Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), and

     (iv) an amount equal to the sum of (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, to the extent such dividends, repayments or transfers do not increase the amount of Permitted Investments permitted to be made pursuant to clause (i) of the definition thereof and (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

     (v) $7.5 million.

     Notwithstanding the foregoing limitation, the Company may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this covenant; provided, however, that at the time of such payment of such dividend, no other Voting Rights Triggering Event shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Parity Stock or Junior Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value shares of, or options to purchase shares of, common stock of the Company from employees or former employees of the Company, Holding or any of their Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (or pay dividends or make loans to Holding for such purpose); provided, however, that (i) the aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements shall not exceed $1.0 million in any year or $5.0 million during the term of the Company Preferred Stock, except that (x) such amounts shall be increased by the aggregate net amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees of Holding, the Company or any of their Subsidiaries and (y) the Company may forgive or return Employee Notes without regard to the limitation set forth in clause (d)(i) above and such forgiveness or return shall not be treated as a Restricted Payment for purpose of determining compliance with such clause (d)(i) and (ii) such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or return of Employee Notes) shall be included in the calculation of the amount of Restricted Payments; and

     (d) make payments to Helen Hudson Lovaas pursuant to the Merger Agreement in an aggregate amount not to exceed $1.1 million in any fiscal year or $3.3 million during the term of the Company Preferred Stock (plus, in each case, interest due on the unpaid portion of such required payments in accordance with the Merger Agreement); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

     Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, (ii) to the Company or a Wholly Owned Subsidiary or (iii) the disposition of 100% of the Capital Stock of a Restricted Subsidiary; provided that (x) the Company receives consideration at the time of such disposition at least equal to the Fair Market Value of such Restricted Subsidiary, (y) at least 75% of the consideration paid to the Company in connection with such disposition is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Company Preferred Stock) as a result of which the Company

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

and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and (z) the Net Available Cash received by the Company from such disposition is applied within twelve months from the date of the receipt of such Net Available Cash to prepay, repay, legally defease or purchase Debt of the Company or any Restricted Subsidiary (excluding, in any such case, Disqualified Stock and Debt owed to the Company or an Affiliate of the Company) or to reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company).

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (except, with respect to restrictions on dividends of non-cash Property, as permitted pursuant to clause (ii) of the next sentence), (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (C) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, provided such restriction is no less favorable to the holders of the Company Preferred Stock than those under the agreement evidencing the Debt so Refinanced, and (ii) with respect to clause (c) only, to restrictions (A) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (B) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or
(C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are (i) set forth in writing,
(ii) in the interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2.5 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) (ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

     (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

     (ii) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments";

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

     (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

     (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

     (v) the payment of fees and expenses in connection with the Recapitalization pursuant to written agreements in effect on the Issue Date;

     (vi) the sale of common stock of the Company for cash; provided, that the Company may receive Employee Subordinated Notes in an aggregate principal amount not in excess of $1.0 million at any one time outstanding;

     (vii) the payment of dividends in kind in respect of (i) the Mirror Preferred Stock or (ii) any other Preferred Stock issued in compliance with this covenant; and

     (viii) a proportionate split of, or a common stock dividend payable on, the common stock of the Company.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company (other than Industrias Hudson) to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "--Limitation on Restricted Subsidiary Debt" and (y) no Voting Rights Triggering Event shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Transfer Agent a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate
(a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Transfer Agent to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

     Merger, Consolidation and Sale of Property

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed

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


by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the Surviving Person (if other than the Company) expressly assumes all obligations of the Company under the Company Preferred Stock and the Company Exchange Certificate of Determination; (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;
(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Voting Rights Triggering Event shall have occurred and be continuing; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of the covenant described under "--Certain Covenants--Limitation on Restricted Subsidiary Debt"; provided, however, that this clause (e) shall not apply to a merger between the Company and a Wholly Owned Subsidiary of Holding or the Company incorporated in another state of the United States solely for the purpose of reincorporating the Company so long as the total amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased as a result thereof; and (f) the Company shall deliver, or cause to be delivered, to the Transfer Agent, in form and substance reasonably satisfactory to the Transfer Agent, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     Book-Entry System

     The Company Preferred Stock may be issued in the form of one or more global securities (collectively, a "Global Security"). A Global Security will be deposited with, or on behalf of, the DTC and registered in the name of the DTC or its nominee. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to the DTC or another nominee of the DTC. Investors may hold their beneficial interests in a Global Security directly through the DTC if they have an account with the DTC or indirectly through organizations which have accounts with the DTC.

     Depository Procedures. Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective number of shares of the Company Preferred Stock represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     Payment of dividends on Company Preferred Stock represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Company Preferred Stock represented thereby for all purposes under the Certificate of Determination. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

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

     A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated Company Preferred Stock only if (a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its discretion at any time determines not to have all the Company Preferred Stock represented by such Global Security or
(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Company Preferred Stock represented by such Global Security. Any Global Security that is exchangeable for certificated Company Preferred Stock pursuant to the preceding sentence will be exchanged for certificated Company Preferred Stock in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Company Preferred Stock, (a) certificated Company Preferred Stock will be issued only in fully registered form, (b) payment of dividends on the certificated Company Preferred Stock will be payable, and the transfer of the certificated Company Preferred Stock will be registerable, at the office or agency of the Company maintained for such purposes and (c) no service charge will be made for any registration of transfer or exchange of the certificated Company Preferred Stock, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Company Preferred Stock represented by such Global Security for all purposes under the Indenture and the Company Preferred Stock. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Company Preferred Stock represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Company Preferred Stock in definitive form and will not be considered to be the owners or holders of any Company Preferred Stock under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Certificate of Determination. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Certificate of Determination, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certain Definitions

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

     Set forth below is a summary of certain of the defined terms used in the Company Exchange Indenture. Reference is made to the Company Exchange Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenant described under "--Certain Covenants-- Limitation on Transactions with Affiliates", "--Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or
(b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales" only, any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (iii) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property")), (iv) any Sale and Leaseback Transaction completed within 180 days following the original acquisition of the subject assets where such Sale and Leaseback Transaction represents the intended financing of Property acquired after the Issue Date and (v) any disposition or series of related dispositions of assets having a Fair Market Value and sale price of less than $500,000.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

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

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "--Certain Covenants--Limitation on Liens", a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Change of Control" means the occurrence of any of the following events:

     (a) prior to the first Public Equity Offering, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause
(a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

     (b) after the first Public Equity Offering, any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of the Company than such other Person or group (for purposes of this clause (b), such Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

     (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which

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the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where
(i) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

     (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

     Approval by the Board of Directors will not prevent a transaction from constituting a Change of Control if it otherwise falls within the definition hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have repaid, repurchased, legally defeased or otherwise discharged any Debt with Capital Stock Sale Proceeds, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge as if such discharge had occurred on the first day of such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and
(v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, pro forma

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calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of the term "pro forma". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, other than with respect to Debt Incurred in connection with the Recapitalization, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Disqualified Dividends other than Disqualified Dividends paid with shares of Capital Stock of the Company which is not Disqualified Stock, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (or, for purposes of the covenants described under "--Certain Covenants--Limitation on Company and Subsidiary Guarantor Debt" or "--Merger, Consolidation and Sale of Property" only, loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, provided, that any tax benefit or tax liability resulting therefrom shall be excluded in such Consolidated Net Income, (e) any extraordinary gain or loss, provided, that any tax benefit or tax liability resulting therefrom shall be excluded in such Consolidated Net Income, (f) the cumulative effect of a change in accounting principles and (g) (i) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary or (ii) compensation expense realized with respect to periods prior to the Issue Date in respect of payments under the Company's 1994 Amended and Restated Equity Participation Plan or compensation expense, to the extent accrued in 1998, related to contingent payments to existing managers of the Company pursuant to the Merger Agreement in an aggregate amount not in excess of $2.4 million. Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends,

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

repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

     "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), refinancings or replacements thereof by a lender or syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders).

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means any Senior Debt which has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of the Indenture; provided that the New Credit Facility shall be deemed to be Designated Senior Debt under the Company Exchange Indenture.

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

     "Disqualified Dividends" means, for any dividend with respect to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

     "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person as to which (i) the maturity, (ii) mandatory redemption or (iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Company Exchange Debentures; provided, however, that Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock (a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Stated Maturity of the Company Exchange Debentures, if (x) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a corresponding obligation also arises with respect to the Company Exchange Debentures and (y) no such repurchase or redemption is permitted to be consummated unless and until such Person shall have satisfied all repurchase or redemption obligations with respect to any required purchase offer made with respect to the Company Exchange Debentures.

     "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization expense and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "Employee Notes" means promissory notes of employees of Holding, the Company or any of their Subsidiaries payable to the Company or Holding and received in connection with the substantially concurrent purchase of common stock of the Company or Holding by such employees.

     "Event of Default" has the meaning set forth under "--Events of Default".

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $2.5 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $2.5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

     "Holding" means River Holding Corp., the corporate parent of the Company, and any successor thereto.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with "--Certain Covenants--Limitation on Restricted Subsidiary Debt", amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "Indenture" means the Indenture dated as of the Issue Date among Holding, the Company and the United States Trust Company of New York, as Trustee, governing the Subordinated Notes.

     "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

     "Industrias Hudson" means Industrias Hudson S.A. de C.V.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments", "--Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less
(b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such

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

redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Issue Date" means the date on which the Holding Preferred Stock is initially issued.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "Merger Agreement" means the Amended and Restated Merger Agreement between Holding, River Acquisition Corp., the Company and shareholders of the Company dated as of March 15, 1998, as in effect on the Issue Date.

     "Mirror Preferred Stock" means the 11 1/2% Senior PIK Preferred Stock due 2010 of the Company.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from any Asset Sale or other transaction subject to the covenant described under "--Company Preferred Stock--Certain Covenants-- Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such transaction or received in any other noncash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction,
(b) all payments made on any Debt which is secured by any Property subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law, be repaid out of the proceeds from such transaction, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such transaction and
(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction.

     "New Credit Facility" means the credit facilities made available pursuant to the Senior Secured Credit Agreement dated as of the Issue Date among the Company, Holding, the lenders party thereto, Salomon Smith Barney Inc, as Arranger, Advisor and Syndication Agent and Bankers Trust Company, as Administrative Agent.

     "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holders" means Helen Hudson Lovaas, any member of the senior management of the Company or Holding on the Issue Date and Freeman Spogli & Co. Incorporated or any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or any entity controlled by, or under common control with, Freeman Spogli & Co. Incorporated.

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

     "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Related Business; (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided that such Person's primary business is a Related Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) (i) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million at any one time outstanding and (ii) loans and advances to, or the receipt of Employee Notes from, employees of Holding, the Company or any of their Subsidiaries made or received in connection with the substantially concurrent purchase of common stock of the Company or Holding by such employees; provided that the aggregate principal amount of such loans, advances and notes payable shall not exceed $1.0 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "--Certain Covenants--Limitation on Asset Sales"; and
(i) Investments in Persons engaged in a Related Business not to exceed $10.0 million at any one time outstanding (it being agreed that an Investment shall cease to be outstanding to the extent of dividends, repayments of loans or advances or other transfers of Property received by the Company or any Restricted Subsidiary from such Persons, provided that such amounts do not increase the amount of Restricted Payments which the Company and the Restricted Subsidiaries may make pursuant to clause (c)(iv)(A) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments").

     "Permitted Liens" means:

     (a) Liens securing Senior Debt of the Company or any Subsidiary Guarantor;

     (b) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

     (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

     (d) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or indemnity bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

     (e) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

     (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

     (g) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     (h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

     (i) judgment and attachment Liens in connection with (A) judgments that do not constitute an Event of Default so long as the judgment creditor is not seeking enforcement thereof and reserves have been established to the extent required by GAAP as in effect at such time and (B) litigation and legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary) in excess of $7.5 million;

     (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above; and

     (k) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e), (f) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a), (e), (f) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Company or such Restricted Subsidiary in connection with such Refinancing.

     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced and (d) such Debt is subordinated in right of payment to Senior Debt and the Subordinated Notes to at least the same extent, if any, as the Debt being Refinanced; provided, however, that Permitted Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

     "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Debt" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition or construction by the Company or a Restricted Subsidiary of such asset, including remodelling thereof and additions and improvements thereto; provided, however, that such Debt is Incurred within 180 days after such acquisition of such asset by the Company or a Restricted Subsidiary or completion of such construction, remodelling, addition or improvement, as the case may be.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt or Disqualified Stock.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

     "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Affiliate of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (d) any Investment (other than Permitted Investments) in any Person.

     "Restricted Subsidiary" means (a) any Subsidiary of the Company unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Certain Covenants-- Designation of Restricted and Unrestricted Subsidiaries" and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to the covenant described under "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries".

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Securities Act" means the Securities Act of 1933.

     "Senior Debt" of the Company means (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (i) Debt of the Company for borrowed money and (ii) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Company Exchange Indenture for the payment of which the Company is responsible or liable; (b) all Capital Lease Obligations of the Company; (c) all obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (ii) under Hedging Obligations or (iii) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Company Exchange Indenture; and (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor; provided, however, that Senior Debt shall not include (A) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Company Exchange Debentures, including any Subordinated Obligations; (B) any Debt Incurred in violation of the provisions of the Company Exchange Indenture;
(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by the Company; (E) any obligation of the Company to any Subsidiary; or (F) any obligations with respect to any Capital Stock.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Debt" means the Company Exchange Debentures and any other Debt of the Company that specifically provides that such Debt is to rank pari passu with the Company Exchange Debentures in right of payment and is not subordinated by its terms to any Debt or other obligation of the Company which is not Senior Debt.

     "Subordinated Notes" means the 9 1/8 % Senior Subordinated Notes due 2008 of the Company.

     "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Debt is to be subordinate or junior in right of payment to Company Exchange Debentures.

     "Subsidiary" means, in respect of any Person, any corporation, company, association, partnership, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (a) Investments in U.S. Government Obligations; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rate "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that (i) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Company in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

EXCHANGE OFFER
--------------

     In the event that for any reason the shares of Company Preferred Stock or the Company Exchange Debentures received by Holders in exchange for Exchange Preferred Stock following the filing of this Registration Statement are not freely tradeable, the Company will (i) as promptly as practicable (but in no event more than 30 days after so required or requested) prepare and file a registration statement with the Commission with respect to a registered offer to exchange such Company Preferred Stock or Company Exchange Debentures, as the case may be, for new Company Preferred Stock or new Company Exchange Debentures and (ii) use its best efforts to cause such registration statement to become effective under the Act as soon as practicable, but in any event within 90 days after the date of such filing. Upon the effectiveness of such registration statement, the Company shall promptly commence such exchange offer. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company is not permitted to effect such registered exchange offer, (ii) for any other reason such exchange offer registration statement is not declared effective within 120 days after such exchange or such registered exchange offer is not consummated within 150 days after such exchange, (iii) any Initial Purchaser so requests with respect to Company Preferred Stock or Company Exchange Debentures not eligible to be exchanged for new Company Preferred Stock or new Company Exchange Debentures in such registered exchange offer or, in the case of any Initial Purchaser that participates in such registered exchange offer, such Initial Purchaser does not receive freely tradable New Securities, (iv) any holder (other than an Initial Purchaser) is not eligible to participate in such registered exchange offer or
(v) in the case of any such holder that participates in such registered exchange offer, such holder does not receive freely tradable New Securities in exchange for tendered securities, other than by reason of such holder being an Affiliate of the Company within the meaning of the Act, the Company shall as promptly as practicable (but in no event more than 30 days after so required or requested) file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act a shelf registration statement relating to the offer and sale of the Company Preferred Stock or Company Exchange Debentures. The Company shall use its best efforts to keep such shelf registration statement continuously effective for a period of two years from the date of issuance of the Company Preferred Stock or Company Exchange Debentures, as applicable, or such shorter period that will terminate when all securities covered thereby have been sold pursuant thereto. Additional dividends or interest will accrue on the Company Exchange Debentures or Company Preferred Stock, as the case may be, in the event that the Company does not comply with the provisions of this paragraph. Such additional dividends or interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following such failure and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following is a summary of the material U.S. federal income tax consequences expected to result to holders whose Holding Preferred Stock is exchanged for Exchange Preferred Stock in the Exchange Offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not purport to address all the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. Except as provided below with respect to Non-U.S.
Holders (as such term is defined below), this discussion is limited to U.S. Holders who hold their Holding Preferred Stock and who will hold the Exchange Preferred Stock and the Company Exchange Debentures or the Company Preferred Stock, as the case may be, as a "capital asset" within the meaning of Section 1221 of the Code. For purposes of this discussion, a "U.S. Holder" means any person or entity which is (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust that is described in Section 7701(a)(30) of the Code or (iv) a person whose worldwide income or gain is otherwise subject to U.S. federal income tax on a net income basis, and a "Non-U.S. Holder" means any holder of the Exchange Preferred Stock and the Company Exchange Debentures or the Company Preferred Stock, as the case may be, that is not a U.S. Holder. PROSPECTIVE HOLDERS CONSIDERING THE EXCHANGE OF HOLDING PREFERRED STOCK FOR EXCHANGE PREFERRED STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES TO THEM OF RECEIVING, OWNING AND DISPOSING OF EXCHANGE PREFERRED STOCK AND OF RECEIVING, OWNING AND DISPOSING OF THE COMPANY EXCHANGE DEBENTURES OR THE COMPANY PREFERRED STOCK, AS THE CASE MAY BE.

TAXATION OF THE EXCHANGE PREFERRED STOCK AND COMPANY PREFERRED STOCK


          Unless otherwise stated, for purposes of the following discussion, the term "Exchange Preferred Stock" shall mean the Exchange Preferred Stock and any additional shares of Exchange Preferred Stock ("Additional Preferred Shares," and each, individually, an "Additional Preferred Share") that shall have been issued with respect thereto and "Company Preferred Stock" shall mean the Company Preferred Stock and any additional shares of Company Preferred Stock ("Additional Company Preferred Shares," and each, individually, an "Additional Company Share") that shall have been issued with respect thereto.

          Exchange Offer


          The exchange of Holding Preferred Stock for Exchange Preferred Stock will not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss will be recognized by a holder on the exchange. Immediately after the exchange, a holder's adjusted tax basis in the Exchange Preferred Stock will be the same as the holder's adjusted tax basis in the Holding Preferred Stock. A holder will be considered to have held the Exchange Preferred Stock from the time the holder originally acquired the Holding Preferred Stock.


          Upon failure to comply with certain of their obligations under the Exchange Offer Registration Agreement, Holding and Company would be required to pay additional amounts on the Exchange Preferred Stock or Company Preferred Stock, as the case may be. Although the matter is not free from doubt, if such additional amounts become payable, such amounts should be treated in the same manner as dividends described below in "Dividends and Dividends Received Deduction."


          Dividends and Dividends Received Deduction


          Distributions with respect to the Exchange Preferred Stock or the Company Preferred Stock will be treated as dividends (taxable as ordinary income) to the extent of the current and accumulated earnings and profits of Holding or the Company, respectively. To the extent that the amount of a distribution with respect to the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, exceeds the current and accumulated earnings and profits of Holding or the Company, as the case may be, it will be treated, first, as a tax-free return of capital to the extent of the holder's tax basis in the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, and then as capital gain from the sale or exchange of the Exchange Preferred Stock or the Company Preferred Stock, as the case may be. Neither Holding nor the Company can predict whether it will have current or accumulated earnings and profits at the time of any distribution on the Exchange Preferred Stock or the Company Preferred Stock.


          If a distribution with respect to the Exchange Preferred Stock or the Company Preferred Stock is paid in the form of additional shares of Exchange Preferred Stock or Company Preferred Stock, respectively, (i) the amount of the distribution will be the fair market value of the additional shares as of the date of the distribution, and (ii) the distribution will be treated as described above. Such holder's holding period will begin on the day following the distribution date.

          A holder that is a corporation otherwise entitled to the dividends received deduction as provided in Section 243 of the Code will be entitled to such deduction (generally at a 70% rate) with respect to amounts treated as dividends on the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, but will not be entitled to such deduction with respect to amounts treated as a return of capital or capital gain, as described above. In addition, the benefit of a dividends received deduction may be reduced by the corporate alternative minimum tax.


          In determining entitlement to the dividends received deduction, corporate holders should also consider the provisions of Sections 246(c), 246A and 1059 of the Code and Treasury Regulations promulgated thereunder, and IRS rulings and administrative pronouncements relating to such Code provisions.
Section 246(c) of the Code disallows the dividends received deduction in its entirety if (i) the holder does not satisfy the applicable holding period requirement for the dividend-paying stock for a period immediately before or immediately after such holder becomes entitled to receive each dividend on the stock or (ii) the holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Code Section 246(c)(4) provides that a holder may not count toward the minimum holding period any period in which the holder (i) has, among other things, an option to sell,
(ii) is under a contractual obligation to sell, (iii) has made (and not closed) a short sale of substantially identical stock or securities, or (iv) has diminished its risk of loss by holding one or more positions with respect to substantially similar or related property. Section 246A of the Code provides the "debt-financed portfolio stock" rules, under which the dividends received deduction could be reduced to the extent that the holder incurs indebtedness directly attributable to its investment in the Exchange Preferred Stock or the Company Preferred Stock, as the case may be. With respect to stock that a corporate holder has held for two years or less before the dividend announcement date, Section 1059 of the Code (i) reduces the tax basis of such stock by a portion of any "extraordinary dividends" that are eligible for the dividends received deduction and (ii), to the extent that the basis reduction would otherwise reduce the tax basis of the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, below zero, requires immediate recognition of gain, which is treated as gain from the sale or exchange of the stock. In the case of preferred stock, an "extraordinary dividend" is a dividend that (i) equals or exceeds five percent of either (A) the holder's adjusted tax basis in the stock (taking into account any prior reduction in basis under Section 1059 as a result of any prior dividend) or (B), at the holder's election, the fair market value of the stock as of the day before the ex-dividend date if such value can be established to the satisfaction of the IRS, in each case treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) exceeds 20 percent of either (A) the holder's adjusted tax basis in the stock or (B), at the holder's election, the fair market value of the stock as of the day before the ex-dividend date if such value can be established to the satisfaction of the IRS, in each case treating all dividends having ex-dividend dates within a 365-day period as one dividend. An extraordinary dividend would also include any amount treated as a dividend with respect to a redemption that is not pro rata to all holders (or meets certain other requirements), without regard to either the relative amount of the dividend or the holder's holding period for the Exchange Preferred Stock or the Company Preferred Stock, as the case may be. However, with respect to "qualified preferred dividends" with respect to any share of stock, (i) Section 1059 of the Code will not apply to such dividends if the holder holds such stock for more than five years and (ii) if the holder disposes of such stock before it has been held for more than five years, the aggregate reduction in the holder's tax basis in such stock with respect to such dividends will not be greater than the excess of the qualified preferred dividends paid with respect to such stock during the period the holder held such stock over the qualified preferred dividends which would have been paid during such period based on the annual rate of the qualified preferred dividends payable with respect to such stock. "Qualified preferred dividends" means any fixed dividend payable with respect to any share of stock which (i) provides for fixed preferred dividends payable at least annually and (ii) is not in arrears as to dividends at the time the holder acquires such stock.


          If Holding does not have any current or accumulated earnings and profits, distributions on the Exchange Preferred Stock will constitute, first, tax-free returns of capital (to the extent of the holder's basis in the Exchange Preferred Stock) and then capital gain, and will not be eligible for the dividends received deduction. It is presently not determinable whether Holding will have any current or accumulated earnings and profits at the time of any distribution on the Exchange Preferred Stock.

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          Redemption of Exchange Preferred Stock or Company Preferred Stock



          Gain or loss recognized by a holder on a redemption of the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, will be treated as gain or loss from the sale or exchange of the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, if, taking into account stock that is actually or constructively owned under the constructive ownership rules of Code Section 318 by such holder, either (i) the holder's stock interest in Holding or the Company, as the case may be, is completely terminated as a result of the redemption or (ii) the redemption is "not essentially equivalent to a dividend." Under Section 318 of the Code, a person will generally be treated as the owner of stock of Holding or the Company, as the case may be, owned by certain related parties or certain entities in which the person owns an interest and stock of Holding or the Company, as the case may be, that a holder could acquire through exercise of an option. Whether a redemption is not essentially equivalent to a dividend depends on each holder's facts and circumstances, but, in any event, requires a "meaningful reduction" in such holder's equity interest in Holding or the Company, as the case may be. A holder of the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, who sells some or all of the stock of Holding or the Company, as the case may be, owned by such holder may be able to take such sales into account, if necessary, to satisfy one of the foregoing conditions, but such a holder should consult his, her or its own tax advisor. Conversely, a holder who purchases additional shares of stock of Holding or the Company, as the case may be, may be required to take such shares into account in determining whether any of the foregoing conditions are satisfied.


          If none of the above conditions is satisfied, the entire amount of the cash payment received on a redemption will be treated as a distribution (without offset by the holder's tax basis in the redeemed shares), which will be taxable as a dividend to the extent of Holding's or the Company's, as the case may be, current and accumulated earnings and profits. In such case, the holder's tax basis in the redeemed Exchange Preferred Stock or Company Preferred Stock, as the case may be, would be transferred to the holder's remaining shares of Holding stock or Company stock, as the case may be, if any. If the holder does not retain any shares of Holding stock or Company stock, such basis may be entirely lost.


          Redemption Premium


          Under Section 305 of the Code and the applicable Treasury Regulations, if the redemption price of the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, exceeds its issue price (i.e., its fair market value at its date of original issue) by more than a de minimis amount, then such excess will be treated as a series of constructive distributions over the life of the preferred stock under a constant interest (economic yield) method that takes into account the compounding of the yield. The amount of each such constructive distribution will be treated in the same manner as actual dividends as described above under "Dividends and Dividends Received Deduction."


          If the liquidation preference of an Additional Preferred Share or an Additional Company Preferred Share, as the case may be, exceeds the issue price of such share by more than a de minimis amount, then a holder thereof would be required to treat such excess as a series of constructive distributions over the term of the Additional Preferred Share or the Additional Company Preferred Share, as the case may be (as described above), which distributions would be treated in the same manner as distributions described above under "Dividends and Dividends Received Deduction." Because Additional Preferred Shares or Additional Company Preferred Shares, as the case may be, may be issued at different times prior to April 15, 2003 (and possibly thereafter), it is possible that a holder would own Additional Preferred Shares or Additional Company Preferred Shares, as the case may be, with different issue prices. Consequently, if Holding or Company, as the case may be, had current or accumulated earnings and profits in such a case, a holder would be treated as having received constructive dividends on its Additional Preferred Shares or Additional Company Preferred Shares, as the case may be, in differing amounts depending on the issue price of each Additional Preferred Share or Additional Company Preferred Share, as the case may be, and those shares would not be fungible with each other or with either Exchange Preferred Stock received pursuant to the Exchange Offer or Company Preferred Stock received pursuant to the exchange right due to their differing U.S. federal income tax characteristics. As a result, Holding or Company, as the case may be, might not be able to determine the proper amount of income to be accrued for any particular share of Exchange Preferred Stock or Company Preferred Stock, as the case may be.

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          Exchange of Exchange Preferred Stock for Company Exchange Debentures


          An exchange of the Exchange Preferred Stock for Company Exchange Debentures pursuant to the terms of the Exchange Preferred Stock exchange right will be subject to the same general rules as a redemption for cash (as described above, see "Redemption of Exchange Preferred Stock or Company Preferred Stock"), except that, the amount of the redemption proceeds will be determined based upon the issue price of the Company Exchange Debentures. The issue price of such Company Exchange Debentures will generally be the fair market value of such Company Exchange Debentures on their issue date, provided that such Company Exchange Debentures are traded on an established securities market within thirty days either prior to or following such issue date. If the Exchange Preferred Stock, but not the Company Exchange Debentures issued therefor, is traded on an established securities market within either thirty days prior to or following the issue date of the Company Exchange Debentures, then the issue price of such Company Exchange Debentures will be the fair market value of the Exchange Preferred Stock exchanged therefor. In the event that neither the Exchange Preferred Stock nor the Company Exchange Debentures is traded on an established securities market within the applicable period, the issue price of the Company Exchange Debentures will be their stated principal amount--generally their face value--unless the Company Exchange Debentures do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, in which case, the issue price of such Company Exchange Debentures generally will be an amount equal to the sum of the present values of all payments due under the Company Exchange Debentures, determined using a discount rate equal to the applicable federal rate ("AFR") (as discussed below under "Applicable High-Yield Discount Obligations").

          Exchange of Exchange Preferred Stock for Company Preferred Stock


          An exchange of Exchange Preferred Stock for Company Preferred Stock may be either a tax-free or taxable exchange for United States federal income tax purposes depending on the circumstances of such exchange. Holding intends to structure any such exchange as part of a tax-free reorganization; however, no assurance can be given that the transaction will be so structured.


          If the exchange of the Exchange Preferred Stock for Company Preferred Stock is part of a valid tax-free reorganization, then a holder will recognize neither gain nor loss for United States federal income tax purposes with respect to such exchange (except for any cash received in lieu of fractional shares). A holder will have the same tax basis in the Company Preferred Stock as it had in the Exchange Preferred Stock. A holder's holding period for the Company Preferred Stock will include the period that the holder held the Exchange Preferred Stock.


          If the exchange of Exchange Preferred Stock for Company Preferred Stock is a taxable exchange, for United States federal income tax purposes, then the exchange will be subject to the same general rules as a redemption of Exchange Preferred Stock for cash, as described above (see "--Redemption of Exchange Preferred Stock or Company Preferred Stock"), except that the amount of redemption proceeds will be based on the fair market value of Company Preferred Stock received. In such case, a holder's tax basis in Company Preferred Stock received therefor will be its fair market value on the date of the exchange and the holding period for the Company Preferred Stock will not include the period during which the holder held the Exchange Preferred Stock.


          HOLDERS OF EXCHANGE PREFERRED STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE POTENTIAL CONSEQUENCES OF AN EXCHANGE OF EXCHANGE PREFERRED STOCK FOR COMPANY PREFERRED STOCK.


          Sale, Exchange or Other Disposition of Exchange Preferred Stock or Company Preferred Stock


          Upon a sale, exchange or other disposition of the Exchange Preferred Stock (other than an exchange of Exchange Preferred Stock for Company Exchange Debentures or Company Preferred Stock, as the case may be) or the Company Preferred Stock, as the case may be, (in each case subject to the discussion of redemption above), a holder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received upon such sale or other taxable disposition and (ii) the holder's adjusted tax basis in the Exchange Preferred Stock or the Company Preferred Stock, as the case may be.


          A holder's initial tax basis in the Company Preferred Stock (other than Additional Company Preferred Shares) will depend on whether the exchange is taxable or tax-free as described above in "--Exchange of Exchange Preferred Stock for Company Preferred Stock." A holder's initial tax basis in an Additional Preferred Share or an Additional Company Preferred Share, as the case may be, will be the fair market value of such Additional Preferred Share or such Additional Company Preferred Share, as the case may be, on the distribution date. Thereafter, the initial tax basis in an Additional Preferred Share or Additional Company Preferred Share, as the case may be, will be (i) increased by the amount (if any) of any constructive distributions the holder is treated as having received pursuant to the rules described above under "Redemption Premium" and (ii) decreased by the portion of any distribution (actual or constructive) that is treated as a tax-free recovery of basis as described above under "Dividends and Dividends Received Deduction."

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TAXATION OF THE COMPANY EXCHANGE DEBENTURES


          Unless otherwise stated, for purposes of the following discussion, the term "Company Exchange Debentures" shall mean the Company Exchange Debentures and any additional Company Exchange Debentures ("Additional Company Exchange Debentures," each, individually, an "Additional Company Exchange Debenture") that shall have been issued with respect thereto.


          Interest on the Company Exchange Debentures


          With respect to any Company Exchange Debenture issued after April 15, 2003, a holder of a Company Exchange Debenture will be required to report stated interest earned on the Company Exchange Debenture as ordinary interest income for U.S. federal income tax purposes in accordance with such holder's method of tax accounting.


          Original Issue Discount


          Some or all of the Company Exchange Debentures may be considered issued with original issue discount for U.S. federal income tax purposes. In general, original issue discount on the Company Exchange Debentures, defined as the excess of "stated redemption price at maturity" over "issue price," must be included in a holder's gross income in advance of the receipt of cash representing that income (regardless of whether the holder is a cash or accrual method taxpayer).


          The "issue price" of a Company Exchange Debenture (other than an Additional Company Exchange Debenture) will depend on whether the Company Exchange Debenture or the Exchange Preferred Stock is traded on an established securities market as discussed above under "Exchange of Exchange Preferred Stock for Company Exchange Debentures or Company Preferred Stock." The "stated redemption price at maturity" of the Company Exchange Debentures will equal their principal amount at maturity plus, in the case of a Company Exchange Debenture issued on or prior to April 15, 2003, the aggregate amount of the stated interest payable on such Company Exchange Debentures. For this purpose (and for purposes of determining the yield to maturity of a Company Exchange Debenture as discussed below), it will be assumed that the Company will elect to pay interest in the form of Additional Company Exchange Debentures if such election will reduce the yield to maturity of the underlying Company Exchange Debenture (determined as if the cash interest and principal payable with respect to the Additional Company Exchange Debentures was payable with regard to the underlying Company Exchange Debenture).


          Thus, Additional Company Exchange Debentures issued with respect to a Company Exchange Debenture will not be considered as a payment of interest and instead will be aggregated with the Company Exchange Debenture for purposes of computing and accruing original issue discount on, and determining a holder's tax basis in, the Company Exchange Debenture and the related Additional Company Exchange Debentures. At the time an Additional Company Exchange Debenture is issued, the adjusted issue price of the underlying Company Exchange Debenture will be allocated between the Company Exchange Debenture and the Additional Company Exchange Debenture proportionately to their respective principal amounts, such that the Company Exchange Debenture and the related Additional Company Exchange Debenture are treated as having the same adjusted issue price and inherent amount of original issue discount per dollar of principal amount. The Company Exchange Debenture and the related Additional Company Exchange Debenture would also be treated as having the same yield to maturity. Corresponding rules apply to the payment of Additional Company Exchange Debentures with respect to Additional Company Exchange Debentures.


          If it is assumed (under the rules described above) that the Company will instead elect to pay interest on the underlying Company Exchange Debenture in the form of cash, and the Company instead actually issues Additional Company Exchange Debentures in payment of interest thereon, then the underlying Company Exchange Debenture will be deemed to be reissued on the date such Additional Company Exchange Debenture is issued at a price equal to the adjusted issue price of the Company Exchange Debenture on such date.

          Conversely, if it is assumed (under the rules described above) that the Company will elect to issue Additional Company Exchange Debentures in payment of interest with respect to the underlying Company Exchange Debenture and the Company instead elects to pay interest on such underlying Company Exchange Debenture in the form of cash rather than Additional Company Exchange Debentures, such a cash payment will result in a pro rata prepayment of the underlying Company Exchange Debenture (or, as applicable, underlying Additional Company Exchange Debentures), and may result in gain or loss to the holder.


          The Company will report annually to the IRS and to record holders of the Company Exchange Debentures information with respect to original issue discount accruing during the calendar year.


          A holder of a Company Exchange Debenture will be required to include in gross income for U.S. federal income tax purposes the sum of the "daily portions" of original issue discount with respect to the Company Exchange Debenture for each day of the taxable year during which such holder holds the Company Exchange Debenture. The daily portions of original issue discount with respect to a Company Exchange Debenture are determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Accrual periods with respect to a Company Exchange Debenture may be any set of periods (which may be of varying lengths) selected by a holder provided that (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Company Exchange Debenture occurs on either the first or final day of an accrual period.


          The amount of original issue discount allocable to each accrual period equals the amount determined by multiplying the "adjusted issue price" of the Company Exchange Debenture at the beginning of the accrual period by the yield to maturity of the Company Exchange Debenture (i.e., the discount rate that, when applied to all payments under the Company Exchange Debenture, including payments of stated interest or principal, results in a present value equal to the issue price). The "adjusted issue price" at the beginning of any accrual period is the issue price of the Company Exchange Debenture, plus the amount of original issue discount taken into account for all prior accrual periods, minus the amount of all cash payments previously made on the Company Exchange Debenture (other than payments of stated interest on Company Exchange Debentures issued after April 15, 2003). This constant yield method of determining the amount of original issue discount included in income for any period will require a holder of a Company Exchange Debenture to include increasing amounts of original issue discount in income in successive accrual periods. The holder will not be required to recognize as additional income payments of interest with respect to Company Exchange Debentures issued on or prior to April 15, 2003.


          Bond Premium


          If the holder's tax basis in Company Exchange Debentures exceeds the remaining stated redemption premium at maturity, such excess will be deductible by the holder of the Company Exchange Debentures as amortizable bond premium over the term of the Company Exchange Debentures under a yield-to-maturity formula if the holder makes or has already made an election under Section 171 of the Code. An election under Section 171 of the Code (i) is available only if the Company Exchange Debentures are held as capital assets, (ii) is revocable only with the consent of the IRS and (iii) applies to all obligations owned or subsequently acquired by the holder on or after the first day of the taxable year in which such election applies. To the extent that the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Company Exchange Debentures will be reduced. Current Treasury Regulations under Section 171 of the Code provide that any such deduction will offset interest income on the Company Exchange Debentures and will not be treated as a separate deduction item. Moreover, such regulations generally conform the treatment of amortizable bond premium to the treatment of original issue discount as discussed above.

          Sale or Redemption


          A holder generally will recognize taxable gain or loss upon the sale, exchange, retirement or other taxable disposition of a Company Exchange Debenture equal to the difference between the amount realized upon such disposition (other than amounts attributable to stated interest on Company Exchange Debentures issued after April 15, 2003) and its adjusted tax basis in the Company Exchange Debenture. A holder's adjusted tax basis in a Company Exchange Debenture and any related Additional Company Exchange Debentures will equal the issue price of such Company Exchange Debentures, increased by accrued original issue discount previously included in the holder's gross income with respect to the Company Exchange Debenture, and decreased by any cash payments (other than payments of stated interest on Company Exchange Debentures issued after April 15, 2003) made with respect thereto. Such adjusted tax basis will be allocated among the Company Exchange Debentures and the related Additional Company Exchange Debentures in proportion to their respective principal amounts.


          Applicable High-Yield Discount Obligations


          The original issue discount on any obligation that constitutes an "applicable high yield discount obligation" is not deductible until paid. An "applicable high yield discount obligation" is any debt instrument that (i) has a maturity date which is more than five years from the date of issue, (ii) has a yield to maturity which equals or exceeds the AFR (as set forth in Section 1274(d) of the Code) for the calendar month in which the obligation is issued plus five percentage points and (iii) has "significant original issue discount." The AFR is an interest rate, announced monthly by the IRS, that is based on the yield of debt obligations issued by the U.S. Treasury. A debt instrument generally has "significant original issue discount" if the aggregate amount (including original issue discount) that would be includable in gross income with respect to the debt instrument for periods before the close of any accrual period that ends more than five years after the date of issue exceeds the sum of
(i) the aggregate amount of interest to be paid on the instrument before the close of such accrual period and (ii) the product of the issue price of the instrument and its yield to maturity. Because, for this purpose, any payment under the Company Exchange Debentures will be assumed to be made on the last day permitted under the Company Exchange Debentures, the Company believes that the Company Exchange Debentures issued on or prior to April 15, 2003 will have significant original issue discount. Moreover, if the debt instrument's yield to maturity exceeds the AFR plus six percentage points, a ratable portion of the issuing corporation's deduction for original issue discount (the "Disqualified Original Issue Discount") (based on the portion of the yield to maturity that exceeds the AFR plus six percentage points) will be permanently disallowed. In the case of corporate holders, the Disqualified Original Issue Discount will be treated as a dividend, eligible for the dividends received deduction, to the extent it would have been so treated had such amount been distributed by the Company with respect to its stock. Whether the Company Exchange Debentures will constitute applicable high yield debt obligations will depend upon the facts and circumstances existing at the time of their issuance.


INFORMATION REPORTING AND BACKUP WITHHOLDING


          Under Section 3406 of the Code and applicable Treasury Regulations, a noncorporate U.S. Holder of the Exchange Preferred Stock, the Company Exchange Debentures or the Company Preferred Stock, as the case may be, who is not otherwise exempt from backup withholding may be subject to backup withholding at the rate of 31% with respect to, in the case of Exchange Preferred Stock or Company Preferred Stock, actual or constructive dividends paid with respect thereto, or, in the case of Company Exchange Debentures, interest paid thereon, or the proceeds of a sale, exchange or redemption of the Exchange Preferred Stock, the Company Exchange Debentures or the Company Preferred Stock, as the case may be. Generally, backup withholding applies only when the taxpayer (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, (ii) is notified by the IRS that he has failed to report payments of interest or dividends properly or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest or dividend payments. Holders of Exchange Preferred Stock, Company Preferred Stock and Company Exchange Debentures should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining any applicable exemption. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

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SPECIAL TAX RULES APPLICABLE TO NON-U.S. HOLDERS


          Dividends and Interest in General


          Dividends on the Exchange Preferred Stock or the Company Preferred Stock, as the case may be, (including dividends in the form of additional shares and constructive dividends) actually or deemed paid to a Non-U.S. Holder that are not effectively connected with a trade or business carried on by such Non-U.S. Holder in the United States are generally subject to a 30% United States withholding tax. The rate of withholding may be reduced to the extent provided by a tax treaty to which the United States is a party if the recipient of the dividends is entitled to the benefits of the treaty. Non-U.S. Holders seeking a reduction in the rate of withholding under an income tax treaty and Non-U.S. Holders seeking an exemption from withholding tax on dividends effectively connected with a trade or business carried on by such Non-U.S. Holder in the United States (as described below) will be required to comply with certain certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty but who does not comply with the certification and other requirements at the time such dividends are paid may obtain a refund of any excess amounts withheld by filing a tax return with the IRS that establishes such holder's eligibility for treaty benefits.


          Subject to the discussion below under "United States Information Reporting Requirements and Backup Withholding Tax for Non-U.S. Holders," payments of principal (and premium, if any) and interest (including original issue discount) by the Company or any agent of the Company (acting in capacity as such) to a Non-U.S. Holder of a Company Exchange Debenture will not be subject to U.S. federal withholding tax, provided, in the case of interest (including original issue discount) that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either
(A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Company Exchange Debentures certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof. Subject to the discussion of effectively connected income below, a Non-U.S. Holder that does not qualify for exemption from withholding under the preceding sentence generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest (including original issue discount) on the Company Exchange Debentures.


          If the dividends on the Exchange Preferred Stock or the Company Preferred Stock or the interest (including original issue discount) on the Company Exchange Debentures are effectively connected with a trade or business carried on in the United States by a Non-U.S. Holder, or, alternatively, if a tax treaty applies, attributable to a United States permanent establishment maintained by the Non-U.S. Holder, such dividends or interest will be subject to tax at the rates and in the manner applicable to U.S. Holders. Effectively connected dividends or interest, or dividends or interest attributable to a United States permanent establishment, as the case may be, received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by law or an applicable income tax treaty. Non-U.S. Holders seeking a reduced rate of tax pursuant to an income tax treaty must comply with certain certification and other requirements.

          Gain on Disposition of Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock


          Subject to the discussion below under "United States Information Reporting Requirements and Backup Withholding Tax for Non-U.S. Holders," Non-U.S. Holders generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition (including a redemption that is not treated as a dividend) of the Exchange Preferred Stock or the Company Exchange Debentures or the Company Preferred Stock, as the case may be, unless (i) the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States or, alternatively, if a tax treaty applies, attributable to a United States permanent establishment maintained by the Non-U.S. Holder (in which cases such gain will be subject to tax at the rates and in the manner applicable to U.S. persons and, if the holder is a foreign corporation, the branch profits tax described above may also apply), (ii) in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other requirements, (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the United States federal income tax laws applicable to certain United States expatriates, or (iv) in the case of the disposition of Exchange Preferred Stock, Holding, or, in the case of the disposition of Company Preferred Stock, the Company is or has been during certain periods preceding the disposition a "U.S. real property holding corporation" for U.S. federal income tax purposes (which neither Holding nor the Company believes it is or is likely to become).


          United States Information Reporting Requirements and Backup Withholding Tax for Non-U.S. Holders


          Under current law, backup withholding will not apply to actual or constructive dividends paid or deemed paid before January 1, 2000, with respect to the Exchange Preferred Stock or the Company Preferred Stock to a Non-U.S. Holder, that are either (i) subject to withholding at the 30% rate (or at a reduced rate under an applicable treaty) or (ii) paid at an address outside the United States. However, dividends paid or deemed paid after December 31, 1999, will generally be subject to information reporting and backup withholding unless the Non-U.S. Holder provides a valid Form W-8 (or substitute form) and meets other applicable certification requirements establishing such holder's foreign status or the Non-U.S. Holder is a corporation or other exempt recipient and certain conditions are met. Similarly, a Non-U.S. Holder of a Company Exchange Debenture generally will be exempt from backup withholding and information reporting requirements with respect to payments of principal or interest (including original issue discount), but will be required to comply with certain certification and identification procedures (as described above in the second paragraph of "Distributions in General") in order to obtain such exemption. The Company must report annually to the IRS and to each Non-U.S. Holder any interest (including original issue discount) that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a treaty or other exemption.

          The payment of the proceeds of a sale of Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock (including a redemption that is not treated as a dividend) to or through the United States office of a broker is subject to information reporting and backup withholding at a rate of 31% unless either (i) the Non-U.S. Holder is a corporation or other exempt recipient that meets certain requirements or (ii) the Non-U.S. Holder provides a valid Form W-8 (or substitute form). The payment of the proceeds of a sale of Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock (including a redemption that is not treated as a dividend) before January 1, 2000, to or through the foreign office of a broker generally will not be subject to backup withholding. After December 31, 1999, backup withholding will apply if information reporting is required. Information reporting requirements will apply to a payment of proceeds from the disposition of Exchange Preferred Stock, Company Exchange Debentures or Company Preferred Stock (including a redemption that is not treated as a dividend) through a foreign office of a broker that is a U.S. person or a "U.S. related person," unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no actual knowledge to the contrary. For this purpose, a "U.S. related person" is
(i) a "controlled foreign corporation" for U.S. federal income tax purposes,
(ii) a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with the conduct of a United States trade or business or (iii) after December 31, 1959, a foreign partnership of which either (A) more than 50% of the income or capital interest is owned by U.S. Holdings or (B) with certain connections to the United States.


     After December 31, 1999, payment made through a foreign intermediary satisfying certain requirements will not be subject to either backup withholding or information reporting. Holders should consult with their own tax advisors regarding these rules.


          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.


          THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES TO THEM OF RECEIVING, OWNING AND DISPOSING OF EXCHANGE PREFERRED STOCK AND OF RECEIVING, OWNING AND DISPOSING OF THE COMPANY EXCHANGE DEBENTURES OR THE COMPANY PREFERRED STOCK, AS THE CASE MAY BE.

                     DESCRIPTION OF THE SUBORDINATED NOTES

       The Subordinated Notes were issued in an aggregate principal amount at maturity of $115.0 million and will mature on April 15, 2008. The Subordinated Notes were issued under an Indenture dated as of April 7, 1998 (the "Indenture") between Holding, Hudson RCI and United States Trust Company of New York, as trustee, and constitute general unsecured obligations of Hudson RCI. Interest on the Subordinated Notes will accrue at the rate of 9 1/8% per annum and will be payable semiannually in arrears on each April 15 and October 15 of each year, commencing April 15, 2003, to the holders of record on the immediately preceding April 1 and October 1, respectively.

     On or after April 15, 2003, the Subordinated Notes may be redeemed at the option of Hudson RCI, in whole or in part, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period commencing on April 15 in the years set forth below:


                                                              REDEMPTION
     YEAR                                                       PRICE
     ----                                                     ----------
     2003.....................................................  104.563%
     2004.....................................................  103.042%
     2005.....................................................  101.521%
     2006 and thereafter......................................  100.000%

     Notwithstanding the foregoing, at any time on or prior to April 15, 2001, Hudson RCI may use the net proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the Subordinated Notes at a redemption price equal to 109 1/8% of the principal amount thereof plus accrued and unpaid interest, to the redemption date; provided, however, that after any such redemption the aggregate principal amount of the Subordinated Notes outstanding must equal at least 65% of the aggregate principal amount of the Subordinated Notes originally issued; and provided further, that such redemption shall occur within 60 days of the date of the closing of the Equity Offering.

     In the event of a Change of Control (as defined in the Indenture), each holder of Subordinated Notes has the right to require the repurchase of such holder's Subordinated Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

          The Indenture contains covenants that, among other things, (i) the ability of Hudson RCI, any Subsidiary Guarantors and other Restricted Subsidiaries to incur additional Debt, (ii) the making of certain Restricted Payments including Investments, (iii) the creation of certain Liens, (iv) the issuance and sale of Capital Stock of Restricted Subsidiaries, (v) Asset Sales,
(vi) payment restrictions affecting Restricted Subsidiaries, (vii) transactions with Affiliates, (viii) the ability of Hudson RCI and any Subsidiary Guarantor to incur layered Debt, (ix) the ability of Holding to engage in any business or activity other than those relating to ownership of Capital Stock of Hudson RCI and (x) certain mergers, consolidations and transfers of assets by or involving the Company (the foregoing capitalized terms are defined in the Indenture). All of these limitations are subject to a number of important qualifications, as set forth in the Indenture.

                          DESCRIPTION OF CAPITAL STOCK

RIVER HOLDING CORP.

     Holding's authorized capital stock consists of 15,000,000 shares of common stock, $.01 par value, and 2,000,000 shares of preferred stock, $.01 par value.

     Common Stock

     Holders of common stock of Holding are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There is no cumulative voting for the election of directors, which means that the holders of a majority of the shares of common stock voted in the election of directors will be able to elect all of the directors they nominate for election. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Holding, holders of common stock are entitled to share ratably in all assets remaining after payment to all creditors and payments required to be made in respect of any outstanding preferred stock.

     Preferred Stock

     Holding's Certificate of Incorporation authorizes the issuance in series of up to 2,000,000 shares of preferred stock and permits Holding's Board of Directors to establish the voting rights, designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of each of such series. The Board has established such designations and preferences for the Exchange Preferred Stock. See "Description of the Exchange Preferred Stock" for a description of the terms of the Exchange Preferred Stock.

     Delaware Anti-Takeover Law

     Holding is a Delaware corporation and is, therefore, subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

     Limitations on Directors' Liability and Indemnification

     Holding's Certificate of Incorporation provides that a director of Holding shall not be personally liable to Holding or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Holding or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Holding's Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of Holding shall be limited to the fullest extent permitted by the amended Delaware law. Holding has entered into separate indemnification agreements with each of its directors. These agreements generally require Holding to indemnify the directors against liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Holding.

     At present, there is no pending litigation or proceeding involving a director or officer of Holding where indemnification will be required or permitted, and Holding is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

     Applicability of California Law

     Holding may be subject to Section 2115 of the California Corporations Code. If so, under California law, certain provisions of the California Corporations Code will be applicable to Holding, including those relating to the payment of dividends. These provisions, which are more restrictive than analogous provisions of Delaware law, would permit Holding to pay dividends only if the amount of retained earnings immediately prior to the dividend equals or exceeds the amount of the dividend, or if immediately after payment of the dividend the sum of Holding's assets is 1 1/4 times its liabilities and its current assets at least equal its current liabilities (or, if Holding's average earnings before income taxes and interest expense for the two preceding fiscal years was less than its average interest expense for those fiscal years, Holding's current assets must be at least 1 1/4 times its current liabilities).


HUDSON RCI

     Hudson RCI's authorized capital stock consists of 15,000,000 shares of common stock, $.01 par value, and 2,000,000 shares of preferred stock, $.01 par value.

     Common Stock

     Holders of common stock of Hudson RCI are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There is cumulative voting under California law for the election of Directors.
Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, although the agreements governing Hudson RCI's indebtedness contain provisions which limit Hudson RCI's ability to pay dividends on its common stock. In the event of a liquidation, dissolution or winding up of Hudson RCI, holders of common stock are entitled to share ratably in all assets remaining after payment to all creditors and payments required to be made in respect of any outstanding preferred stock.

     Preferred Stock

     Hudson RCI's Articles of Incorporation authorize the issuance in series of up to 2,000,000 shares of preferred stock and permit Hudson RCI's Board of Directors to establish the voting rights, designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of each of such series. Hudson RCI's Board of Directors has established such designations and preferences for the Mirror Preferred Stock, 300,000 shares of which were issued upon the consummation of the Recapitalization. See "Description of Exchange Preferred Stock--Mirror Preferred Stock." In addition, Hudson RCI's Board of Directors has established such designations and preferences for the Company Preferred Stock, no shares of which have been issued. See "Description of the Company Exchange Securities-- Company Exchange Stock."

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Preferred Stock received in exchange for Holding Preferred Stock where such Holding Preferred Stock was acquired as a result of market-making activities or other trading activities and not acquired directly from Holding. Holding and the Company have agreed that for a period of 180 days after the Expiration Date they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, 1998, all dealers effecting transactions in the Exchange Preferred Stock may be required to deliver a prospectus.

     Holding will not receive any proceeds from any sale of Exchange Preferred Stock by broker-dealers. Exchange Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such Exchange Preferred Stock. Any broker-dealer that resells Exchange Preferred Stock that was received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Preferred Stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days following the consummation of the Exchange Offer, Holding or the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Holding and the Company have agreed to pay the expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Holding Preferred Stock) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Holding Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, in connection with the Exchange Offer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling Holding pursuant to the foregoing provisions, or otherwise, Holding has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS

     The audited financial statements and schedules included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Exchange Preferred Stock offered hereby will be passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California. Certain principals and employees of Riordan & McKinzie are limited partners in a partnership which is a limited partner of an FS&Co. investment fund that owns a majority of Holding's (and indirectly the Company's) equity interests. See "Security Ownership of Certain Beneficial Owners."

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
FINANCIAL STATEMENTS--HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES
Report of Independent Public Accountants.................................  F-2
Consolidated Balance Sheets as of December 27, 1996 and December 26,
 1997....................................................................  F-3
Consolidated Statements of Operations for the Years Ended December 29,
 1995, December 27, 1996 and December 26, 1997...........................  F-4
Consolidated Statements of Stockholders' Equity for Years Ended December
 29, 1995 and December 27, 1996 and December 26, 1997....................  F-5
Consolidated Statements of Cash Flows for Years Ended December 29, 1995,
 December 27, 1996 and December 26, 1997.................................  F-6
Notes to Consolidated Financial Statements...............................  F-7
Consolidated Balance Sheet as of March 27, 1998 (unaudited).............. F-14
Consolidated Statements of Operations for the Quarters Ended March 28,
 1997 and March 27, 1998 (unaudited)..................................... F-15
Consolidated Statements of Cash Flows for the Quarters Ended March 28,
 1997 and March 27, 1998 (unaudited)..................................... F-16
Notes to Consolidated Financial Statements............................... F-17
FINANCIAL STATEMENTS--RIVER HOLDING CORP.
Report of Independent Public Accountant.................................. F-19
Balance Sheet as of March 27, 1998....................................... F-20
Note to Balance Sheet.................................................... F-21
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
Pro Forma Consolidated Balance Sheet as of March 27, 1998................  P-1
Pro Forma Consolidated Statement of Operations for the Year Ended
 December 26, 1997 and the Quarter Ended March 27, 1998..................  P-2
Notes to the Pro Forma Consolidated Financial Statements.................  P-4

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Hudson Respiratory Care Inc.:

  We have audited the accompanying consolidated balance sheets of HUDSON RESPIRATORY CARE INC. (a California corporation) and subsidiaries as of December 26, 1997 and December 27, 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended December 26, 1997, December 27, 1996, and December 29, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hudson Respiratory Care Inc. and subsidiaries as of December 26, 1997 and December 27, 1996, and the results of their operations and their cash flows for the years ended December 26, 1997, December 27, 1996 and December 29, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Orange County, California
February 27, 1998 (except with respect to the matter discussed in Note 11, as to which the date is April 7, 1998)

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 27, 1996 AND DECEMBER 26, 1997
                             (AMOUNTS IN THOUSANDS)

                            ASSETS                              1996     1997
                            ------                             -------  -------
CURRENT ASSETS:
  Cash and short-term investments............................  $ 1,420  $   470
  Accounts receivable, less allowance for doubtful accounts
   of $111 and $258 at December 27, 1996 and December 26,
   1997, respectively........................................   20,732   21,282
  Inventories................................................   14,017   16,613
  Other assets...............................................    1,247    1,151
                                                               -------  -------
   Total current assets......................................   37,416   39,516
                                                               -------  -------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land.......................................................    2,172    2,044
  Buildings..................................................   13,284   13,369
  Leasehold improvements.....................................    1,315    1,322
  Machinery and equipment....................................   54,751   61,316
  Furniture and fixtures.....................................    1,941    2,128
  Construction in progress...................................    5,457    1,592
                                                               -------  -------
                                                                78,920   81,771
  Less--Accumulated depreciation and amortization............   45,453   48,728
                                                               -------  -------
                                                                33,467   33,043
                                                               -------  -------
OTHER ASSETS:
  Intangible assets, net.....................................    5,640    4,436
  Other assets...............................................      387      559
                                                               -------  -------
                                                                 6,027    4,995
                                                               -------  -------
                                                               $76,910  $77,554
                                                               =======  =======
             LIABILITIES AND STOCKHOLDER'S EQUITY
             ------------------------------------
CURRENT LIABILITIES:
  Notes payable to bank......................................  $ 4,000  $ 4,000
  Accounts payable...........................................    3,854    3,842
  Accrued liabilities........................................    5,374    5,244
  Management bonus...........................................      --    20,000
                                                               -------  -------
   Total current liabilities.................................   13,228   33,086
                                                               -------  -------
NOTES PAYABLE TO BANK, net of current portion................   24,146   16,250
                                                               -------  -------
ACCRUED EQUITY PARTICIPATION PLAN............................   19,664    5,703
                                                               -------  -------
COMMITMENTS AND CONTINGENCIES (Note 4)
STOCKHOLDER'S EQUITY:
  Common stock, no par value:
  Authorized--15,000,000 shares
  Issued and outstanding--14,468,720 shares
   at December 27, 1996 and December 26, 1997................    3,789    3,789
  Cumulative translation adjustment..........................     (197)    (345)
  Retained earnings..........................................   16,280   19,071
                                                               -------  -------
                                                                19,872   22,515
                                                               -------  -------
                                                               $76,910  $77,554
                                                               =======  =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

 FOR THE YEARS ENDED DECEMBER 29, 1995, DECEMBER 27, 1996 AND DECEMBER 26, 1997
                             (AMOUNTS IN THOUSANDS)

                                                      1995     1996     1997
                                                    --------  -------  -------
NET SALES.........................................  $ 86,825  $93,842  $99,509
COST OF SALES.....................................    47,582   49,405   51,732
                                                    --------  -------  -------
Gross profit......................................    39,243   44,437   47,777
                                                    --------  -------  -------
OPERATING EXPENSES:
  Selling.........................................     8,283    8,961    9,643
  Distribution....................................     4,595    4,829    5,240
  General and administrative......................     9,769   11,277   11,456
  Research and development........................     2,064    2,253    1,845
                                                    --------  -------  -------
                                                      24,711   27,320   28,184
                                                    --------  -------  -------
PROVISION FOR EQUITY PARTICIPATION PLAN AND
 BONUSES..........................................   (11,415)  (8,249)  (6,954)
                                                    --------  -------  -------
Income from operations............................     3,117    8,868   12,639
                                                    --------  -------  -------
OTHER INCOME AND (EXPENSES):
  Interest expense................................    (2,424)  (2,177)  (1,834)
  Other, net......................................      (811)     463      638
                                                    --------  -------  -------
                                                      (3,235)  (1,714)  (1,196)
                                                    --------  -------  -------
Income (loss) before provision for income taxes...      (118)   7,154   11,443
PROVISION FOR STATE INCOME TAXES..................       280       73      150
                                                    --------  -------  -------
Net income (loss).................................  $   (398) $ 7,081  $11,293
                                                    ========  =======  =======
Pro forma net income (loss) assuming conversion to
 C corporation for income tax purposes (Note 5)...  $   (111) $ 4,292  $ 6,866
                                                    ========  =======  =======


 The accompanying notes are an integral part of these consolidated statements.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

 FOR THE YEARS ENDED DECEMBER 29, 1995, DECEMBER 27, 1996 AND DECEMBER 26, 1997
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                  COMMON STOCK
                                ----------------- CUMULATIVE
                                  NUMBER          TRANSLATION RETAINED
                                OF SHARES  AMOUNT ADJUSTMENT  EARNINGS   TOTAL
                                ---------- ------ ----------- --------  -------
BALANCE, December 30, 1994..... 14,468,720 $3,789    $(204)   $21,684   $25,269
  Stockholder distributions....        --     --       --      (5,637)   (5,637)
  Foreign currency translation
   loss (Note 1)...............        --     --      (122)       --       (122)
  Net loss.....................        --     --       --        (398)     (398)
                                ---------- ------    -----    -------   -------
BALANCE, December 29, 1995..... 14,468,720  3,789     (326)    15,649    19,112
  Stockholder distributions....        --     --       --      (6,450)   (6,450)
  Foreign currency translation
   gain (Note 1)...............        --     --       129        --        129
  Net income...................        --     --       --       7,081     7,081
                                ---------- ------    -----    -------   -------
BALANCE, December 27, 1996..... 14,468,720  3,789     (197)    16,280    19,872
  Stockholder distributions....        --     --       --      (8,502)   (8,502)
  Foreign currency translation
   loss (Note 1)...............        --     --      (148)       --       (148)
  Net income...................        --     --       --      11,293    11,293
                                ---------- ------    -----    -------   -------
BALANCE, December 26, 1997..... 14,468,720 $3,789    $(345)   $19,071   $22,515
                                ========== ======    =====    =======   =======



 The accompanying notes are an integral part of these consolidated statements.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR THE YEARS ENDED DECEMBER 29, 1995, DECEMBER 27, 1996 AND DECEMBER 26, 1997
                             (AMOUNTS IN THOUSANDS)

                                                     1995      1996      1997
                                                   --------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $   (398) $  7,081  $ 11,293
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities--
    Depreciation and amortization................     6,820     6,133     5,847
    Gain on disposal of equipment................       (20)     (872)     (618)
    Increase in accounts receivable..............    (2,430)   (3,503)     (550)
    (Increase) decrease in inventories...........     1,777    (1,223)   (2,596)
    (Increase) decrease in other current assets..         1      (311)       96
    Increase in other assets.....................       (23)     (152)     (100)
    Increase (decrease) in accounts payable......      (283)      564       (12)
    Increase (decrease) in accrued liabilities...      (920)      167      (130)
    Increase (decrease) in accrued equity
     participation plan..........................    11,415     8,249   (13,961)
    Increase in management bonus accrual.........       --        --     20,000
                                                   --------  --------  --------
      Net cash provided by operating activities..    15,939    16,133    19,269
                                                   --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....    (5,850)   (6,395)   (4,659)
  Proceeds from sale of property, plant and
   equipment.....................................        33     1,058     1,068
  Increase in notes receivable...................       (18)       (2)      (67)
  Increase in cash surrender value of life
   insurance.....................................        (5)       (5)       (5)
  Additions of intangible assets.................      (248)      (10)      (10)
  Purchase of Artema (Note 9)....................       --     (6,000)      --
                                                   --------  --------  --------
      Net cash used in investing activities......    (6,088)  (11,354)   (3,673)
                                                   --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable to bank.............    (6,743)   (4,000)  (14,396)
  Borrowings on notes payable to bank............       500     6,782     6,500
  Stockholder distributions......................    (5,637)   (6,450)   (8,502)
                                                   --------  --------  --------
      Net cash used in financing activities......   (11,880)   (3,668)  (16,398)
                                                   --------  --------  --------
Effect of exchange rate changes on cash..........      (122)      129      (148)
                                                   --------  --------  --------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM
 INVESTMENTS.....................................    (2,151)    1,240      (950)
CASH AND SHORT-TERM INVESTMENTS, beginning of
 year............................................     2,331       180     1,420
                                                   --------  --------  --------
CASH AND SHORT-TERM INVESTMENTS, end of year.....  $    180  $  1,420  $    470
                                                   ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for--
    Interest.....................................  $  2,441  $  1,688  $  1,969
                                                   ========  ========  ========
    Income taxes.................................  $    155  $     94  $    243
                                                   ========  ========  ========

 The accompanying notes are an integral part of these consolidated statements.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 26, 1997

1. COMPANY BACKGROUND

  Hudson Respiratory Care Inc. (Hudson or the Company), founded in 1945, is a manufacturer and marketer of disposable medical products utilized in the respiratory care and anesthesia segments of the domestic and international health care markets. The Company's respiratory care and anesthesia product lines include such products as oxygen masks, humidification systems, nebulizers, cannulae and tubing. In the United States, the Company markets its products to a variety of health care providers, including hospitals and alternate site service providers such as outpatient surgery centers, long-term care facilities, physician offices and home health care agencies. Internationally, the Company sells its products to distributors that market to hospitals and other health care providers. The Company's products are sold to distributors and alternate site service providers throughout the United States and internationally. The Company's operations are conducted from its primary facility in Temecula, California, facilities in Arlington Heights and Elk Grove, Illinois, and a facility in Ensenada, Mexico.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Principles of Consolidation

  The consolidated financial statements include the accounts of Hudson and subsidiaries, Industrias Hudson and Oxy Air LLC (Oxy). Hudson owns 79 percent and 99 percent of Industrias Hudson and Oxy, respectively. Hudson's sole stockholder owns the remaining 21 percent and 1 percent of Industrias Hudson and Oxy, respectively. Accordingly, the accompanying financial statements have been prepared on a consolidated basis assuming 100 percent ownership, since all of the issued and outstanding common shares are owned either directly or indirectly by the same stockholder. The minority interests in Industrias Hudson and Oxy not owned by Hudson are not material to the consolidated financial position or results of operations of the Company.

  All significant intercompany accounts and transactions have been eliminated. Hudson and subsidiaries are collectively referred to herein as the Company.

 b. Use of Estimates in the Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 c. Revenue Recognition

  Revenue is recognized upon shipment of product and satisfaction of any other performance requirements. The Company provides in the period that the related revenue is recognized, allowances for returns and rebates based upon historical experience and analysis of other factors.

 d. Cash and Short-Term Investments

  The Company's policy is to invest cash in excess of operating requirements in income-producing short-term instruments. Short-term investments are stated at cost plus accrued interest, which approximates market value. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

 e. Inventories

  Inventories are stated at the lower of cost or market. Effective January 1, 1996, the Company changed its method of pricing inventory from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. In accordance with APB Opinion No. 20, the Company has restated all prior periods to reflect the conversion to the

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

FIFO method. The effect of the change was not material to the balance sheet or statement of operations. The change in method was made to improve comparability of the Company's financial statements and report inventory balances that more closely reflect the inventory's current cost.

  At December 27, 1996 and December 26, 1997, inventories consisted of the following (amounts in thousands):

                                                                  1996    1997
                                                                 ------- -------
     Raw materials.............................................. $ 3,962 $ 4,802
     Work-in-process............................................   4,531   4,681
     Finished goods.............................................   5,524   7,130
                                                                 ------- -------
                                                                 $14,017 $16,613
                                                                 ======= =======

  Work-in-process and finished goods include raw materials, labor and overhead. Certain finished goods are purchased for resale and are not manufactured.

 f. Depreciation and Amortization Methods

  Depreciation of property, plant and equipment is provided using both the straight-line and declining-balance methods over the following estimated useful lives:

     Buildings.....................................................  31.5 years
     Leasehold improvements........................................  31.5 years
     Machinery and equipment....................................... 5 to 7 years
     Furniture and fixtures........................................   7 years
     Heaters.......................................................   5 years

  Upon retirement or disposal of depreciable assets, the cost and related accumulated depreciation are removed and the resulting gain or loss is reflected in income from operations. Major renewals and betterments are capitalized while maintenance costs and repairs are expensed in the year incurred.

 g. Intangible Assets

  Amortization of intangible assets is provided using the straight-line method over the applicable amortization period. The following is a summary of the components of intangible assets as of fiscal 1996 and 1997 (amounts in thousands):

                                                 AMORTIZATION
                                                    PERIOD      1996     1997
                                                -------------- -------  -------
     Covenant not-to-compete...................  5 to 7 years  $ 6,525  $ 3,500
     Patents...................................    10 years      3,183    3,183
     Loan acquisition costs....................   Loan term        258      268
     Goodwill.................................. 15 to 20 years   1,920    1,920
     Other..................................... 5 to 20 years      233      133
                                                -------------- -------  -------
                                                                12,119    9,004
     Less--Accumulated amortization............                 (6,479)  (4,568)
                                                               -------  -------
                                                               $ 5,640  $ 4,436
                                                               =======  =======

 h. Foreign Currency Translation

  The Company follows the principles of Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", using the local currency as the functional currency of its operating subsidiaries.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

Accordingly, all assets and liabilities outside the United States are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the weighted average exchange rate prevailing during the period. Since January 1, 1997, Mexico's currency has been considered highly inflationary, and Industrias Hudson continues to use the Mexican peso, not the U.S. dollar, as its functional currency. This approach has an immaterial impact on the Company's financial statements versus using the U.S. dollar as the functional currency of Industrias Hudson.

 i. Fiscal Year-End

  The Company reports its operations on a 52-53 week fiscal year ending on the Friday closest to December 31. The fiscal years ended December 29, 1995, December 27, 1996, and December 26, 1997, were all comprised of 52 week years.

 j. Post-employment and Post-retirement Benefits

  The Company does not provide post-employment or post-retirement benefits to employees. Accordingly, SFAS No. 112, "Employers' Accounting for Post-employment Benefits", and SFAS No. 106, "Employers' Accounting for Post-retirement Benefits", have no impact on the Company's financial statements.

 k. Long-Lived Assets

  The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", on January 1, 1996. This standard requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this standard did not have a material effect on the consolidated financial statements.

 l. New Accounting Pronouncements

  In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income". This Statement requires that all items that meet the definition of components of comprehensive income be reported in a financial statement for the period in which they are recognized. Components of comprehensive income include revenues, expenses, gains, and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes that adoption of this Statement will not have a material effect on the Company's consolidated financial statements.

  In June 1997, FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Financial information is required to be reported on the same basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes that the adoption of this Statement will not have a material effect on the Company's consolidated financial statements.

 m. Reclassifications

  Certain reclassifications have been made in the 1995 and 1996 statements to conform with the 1997 presentation.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

3. NOTES PAYABLE TO BANK

  The Company has a credit agreement with a bank which provides for borrowings of up to approximately $37,250,000. Total borrowings as of fiscal 1995, 1996 and 1997 were approximately $25,364,000, $28,146,000 and, $20,250,000 respectively. This agreement consists of two separate facilities which are summarized as follows:

    Revolving line of credit--maximum borrowings of $15,000,000 limited to 85 percent of qualified accounts receivable and 50 percent of qualified inventories, maturing on March 31, 2000. The agreement provides for the issuance of letters of credit, not to exceed the maximum borrowings nor to expire later than the maturity date, to beneficiaries designated by the Company, limited to $2,000,000 and a one year term. Interest on outstanding borrowings is at the Company's option of the bank's base rate plus one-quarter of one percent (8.75 percent at December 26, 1997) or a eurodollar rate plus one and three-quarters percent (7.47 percent at December 26, 1997). The agreement, as amended, also provides for a one-half of one percent per year facility fee on the difference of the maximum borrowings and the sum of the daily averages of the outstanding revolving credit loan and the issued and outstanding letters of credit during the period.

    Term loan--maximum borrowings of $22,250,000, maturing on March 31, 2000. The agreement, as amended, calls for quarterly principal payments of $1,000,000 with a final payment of $5,500,000 or the aggregate outstanding balance on March 31, 2000. Interest on the borrowings is at the bank's base rate plus one-half of one percent or a eurodollar rate plus two percent (7.72 percent at December 26, 1997).

  The agreement gives the bank a first security interest in all assets of the Company. The agreement also requires the Company to maintain certain financial ratios and financial covenants, as defined in the amendment, the most restrictive of which prohibit additional indebtedness and limits payments to the Company's stockholder, other than for income tax payments. As of December 26, 1997 the Company was in compliance with all covenants.

  As of December 26, 1997, future minimum principal payments on the aforementioned debt, in accordance with the amended agreement, are as follows (amounts in thousands):

     FISCAL YEAR
       ENDING
     -----------
       1998............................................................  $ 4,000
       1999............................................................    5,000
       2000............................................................   11,250
                                                                         -------
                                                                         $20,250
                                                                         =======

4. COMMITMENTS AND CONTINGENCIES

  The Company leases certain facilities, automobiles and office equipment under noncancellable leases, with the majority of the automobile leases having a term of one year with annual renewal provisions. All of these leases have been classified as operating leases. As of December 26, 1997, the Company had future obligations under operating leases as follows (amounts in thousands):

     FISCAL YEAR
       ENDING
     -----------
        1998............................................................ $  941
        1999............................................................    921
        2000............................................................    335
                                                                         ------
                                                                         $2,197
                                                                         ======

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

  Rental expense for all leases classified as operating leases was approximately $1,065,000, $1,106,000 and $1,132,000 in fiscal 1995, 1996 and
1997, respectively.

  The Company self-insures the majority of its medical benefit programs. Reserves for losses are established currently based upon estimated obligations. The Company maintains excess coverage on an aggregate claim basis.

  The Company is party to lawsuits and other proceedings, including suits relating to product liability and patent infringement. While the results of such lawsuits and other proceedings cannot be predicted with certainty, management does not expect that the ultimate liabilities, if any, will have a material adverse effect on the financial position or results of operations of the Company.

5. INCOME TAXES

  Effective November 1, 1987, the stockholder of Hudson elected S corporation status under the Internal Revenue Code, such that income of the Company is taxed directly to the stockholder for both federal and state income tax purposes. Hudson and Industrias Hudson will file separate federal income tax returns for 1997.

  Under the S corporation election, the stockholder of Hudson includes her share of Hudson's taxable income on her individual federal and state income tax returns. Hudson's provision for income taxes and income taxes payable is limited to the California S corporation tax of 2.5 percent for 1995, and 1.5 percent for both 1996 and 1997.

  The provision for state income taxes consists of the following (amounts in thousands):

                                                                1995 1996   1997
                                                                ---- -----  ----
     Current................................................... $280 $ 200  $ 74
     Deferred..................................................  --   (127)   76
                                                                ---- -----  ----
                                                                $280 $  73  $150
                                                                ==== =====  ====

  As of December 26, 1997, the Company has recorded a net deferred tax asset of $76,000 primarily related to its Equity Participation Plan (see Note 7), which in management's opinion is more likely than not to be realized.

  The Company will become a C corporation upon consummation of the transaction discussed in Note 10. Accordingly, the Company has presented pro forma net income (loss) amounts to reflect a provision for income taxes at a combined effective rate of approximately 40%, after consideration of permanent differences between financial reporting and income tax amounts. The pro forma amounts presented do not include the one-time effect of conversion to C corporation status which will be reflected in the 1998 financial statements.

6. RELATED-PARTY TRANSACTIONS

  Amounts included in the consolidated financial statements with respect to transactions with companies controlled by officers, the stockholder or members of their immediate families are as follows (amounts in thousands):

                                                               1995  1996  1997
                                                              ------ ---- ------
     Purchases............................................... $1,524 $557 $1,465
                                                              ====== ==== ======
     Notes receivable........................................ $   88 $ 91 $  157
                                                              ====== ==== ======

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

7. DEFERRED COMPENSATION AND BENEFIT PLANS

 a. Pension Plan

  The Company has a defined-contribution pension plan covering substantially all its employees. Amounts charged to expense relating to this plan totaled approximately $810,000, $767,000 and $836,000 for the fiscal years ended 1995, 1996 and 1997, respectively.

 b. Deferred Compensation

  Effective December 1, 1994, the Company established a deferred compensation plan for certain key employees. As of December 27, 1996 and December 26, 1997 no material amount of compensation has been deferred.

 c. Equity Participation Plan

  Effective January 1, 1994, the Company's Board of Directors adopted the Equity Participation Plan, as amended (the Plan). This Plan provides certain key employees and independent contractors deferred compensation based upon the Company's value, as defined in the agreement. Benefits earned by participants are based upon a formula with a specified minimum benefit accruing each year for each participant. Benefits are accrued and charged to compensation in the year earned. Payments are subject to an installment period of five years with an annual maximum limit of $1,000,000. As of fiscal year ended 1995, 1996 and 1997 the Company has recorded $11,415,000, $19,664,000 and $5,703,000, respectively, related to accrued amounts earned by the Plan participants.

  In fiscal 1997, the Company declared bonuses totaling $20 million which will result in a corresponding decrease in amounts payable under the Plan. The effect of the bonuses is to accelerate the timing of payments to the participants. This management bonus accrual is included in current liabilities on the accompanying balance sheet.

8. MAJOR CUSTOMERS AND SALES BY GEOGRAPHIC REGION

  The Company sells respiratory care products to distributors and medical facilities throughout the United States and internationally. During 1995, 1996 and 1997, the Company had foreign sales of approximately $12,843,000, $16,077,000 and $19,008,000, respectively, which constituted approximately 15 percent, 17 percent and 19 percent of total sales, respectively. The Company's percentage of sales by geographic region for the fiscal years ended 1995, 1996 and 1997 were as follows:

                                                           1995   1996   1997
                                                           -----  -----  -----
     Domestic.............................................  85.2%  82.8%  80.9%
     Europe...............................................   5.6    6.6    7.5
     Pacific Rim (Japan, Southeast Asia, Australia/New
      Zealand)............................................   4.6    5.7    5.7
     Canada...............................................   2.3    1.9    1.8
     Other international..................................   2.3    3.0    4.1
                                                           -----  -----  -----
       Total.............................................. 100.0% 100.0% 100.0%
                                                           =====  =====  =====

  For the fiscal years ended 1995, 1996 and 1997, the Company had sales of 31 percent, 32 percent and 30 percent, respectively, to one distributor.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

9. ACQUISITION

  During 1996, the Company acquired substantially all the assets of the Artema Medical AB corporation ("Artema") for a purchase price of $6,000,000. Artema engaged primarily in the business of manufacturing, marketing, and selling hygroscopic condenser humidifiers. The acquisition was accounted for as a purchase and the purchase price was allocated as follows (amounts in thousands):

     Covenant not-to-compete............................................ $3,500
     Goodwill...........................................................  1,743
     Machinery and equipment............................................    757
                                                                         ------
                                                                         $6,000
                                                                         ======

10. SUBSEQUENT EVENTS (UNAUDITED)

  In February 1998, the Company announced the intent to sell a majority of the Company pursuant to an agreement and plan of merger (the Recapitalization).

  Key components of the Recapitalization include:
  (1) common and preferred equity investments in consideration for an 80.8% ownership in the Company's common stock and preferred stock with an initial liquidation preference of $30.0 million
  (2) issuance of senior subordinated notes
  (3) execution of a new term loan facility and revolving loan facility
  (4) repayment of existing indebtedness
  (5) payment of amounts due under the Equity Participation Plan
  (6) payment for common shares acquired from the existing shareholder; this shareholder will retain a 19.2% interest in the common shares outstanding.
  (7) Potential contingent payments based on 1998 performance, payable to the Continuing Shareholder and former participants in the Equity Participation Plan.

  The Company will also terminate the Equity Participation Plan and adopt a stock option plan and a stock purchase plan. Additionally, Hudson's sole shareholder, who owns the remaining 21 percent of Industrias Hudson, will transfer this interest to the Company in consideration of one dollar.

11. SUBSEQUENT EVENT--STOCK SPLIT

  The Company effected a 245:1 stock split concurrent with the Recapitalization. The stock split has been reflected in the stock amounts shown herein.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 27, 1998
                             (AMOUNTS IN THOUSANDS)

                                                                 PRO FORMA
                                                 MARCH 27,  SHAREHOLDER'S EQUITY
                                                   1998        MARCH 27, 1998
                                                ----------- --------------------
                                                (UNAUDITED)     (UNAUDITED)
                    ASSETS
                    ------
CURRENT ASSETS:
  Cash and short-term investments.............    $   734
  Accounts receivable, less allowance for
   doubtful accounts of $303..................     18,741
  Inventories.................................     15,938
  Other assets................................        920
                                                  -------
   Total current assets.......................     36,333
                                                  -------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land........................................      2,044
  Buildings...................................     13,369
  Leasehold improvements......................      1,322
  Machinery and equipment.....................     61,909
  Furniture and fixtures......................      2,208
  Construction in progress....................      1,620
                                                  -------
                                                   82,472
  Less--Accumulated depreciation and
   amortization...............................     49,915
                                                  -------
                                                   32,557
OTHER ASSETS:
  Intangible assets, net......................      4,197
  Other assets................................        515
                                                  -------
                                                    4,712
                                                  -------
                                                  $73,602
                                                  =======
     LIABILITIES AND STOCKHOLDER'S EQUITY
     ------------------------------------
CURRENT LIABILITIES:
  Notes payable to bank.......................    $ 4,000
  Accounts payable............................      2,470
  Accrued liabilities.........................      5,006
                                                  -------
   Total current liabilities..................     11,476
                                                  -------
NOTES PAYABLE TO BANK, net of current portion.     31,000
                                                  -------
ACCRUED EQUITY PARTICIPATION PLAN.............      7,302
                                                  -------
STOCKHOLDER'S EQUITY:
  Common stock, no par value:
   Authorized--15,000,000 shares
   Issued and outstanding--14,468,720 shares
    at March 27, 1998.........................      3,789         $24,288
  Cumulative translation adjustment...........       (464)           (464)
  Retained earnings...........................     20,499             --
                                                  -------         -------
                                                   23,824         $23,824
                                                  -------         =======
                                                  $73,602
                                                  =======

The accompanying notes are an integral part of this consolidated balance sheet.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                            -------------------
                                                            MARCH 28, MARCH 27,
                                                              1997      1998
                                                            --------- ---------
                                                                (UNAUDITED)
NET SALES..................................................  $23,987   $24,265
COST OF SALES..............................................   11,970    13,026
                                                             -------   -------
Gross profit...............................................   12,017    11,239
                                                             -------   -------
OPERATING EXPENSES:
  Selling..................................................    2,331     2,317
  Distribution.............................................    1,261     1,449
  General and administrative...............................    2,946     3,077
  Research and development.................................      418       474
                                                             -------   -------
                                                               6,956     7,317
                                                             -------   -------
Income from operations before equity participation plan,
 bonuses and other.........................................    5,061     3,922
PROVISION FOR EQUITY PARTICIPATION PLAN AND BONUSES........    1,966     1,974
                                                             -------   -------
Income from operations.....................................    3,095     1,948
                                                             -------   -------
OTHER INCOME AND (EXPENSES):
  Interest expense.........................................     (505)     (419)
  Other, net...............................................      650        (8)
                                                             -------   -------
                                                                 145      (427)
                                                             -------   -------
Income before provision for income taxes...................    3,240     1,521
PROVISION FOR STATE INCOME TAXES...........................       45        23
                                                             -------   -------
Net income (loss)..........................................  $ 3,195   $ 1,498
                                                             =======   =======
Pro forma net income (loss) assuming conversion to C
 corporation for income tax purposes (Note 3)..............  $ 1,941   $   911
                                                             =======   =======


 The accompanying notes are an integral part of these consolidated statements.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                            MARCH 28, MARCH 27,
                                                              1997      1998
                                                            --------- ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $ 3,195  $  1,498
  Adjustments to reconcile net income to net cash provided
   by (used in) operating activities--
    Depreciation and amortization..........................    1,444     1,497
    Gain on disposal of equipment..........................     (638)      --
    Decrease in accounts receivable........................    3,947     2,541
    (Increase) decrease in inventories.....................   (1,131)      675
    (Increase) decrease in other current assets............     (134)      231
    (Increase) decrease in other assets....................     (162)       43
    Decrease in accounts payable...........................     (691)   (1,221)
    Decrease in accrued liabilities........................     (374)     (449)
    Increase in accrued equity participation plan..........    1,966     1,974
    Payment of management bonuses..........................      --    (20,375)
                                                             -------  --------
      Net cash provided by (used in) operating activities..    7,422   (13,586)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment...............     (112)     (701)
  Proceeds from sale of property, plant and equipment......    1,068       --
  Increase in cash surrender value of life insurance.......       (5)      --
  Additions of intangible assets...........................      --        (70)
                                                             -------  --------
      Net cash provided by (used in) investing activities..      951      (771)
                                                             -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable to bank.......................   (4,556)   (6,250)
  Borrowings on notes payable to bank......................      --     21,000
  Stockholder distributions................................   (2,059)      (10)
                                                             -------  --------
      Net cash provided by (used in) financing activities..   (6,615)   14,740
                                                             -------  --------
Effect of exchange rate changes on cash....................       28      (119)
                                                             -------  --------
NET INCREASE IN CASH AND SHORT-TERM INVESTMENTS............    1,786       264
CASH AND SHORT-TERM INVESTMENTS, beginning of quarter......    1,420       470
                                                             -------  --------
CASH AND SHORT-TERM INVESTMENTS, end of quarter............  $ 3,206  $    734
                                                             =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the quarter for:
    Interest...............................................  $   563  $    690
                                                             =======  ========
    Income taxes...........................................  $   --   $     12
                                                             =======  ========

 The accompanying notes are an integral part of these consolidated statements.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 27, 1998
                                  (UNAUDITED)

1. FINANCIAL STATEMENTS

  The condensed consolidated financial statements included herein have been prepared by the Company, without audit, and include all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position at March 27, 1998, and the results of operations and the cash flows for the three-month periods ended March 28, 1997 and March 27, 1998 pursuant to the rules and regulations of the Securities and Exchange Commission. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures in such financial statements are adequate to make the information presented not misleading, these consolidated financial statements should be read in conjunction with the Company's 1997 audited financial statements and the notes thereto included. The results of operations for the three-month periods ended March 28, 1997 and March 27, 1998 are not necessarily indicative of the results for a full year.

2. INVENTORIES

  At March 27, 1998, inventories consisted of the following (amounts in thousands):

     Raw materials...................................................... $ 4,658
     Work-in-process....................................................   4,574
     Finished goods.....................................................   6,706
                                                                         -------
                                                                         $15,938
                                                                         =======

3. COMPREHENSIVE INCOME

  In June 1997, FASB issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". This Statement requires that all items that meet the definition of components of comprehensive income be reported in a financial statement for the period in which they are recognized. This Statement is effective for fiscal years beginning after December 15, 1997 and was adopted by the Company in the quarter ended March 27, 1998.

  The Company had comprehensive income for the three-month periods ended March 27, 1998 and March 28, 1997 as follows (amounts in thousands):

                                                              MARCH 28, MARCH 27,
                                                                1997      1998
                                                              --------- ---------
     Net income..............................................  $3,195    $1,498
     Other comprehensive income:
       Foreign currency translation gain (loss)..............      28      (119)
                                                               ------    ------
     Comprehensive income....................................  $3,223    $1,379
                                                               ======    ======

4. INCOME TAXES

  The Company became a C corporation upon consummation of the transaction discussed in Note 6. Accordingly, the Company has presented pro forma net income (loss) amounts to reflect a provision for income taxes at a combined effective rate of approximately 40%, after consideration of permanent differences between financial reporting and income tax amounts. The pro forma amounts presented do not include the one-time effect of the conversion to C corporation status which will be reflected in the June 1998 financial statements.

                 HUDSON RESPIRATORY CARE INC. AND SUBSIDIARIES

5. EQUITY PARTICIPATION PLAN PAYOUT

  In March 1998, the Company paid previously-accrued bonuses totaling $20 million, plus related payroll taxes. These payments were funded by additional borrowings under the existing credit facility. The provision for equity participation plan costs on an interim basis is based upon the expected provision for the year as a percentage of income before the provision for EPP costs.

6. SUBSEQUENT EVENTS

  In April 1998, the Company consummated a plan pursuant to which a majority of the Company was sold in accordance with an agreement and plan of merger (the Recapitalization).

  Key components of the Recapitalization include:
  (1) common and preferred equity investments in consideration for an 80.8% ownership in the Company's common stock and preferred stock with an initial liquidation preference of $30.0 million
  (2) issuance of 9 1/8% senior subordinated notes with a par value of $115.0 million, maturing in 2008
  (3) execution of a new term loan facility and revolving loan facility
  (4) repayment of existing indebtedness
  (5) payment of amounts due under the Equity Participation Plan
  (6) payment for common shares acquired from the existing shareholder; this shareholder will retain a 19.2% interest in the common shares outstanding.
  (7) potential contingent payments based on 1998 performance, payable to the continuing shareholder and former participants in the Equity Participation Plan.

  The Company has terminated the Equity Participation Plan and will adopt a stock option plan and has adopted a stock purchase plan. Additionally, Hudson's sole shareholder, who owned the remaining 21 percent of Industrias Hudson, will transfer this interest to the Company in consideration of one dollar.

  The Company effected a 245:1 stock split concurrent with the Recapitalization. The stock split has been reflected in the stock amounts shown herein.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
River Holding Corp.:

  We have audited the accompanying balance sheet of RIVER HOLDING CORP. (a Delaware corporation) as of March 27, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of River Holding Corp. as of March 27, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Orange County, California
May 8, 1998

                              RIVER HOLDING CORP.

                                 BALANCE SHEET

                                 MARCH 27, 1998

CASH...................................................................... $100
                                                                           ====
COMMON STOCK, $.01 par value, authorized: 1,000 shares, issued and outstanding: 10 shares................................................... $100
                                                                           ====



                    See accompanying note to balance sheet.

                              RIVER HOLDING CORP.

                             NOTE TO BALANCE SHEET

                                MARCH 27, 1998

1. ORGANIZATION

  River Holding Corp., a Delaware corporation, was incorporated on January 27, 1998. The Company is currently wholly-owned by FS Equity Partners III, L.P. ("FSEP"). Subsequent to the Recapitalization, Freeman Spogli & Co. Incorporated and affiliates will own approximately 87.3% of the outstanding common stock of Holding.

  The Company was formed for the purpose of consummating an investment in Hudson Respiratory Care Inc. ("Hudson"), a California corporation, through a wholly-owned subsidiary. The Company obtained equity capital from affiliates of FSEP and management of Hudson Respiratory Care Inc. totaling $93.0 million in order to finance its investment in Hudson. In April 1998, the acquisition was consummated.

                      RIVER HOLDING CORP. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 27, 1998
                                 (IN THOUSANDS)


                                                                HUDSON RCI                                HOLDING
                                      --------------------------------------------------------   -----------------------
                                                             ADJUSTMENTS (NOTE 2)
                                                     ------------------------------
                                                                                         PRO     ADJUSTMENTS         PRO
                                      ACTUAL         RECAPITALIZATION        OTHER      FORMA      (NOTE 4)         FORMA
                                      ------         ----------------        -----      -----    -----------        -----
ASSETS:
Current assets
 Cash and short-term investments....  $   734          $     --              $ (38)(g)  $    696    $    --        $    696
 Accounts Receivable, net...........   18,741                --                195 (g)    18,936         --          18,936
 Inventories........................   15,938                --                           15,938         --          15,938
 Other assets.......................      920                --                (37)(g)       883         --             883
                                      -------          ---------             -----      --------    --------       --------
  Total current assets..............   36,333                --                120        36,453         --          36,453
                                      -------          ---------             -----      --------    --------       --------
Property, Plant & Equipment, net....   32,557                --               (556)(g)    32,001       2,981         34,982
Intangibles and other assets........    4,374                --                --          4,374         --           4,374
Deferred income taxes...............      --              80,350 (a)           --         80,350     (62,144)        18,206
Deferred debt costs.................      338             11,662 (b)           --         12,000         --          12,000
Goodwill............................      --                 --                --            --      152,379        152,379
                                      -------          ---------             -----      --------    --------       --------
   Total assets.....................  $73,602          $  92,012             $(436)     $165,178    $ 93,216       $258,394
                                      =======          =========             =====      ========    ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
 Current portion of long-term debt... $ 4,000          $  (4,000)(c)         $  --      $    --     $   --         $  --
 Accounts payable....................   2,470                --                 (5)(g)     2,465        --            2,465
 Accrued liabilities.................   5,006              3,000 (d)           (77)(g)     7,929        --            7,929
 Management bonus....................     --                 --  (e)            --           --         --            --
                                      -------          ---------             -----      --------    --------       --------
  Total current liabilities..........  11,476             (1,000)              (82)       10,394        --           10,394
                                      -------          ---------             -----      --------    --------       --------
Existing long-term debt..............  31,000            (31,000)(c)            --           --         --            --
Bank facility........................     --              40,000 (c)            --        40,000        --           40,000
Senior subordinated notes............     --             115,000 (c)            --       115,000        --          115,000
Accrued Equity Participation Plan....   7,302             (7,302)(e)            --           --         --            --
                                      -------          ---------             -----      --------    --------       --------
  Total liabilities..................  49,778            115,698               (82)      165,394        --          165,394
                                      -------          ---------             -----      --------    --------       --------
Mandatorily redeemable preferred
 stock...............................     --              30,000 (c)            --        30,000        --           30,000
                                      -------          ---------             -----      --------    --------       --------
Shareholders' equity
 Common stock........................   3,789            (33,187)(f)          (354)(h)   (29,752)     92,752         63,000(g)
 Cumulative translation adjustment...    (464)              --                  --          (464)        464           --
 Retained earnings (deficit).........  20,499            (20,499)(f)            --            --          --           --
                                      -------          ---------             -----      --------    --------       --------
  Total shareholders' equity
   (deficit).........................  23,824            (53,686)             (354)      (30,216)     93,216         63,000
                                      -------          ---------             -----      --------    --------       --------
  Total liabilities and shareholders'
    equity........................... $73,602          $  92,012             $(436)     $165,178    $ 93,216       $258,394
                                      =======          =========             =====      ========    ========       ========

    The accompanying notes are an integral part of this financial statement.

                      RIVER HOLDING CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 26, 1997
                                 (IN THOUSANDS)

                                                                 HUDSON RCI                                            HOLDING
                                 -----------------------------------------------------------------------     ---------------------
                                                                    ADJUSTMENTS (NOTE 3)
                                                   -----------------------------------------------------
                                                                                                             ADJUSTMENTS      PRO
                                      ACTUAL       RECAPITALIZATION            OTHER           PRO FORMA      (NOTE 4)       FORMA
                                 -----------------------------------------------------------------------     ---------------------
Net sales........................    $99,509           $     --             $     --            $99,509       $     --      $99,509
Cost of sales....................     51,732                 --                   --             51,732             62       51,794
                                     -------           --------             --------            -------       --------      -------
  Gross profit...................     47,777                 --                   --             47,777            (62)      47,715
Operating expenses:
 Selling expenses................      9,643                 --                   --              9,643             --        9,643
 Distribution expenses...........      5,240                 --                   --              5,240             --        5,240
 General and administrative
  expenses.......................     11,456                 --                  (839)(c)        10,617             15       10,632
 Research and development
  expenses.......................      1,845                 --                    --             1,845             --        1,845
 Amortization of goodwill........         --                 --                    --                --          5,128        5,128
                                     -------           --------             ---------           -------       --------      -------
  Total operating expenses before
   equity participation plan.....     28,184                 --                  (839)           27,345          5,143       32,488
                                     -------           --------             ---------           -------       --------      -------
  Operating income before equity
   participation plan............     19,593                 --                   839            20,432         (5,205)      15,227
Provision (benefit) for equity
 participation plan..............      6,954             (6,954)(a)                --                --             --           --
                                     -------           --------             ---------           -------       --------      -------
  Operating income...............     12,639              6,954                   839            20,432         (5,205)      15,227
                                     -------           --------             ---------           -------       --------      -------
Other (income) and expenses:
 Interest expense................      1,834             13,265(b)                 --            15,099             --       15,099
 Other (income)/expense..........       (638)                --                    --              (638)            --         (638)
                                     -------           --------             ---------           -------       --------      -------
  Total other (income) and
   expenses......................      1,196             13,265                    --            14,461             --       14,461
                                     -------           --------             ---------           -------       --------      -------
  Income (loss) before
   provision for income taxes....     11,443             (6,311)                  839             5,971         (5,205)         766
Provision  (benefit) for  state
 income taxes....................        150              1,903(d)                336(d)          2,389         (2,082)         307
                                     -------           --------             ---------           -------       --------      -------
 Net income (loss)...............     11,293             (8,214)                  503             3,582         (3,123)         459
                                     -------           --------             ---------           -------       --------      -------
Preferred Stock Dividends........         --              3,549(e)                 --             3,549             --        3,549
                                     -------           --------             ---------           -------       --------      -------
 Net income (loss) available to
  common stock...................    $11,293           $(11,763)                $ 503           $    33        $(3,123)     $(3,090)
                                     =======           ========             =========           =======       ========      =======

    The accompanying notes are an integral part of this financial statement.

                      RIVER HOLDING CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         QUARTER ENDED MARCH 27, 1998
                                 (IN THOUSANDS)

                                                               HUDSON RCI                                           HOLDING
                                              ---------------------------------------------------------       --------------------
                                                                ADJUSTMENTS (NOTE 3)
                                              ---------------------------------------------------------
                                                                                                  PRO         ADJUSTMENTS      PRO
                                              ACTUAL       RECAPITALIZATION      OTHER            FORMA         (NOTE 4)      FORMA
                                              ------       ----------------      -----            -----         --------      -----

Net sales..................................  $ 24,265         $    --            $  --          $ 24,265         $ --       $24,265
Cost of sales..............................    13,026              --               --            13,026             15      13,041
                                              -------         --------            -----         --------        -------    --------
  Gross profit.............................    11,239              --               --            11,239            (15)     11,224
Operating expenses:
 Selling expenses..........................     2,317              --               --             2,317            --        2,317
 Distribution expenses.....................     1,449              --               --             1,449            --        1,449
 General and administrative
  expenses.................................     3,077              --              (172)(c)        2,905              4       2,909
 Research and development
  expenses.................................       474              --               --               474            --          474
 Amortization of purchase price in
  excess of net book value.................       --               --               --               --           1,270       1,270
                                              -------         --------            -----         --------        -------    --------
  Total operating expenses before
   equity participation plan...............     7,317              --              (172)           7,145          1,274       8,419
                                              -------         --------            -----         --------        -------    --------
  Operating income before equity
   participation plan......................     3,922              --               172            4,094         (1,289)      2,805
Provision (benefit) for equity
 participation plan........................     1,974           (1,974)(a)          --               --             --          --
                                              -------         --------            -----         --------        -------    --------
  Operating income.........................     1,948            1,974              172            4,094         (1,289)      2,805
                                              -------         --------            -----         --------        -------    --------
Other (income) and expenses:
 Interest expense..........................       419            3,355 (b)          --             3,774            --        3,774
 Other (income)/expense....................         8              --               --                 8            --            8
                                              -------         --------            -----         --------        -------     --------
  Total other (income) and
   expenses................................       427            3,355              --             3,782            --        3,782
                                              -------         --------            -----         --------        -------     --------
  Income (loss) before provision
   for income taxes........................     1,521           (1,381)             172              312         (1,289)       (977)
Provision (benefit) for state
 income taxes..............................        23               33 (e)           69 (e)          125           (516)       (391)
                                              -------         --------            -----         --------        -------     --------
  Net income (loss)........................     1,498           (1,414)             103              187           (773)       (586)
                                              -------         --------            -----         --------        -------     --------
Preferred Stock Dividends..................       --               863 (f)          --               863            --          863
                                              -------         --------            -----         --------        -------     --------
  Net income (loss) available
   to common stock.........................   $ 1,498         $ (2,277)           $ 103         $   (676)       $  (773)   $ (1,449)
                                              =======         ========            =====         ========        =======    ========

                      RIVER HOLDING CORP. AND SUBSIDIARIES
                      ------------------------------------

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
         --------------------------------------------------------------

                                 MARCH 27, 1998
                                 --------------


1.   Transaction
     -----------

     Hudson Respiratory Care Inc. (the "Company") consummated a recapitalization pursuant to an Agreement and Plan of Merger (the "Recapitalization") in April 1998. Under the terms of the Recapitalization, River Acquisition Corp., a wholly-owned subsidiary of River Holding Corp. ("Holding"), merged with and into the Company, with the Company surviving as a majority-owned subsidiary of Holding. In connection with the Recapitalization, the Company completed an offering to sell $115,000,000 Senior Subordinated Notes due 2008, and Holding completed an offering of 300,000 shares of its 11 1/2% exchangeable mandatorily redeemable preferred stock due 2010 (the "Offerings"). The preferred stock is exchangeable into subordinated debentures of the Company upon the occurrence of certain events. The Company issued to Holding preferred stock with substantially identical terms as the Holding preferred stock, except for the exchange feature.

     Affiliates of Freeman Spogli & Co. Incorporated ("FS&Co.") invested $55 million and management of the Company invested $8.0 million of cash in common stock of Holding, while mandatorily redeemable, payment-in-kind preferred stock of Holding ("Holding Preferred Stock") with a liquidation preference of $30.0 million was sold pursuant to a preferred stock offering (collectively, the "Holding Investment"). Upon consummation of the Recapitalization, FS&Co. and affiliates own approximately 87.3% of the outstanding common stock of Holding. As part of the Recapitalization, common stock of the Company with a value of approximately $15.0 million (based on the valuation of the Company used in the Recapitalization) was retained by a current shareholder of the Company, representing approximately 19.2% of the outstanding common stock of the Company. Preferred stock of the Company provides for dividends payable in cash commencing on the fifth anniversary of issuance and is redeemable at the option of the holders thereof upon the occurrence of certain events constituting change in control of the Company. In addition, in connection with the Recapitalization, the Company made payments to its employees of $88.3 million under certain of its incentive plans.

     The Company also entered into an agreement (the "New Credit Facility") that provided a $40 million secured term loan facility (the "Term Loan Facility"), which was funded in connection with the consummation of the Recapitalization, and a $60 million revolving loan facility (the "Revolving Loan Facility") which is available for the Company's future capital requirements and to finance acquisitions.

     The Pro Forma Consolidated Financial Statements give effect to the investment by Holding in the Company and the purchase accounting effects thereof, the Offerings and the Recapitalization as if these transactions occurred as of March 27, 1998 for purposes of the consolidated balance sheet, and as of the beginning of the period presented for purposes of the consolidated statements of operations. The Pro Forma Consolidated Financial Statements do not give effect to any transactions other than the Offerings, the Recapitalization and those discussed in the accompanying notes. The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the Pro Forma Consolidated Financial Statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

     The Recapitalization also provides for additional payments of up to an aggregate of $5.7 million payable to the Selling Shareholder and participants in the Equity Participation Plan upon attainment of an operating cash flow target in 1998. This amount will be recorded when and if earned. No recognition of the contingent payments is provided in these pro forma financial statements.

     The historical Consolidated Financial Statements and accompanying notes included elsewhere in this Prospectus should be read in conjunction with these financial statements and the accompanying notes thereto.

                              RIVER HOLDING CORP.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 27, 1998

2.   Pro Forma Consolidated Balance Sheet Assumptions for the Company
     ----------------------------------------------------------------

     The pro forma adjustments reflecting the transaction described in Note 1, and the application of those adjustments to the historical amounts, were made under the following assumptions:

(a) Reflects the deferred tax asset for the difference between assigned values and tax bases of certain assets and liabilities. No valuation allowance is warranted under the provisions of SFAS 109. The Holding adjustment reflects the elimination of a substantial portion of the financial reporting-versus-income tax basis difference due to the application of purchase accounting by Holding (see Note 4).

(b) Reflects the portion of transaction and other related expenses which will be attributable to the Offering, net of the elimination of the historical unamortized debt financing costs. The Company will record an extraordinary loss on the extinguishment of the existing debt related to the write-off of unamortized deferred finance fees of $338,000. This extraordinary item is excluded from the pro forma statement of operations due to its non-recurring nature.

(c) The pro forma adjustments which reflect the financing and repayment of existing long-term debt of the Company are as follows (amounts in thousands):


Repayment of existing debt--current portion..........    $ (4,000)
                                                         --------
Long-term debt
     Repayment of existing debt--long-term portion...    $(31,000)
     New Credit Facility.............................      40,000
     Senior subordinated debt........................     115,000
                                                         --------
Total debt...........................................    $124,000
                                                         ========
Issuance of mandatorily redeemable preferred stock...    $ 30,000
                                                         ========

(d) Reflects the transaction tax liability related to Section 338(h)(10) of the Internal Revenue Code.

(e) Reflects the payment of accrued liabilities related to the Equity Participation Plan. See Note 7 to the historical financial statements.

(f) The pro forma adjustments which reflect the consideration paid for a portion of the Continuing Shareholder's common stock and the Common Stock Investment are as follows (amounts in thousands):


Common Stock:
     Common Stock Investment.................................................................    $  63,000
     Par value of a portion of Continuing Shareholder's common stock.........................       (3,379)
                                                                                                 ---------
                                                                                                 $  59,621
     Reclassification of S corporation accumulated deficit....................................     (92,808)
                                                                                                 ---------
Total........................................................................................    $ (33,187)
                                                                                                 ==========
Retained earnings (deficit):
     Consideration paid for a portion of Continuing Shareholder's common stock...............    $(131,685)
     Consideration paid for par value of a portion of Continuing Shareholder's
     common stock............................................................................        3,379
     Deferred tax asset......................................................................       80,350
     Provision for Equity Participation Plan in 1998.........................................      (61,013)
     Other...................................................................................       (4,338)
                                                                                                 ---------
                                                                                                 $(113,307)
     Reclassification of S corporation accumulated deficit...................................       92,808
                                                                                                 ---------
Total........................................................................................    $ (20,499)
                                                                                                 =========

(g) Upon consummation of the Recapitalization, Holding will have 6,300,000 shares of common stock outstanding.


(h) Reflects the elimination of assets and liabilities related to OxyAir since OxyAir will be transferred to the Continuing Shareholder.


3.   Pro Forma Consolidated Statement of Operations Assumptions for the Company
     --------------------------------------------------------------------------

     The pro forma adjustments reflecting the transaction described in Note 1, and the application of those adjustments to the historical amounts, were made under the following assumptions:

                              RIVER HOLDING CORP.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 27, 1998

(a) An additional compensation charge of approximately $60.6 million will be recorded in fiscal 1998 pursuant to the Equity Participation Plan and concurrent with the Recapitalization. The net adjustment reflects the elimination of the Equity Participation Plan since the Plan terminated upon the Recapitalization. See "Management--Equity Participation Plan."

(b) The pro forma adjustments to interest expense and amortization of deferred financing fees reflect the following (amounts in thousands):

                                                                                   DECEMBER 26,   MARCH 27,
                                                                                       1997         1998
                                                                                   -----------   ---------
Elimination of interest expense on existing debt...............................       $(1,834)      $ (419)
Interest expense on bank facility at an assumed composite interest
rate of 8.00%.................................................................          3,200          800
Interest expense on Senior Subordinated Notes at an assumed
       interest rate of 9.125%.................................................        10,494        2,623
Amortization of deferred finance fees..........................................         1,405          351
                                                                                      -------       ------
Total..........................................................................       $13,265       $3,355
                                                                                      =======       ======

(c) The pro forma adjustments to general and administrative expense reflect the following (amounts in thousands):

                                                                       DECEMBER 26,   MARCH 27,
                                                                          1997         1998
                                                                       -----------   ---------
Elimination of Continuing Shareholder salary, bonus and fringe           $(455)       $ (87)
 benefits (1)....................................................
Elimination of expenses related to OxyAir (2)....................         (384)         (85)
                                                                         -----        -----
Total............................................................        $(839)       $(172)
                                                                         =====        =====

          (1) The Company will not continue to pay Continuing Shareholder salary, bonus and related fringe benefits. The adjustment is to eliminate such expenses.
          (2) Reflects the elimination of expense related to OxyAir since OxyAir will be transferred to the Continuing Shareholder.



(d) Reflects the income tax effect of the net changes described above, using an effective rate of 40%. Concurrent with the Recapitalization, the Company will become a corporation for income tax purposes.

(e)  Reflects pay-in-kind preferred stock dividends at 11.50% due semi-annually.


4.   Pro Forma Assumptions for River Holding Corp.
     ---------------------------------------------

     The purchase price consists of an investment in common stock of the Company of $63.0 million (see Note 3) plus transaction costs. Minority interest is valued at zero. The excess of purchase price over the underlying book value of the assets has not been assigned to individual assets and liabilities based on relative fair values. For purposes of the pro forma statement of income, goodwill is assumed to have a 30 year life. The tentative purchase price allocation is subject to adjustment based upon further analysis of the relative fair values of the assets acquired and liabilities assumed.


5.   Use of Estimates in the Pro Forma Financial Statements
     ------------------------------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                              RIVER HOLDING CORP.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 27, 1998


disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDING. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE EXCHANGE PREFERRED STOCK BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDING SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. UNTIL __________, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE PREFERRED STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         ----------------------------

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
Summary.......................................     1
Risk Factors..................................    18
Use of Proceeds...............................    28
Dividend Policy...............................    28
Capitalization................................    29
The Exchange Offer............................    31
Selected Historical and Pro Forma
Consolidated Financial Information............    38
Management's Discussion and Analysis
  of Financial Condition and
Results of Operations.........................    42
Business......................................    50
Management....................................    59
Security Ownership of Certain
 Beneficial Owners............................    63
Certain Transactions..........................    64
Description of New Credit Facility............    66
Description of the Exchange Preferred Stock...    68
Description of Exchange Securities............    94
Certain U.S. Federal Income Tax
 Considerations...............................   136
Description of the Subordinated Notes.........   146
Description of Capital Stock..................   147
Plan of Distribution..........................   149
Experts.......................................   149
Legal Matters.................................   149
Index to Consolidated Financial Statements....   F-1
Pro Forma Consolidated Financial
 Statements...................................   P-1

================================================================================


================================================================================


                                300,000 SHARES



                              RIVER HOLDING CORP.








                          11 1/2% SENIOR EXCHANGEABLE
                              PIK PREFERRED STOCK
                                   DUE 2010









                               ___________, 1998


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

RIVER HOLDING CORP.

     Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Ninth of the Certificate of Incorporation of Holding, as amended, attached as
Exhibit 3.1 to this Registration Statement (the "Holding Certificate of Incorporation") provides that no director of Holding shall be personally liable for monetary damages for a breach of his duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Holding or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Pursuant to Section 145(a) of the Delaware Corporation Law, Article VI,
Section 6.1 of the Amended and Restated Bylaws of Holding, attached as Exhibit
3.2 to this Registration Statement (the "Holding Bylaws"), provides that Holding may indemnify, in the manner and to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Holding) by reason of the fact that he is or was a director, officer, employee or agent of Holding, or is or was serving at the request of Holding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Holding, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Pursuant to Section 145(b) of the Delaware Corporation Law, Article VI,
Section 6.2 of the Holding Bylaws provides that Holding may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Holding to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Holding, or is or was serving or has agreed to serve at the request of Holding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Holding and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Holding unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view or all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. The indemnification and advancement of expenses provided by, or granted pursuant to, Article VI of the Holding Bylaws may, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     Pursuant to Section 145(c) of the Delaware Corporation Law, Article VI,
Section 6.3 of the Holding Bylaws provides that, to the extent that a director, officer, employee or agent of Holding has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VI, Sections 6.1 and 6.2 of the Bylaws, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Pursuant to Section 145(d) of the Delaware Corporation Law, Article VI,
Section 6.4 of the Holding Bylaws provides that any indemnification provided under Article VI, Sections 6.1 and 6.2 of the Holding Bylaws (unless ordered by a court) shall be made by Holding only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of Holding.

     Pursuant to Section 145(e) of the Delaware Corporation Law, Article VI,
Section 6.5 of the Holding Bylaws provides that costs and expenses (including attorneys' fees) incurred by or on behalf of a director, officer, employee or agent in defending or investigating a civil or criminal action, suit, proceeding or investigation may be paid by Holding in advance of the final disposition of such matter, if such director, officer, employee or agent shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification.

     Pursuant to Section 145(g) of the Delaware Corporation Law, Article VI,
Section 6.7 of the Holding Bylaws provides that Holding may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Holding, or is or was serving at the request of Holding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Holding would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

     Reference is made to the Exchange Offer Registration Agreement (attached as
Exhibit 4.3 to this Registration Statement) which provides for indemnification by the Participants (as defined therein) of Holding, its directors and officers and each person controlling Holding, but only with reference to information relating to such Participant furnished to Holding in writing by such Participant expressly for use in any registration statement or prospectus.

     Reference is also made to the Stock Subscription Agreement between Holding and FS Equity Partners III, a Delaware limited partnership, FS Equity Partners IV, a Delaware limited partnership, and FS Equity Partners International, a Delaware limited partnership (collectively, the "FS Entities") (attached as
Exhibit 10.12 to this Registration Statement), which provides for indemnification by Holding of the FS Entities (including their respective officers, directors, shareholders, employees, assigns and successors and affiliates), from and against any and all claims, actions, deficiencies, assessments, liabilities, losses, damages, costs, expenses, judgments and settlements, including reasonable legal fees, of any kind relating to or arising out of or in connection with or incidental to (i) any breach of any representation or warranty of Holding under each such agreement, and (ii) any liability that any of the FS Entities may incur, or litigation or any of the above-listed claims relating to, any of the FS Entity's status as a shareholder of Holding or its successors or assigns (including litigation that any of the FS Entities may be made party to as a result of its ownership of Common Stock or other securities of Holding, or its successors and assigns).

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted with respect to directors, officers or persons controlling Holding pursuant to the foregoing provisions, Holding has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The foregoing discussion of the Holding Certificate of Incorporation, Holding Bylaws and the Delaware Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Holding Certificate of Incorporation, Holding Bylaws and the relevant provisions of the Delaware Corporation Law.

HUDSON RESPIRATORY CARE INC.

     Pursuant to Section 317 of the General Corporation Law of California (the "California Corporation Law"), Article V of the Amended and Restated Articles of Incorporation of Hudson RCI, as amended, a copy of which is filed as Exhibit 3.1 to this Registration Statement (the "Hudson RCI Articles of Incorporation"), and
Article IV, Section 4.01 of the Bylaws of Hudson RCI, a copy of which is filed as Exhibit 3.2 to this Registration Statement (the "Hudson RCI Bylaws"), provide that Hudson RCI shall indemnify and hold harmless to the fullest extent authorized by the California Corporation Law any person made a party or threatened to be made a party to or involved in any proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Hudson RCI or is or was serving at the request of Hudson RCI as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred or suffered by such person in connection therewith if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of Hudson RCI, and that Hudson RCI may advance to any such person expenses incurred in defending any such proceeding prior to final disposition thereof.

     Article IV of the Hudson RCI Bylaws permits Hudson RCI to maintain insurance to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust, or other enterprise against any such foregoing expense, liability or loss, whether or not Hudson RCI would have the power to indemnify such person against such expense, liability or loss under the California Corporation Law.

     Reference is made to the Registration Agreement (attached as Exhibit 4.3 to this Registration Statement) which provides for indemnification by the Participants (as defined therein) of Hudson RCI, its directors and officers and each person controlling Hudson RCI, but only with reference to information relating to such Participant furnished to Hudson RCI in writing by such Participant expressly for use in any registration statement or prospectus.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted with respect to directors, officers or persons controlling Hudson RCI pursuant to the foregoing provisions, Hudson RCI has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The foregoing discussion of the Hudson RCI Articles of Incorporation, Hudson RCI Bylaws and the California Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Hudson RCI Articles of Incorporation, Hudson RCI Bylaws and the relevant provisions of the California Corporation Law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS


Exhibit
Number                                              Description
-------                                             -----------
1.1(1)           Purchase Agreement dated April 2, 1998 among Hudson Respiratory Care Inc. ("Hudson
                 RCI"), River Holding Corp. ("Holding"), Salomon Brothers Inc and BT Alex. Brown
                 Incorporated.
2.1(1)           Amended and Restated Merger Agreement dated March 15, 1998 among Holding, River
                 Acquisition Corp., Hudson RCI and the shareholders of Hudson RCI.
3.1 *            Certificate of Incorporation of Holding, as amended to date.
3.2 *            Amended and Restated Bylaws of Holding.
3.3(2)           Amended and Restated Articles of Incorporation of Hudson RCI.
3.4(3)           Amended and Restated Bylaws of Hudson RCI.
4.1(1)           Indenture dated as of April 7, 1998 among Hudson RCI, Holding and United States Trust
                 Company of New York, as Trustee, with respect to the 9 1/8% Senior Subordinated Notes due
                 2008 (including form of 9 1/8% Senior Note due 2008).
4.2(1)           Exchange Indenture dated as of April 7, 1998 among Hudson RCI, Holding and United
                 States Trust Company of New York, as Trustee, with respect to the 11 1/2% Subordinated
                 Exchange Debentures due 2010 (including form of 11 1/2% Senior Subordinated Exchange
                 Debenture due 2010).
4.3(1)           Registration Agreement dated April 7, 1998 among Hudson RCI, Holding, Salomon Brothers
                 Inc and BT Alex. Brown Incorporated.
5.1              Opinion of Riordan & McKinzie as to the legality of securities registered hereunder.
8.1              Opinion re tax matters.
10.1(1)          Credit Agreement dated as of April 7, 1998 among Hudson RCI, Holding, the lenders party thereto, Salomon Brothers Inc. and Bankers Trust Company ("Bankers Trust").
10.2(1)          Security Agreement dated as of April 7, 1998 between Hudson RCI and Bankers Trust.
10.3(1)          Pledge Agreement dated as of April 7, 1998 between Holding and Bankers Trust.
10.4(1)          Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents
                 dated April 7, 1998 between Hudson RCI and Chicago Title Insurance Company fbo Bankers
                 Trust.
10.5(1)          Holding Guarantee Agreement dated as of April 7, 1998 between Holding and Bankers Trust.
10.6(1)          Indemnity, Subrogation and Contribution Agreement dated as of April 7, 1998 among
                 Hudson RCI, Holding and Bankers Trust.
10.7(1)          Shareholders Agreement dated April 7, 1998 among Holding, The Helen Hudson Lovaas
                 Separate Property Trust U/D/T dated July 17, 1997, FS Equity Partners III, L.P. ("FSEP
                 III"), FS Equity Partners International, L.P. ("FSEP International"), FS Equity Partners IV,
                 L.P. ("FSEP IV"), and Hudson RCI.
10.8 *           1998 Employee Stock Subscription Plan dated April 7, 1998.
10.9 *           1998 Executive Stock Subscription Plan dated April 7, 1998.
10.10 *          Form of Stock Subscription Agreement for 1998 Employee Stock Purchase Plan.
10.11 *          Form of Stock Subscription Agreement for 1998 Executive Stock Subscription Plan.
10.12 *          Stock Subscription Agreement dated April 7, 1998 among Holding, FSEP III, FSEP IV, and
                 FSEP International.
10.13(4)         Stock Subscription Agreement dated April 7, 1998 between Holding and River Acquisition
                 Corp.
10.14(5)         Form of Amendment No. 1 to Credit Agreement dated as of July 30, 1998 among Hudson RCI,
                 Holding, the lenders party thereto, Salomon Brothers Inc. and Bankers Trust.
12.1 *           Statement re Computation of Earnings to Fixed Charges Ratio.
21.1 *           Subsidiaries of Holding.
21.2 *           Subsidiaries of Hudson RCI


Exhibit
Number                                              Description
-------                                             -----------
23.1             Consent of Riordan & McKinzie (contained in Exhibit 5.1 and
                 Exhibit 8.1).
23.2             Consent and Report on Schedule of Arthur Andersen LLP.
24.1*            Power of Attorney (included in the signature pages hereof).
25.1*            Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                 United States Trust Company of New York.
27.1*            Financial Data Schedule.
99.1*            Form of Letter of Transmittal with respect to the Exchange Offer.
99.2*            Form of Notice of Guaranteed Delivery with respect to the Exchange Offer.

________________________________

*  Previously filed.

(1) Incorporated by reference to the exhibit designated by the same number in the Form S-4 filed by Hudson RCI on June 5, 1998 (File No. 333-56097)
     (the "Hudson RCI S-4").
(2) Incorporated by reference to the exhibit designated by exhibit number 3.1 in the Hudson RCI S-4.
(3) Incorporated by reference to the exhibit designated by exhibit number 3.2 in the Hudson RCI S-4.
(4) Incorporated by reference to the exhibit designated by exhibit number 10.8 in the Hudson RCI S-4.

(5) Incorporated by reference to the exhibit designated by exhibit no. 10.13 in Amendment No. 1 to Form S-4 filed by Hudson RCI on August 3, 1998 (File
     No. 333-56097).

     (b)  FINANCIAL STATEMENT SCHEDULE

     Schedule I - Valuation and Qualifying Accounts and Reserves.

     No other schedules have been included because the information required to be set forth therein is not applicable.


ITEM 22.  UNDERTAKINGS

       The undersigned Co-Registrants hereby undertake as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     6. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     7. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Co-Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Temecula, California, on August 3, 1998.

                                    RIVER HOLDING CORP.



                                    By:  /s/ Jay R. Ogram
                                         -------------------------------------
                                         Jay R. Ogram
                                         Chief Financial Officer and Secretary




     Pursuant to the requirements of the Amendment No. 1 to Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.


      SIGNATURE                            TITLE                              DATE

         *                Chief Executive Officer                         August 3, 1998
-----------------------   and Director (Principal Executive Officer)
 Richard W. Johansen

/s/ Jay R. Ogram         Chief Financial Officer and Secretary            August 3, 1998
----------------------   (Principal Financial Officer)
     Jay R. Ogram

         *                                                                August 3, 1998
-----------------------
 Helen Hudson Lovaas

         *                                                                August 3, 1998
----------------------
   Ronald P. Spogli

         *                                                                August 3, 1998
----------------------
  Charles P. Rullman

         *                                                                August 3, 1998
----------------------
     Jon D. Ralph


*By: /s/ Jay R. Ogram
    ------------------
    Jay R. Ogram
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Co-Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Temecula, California, on August 3, 1998.

                                    HUDSON RESPIRATORY CARE INC.



                                    By:  /s/ Jay R. Ogram
                                         -------------------------------------
                                         Jay R. Ogram
                                         Chief Financial Officer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following person in the capacities and on the dates indicated.


      SIGNATURE                            TITLE                              DATE

          *               Chief Executive Officer                         August 3, 1998
-----------------------   and Director (Principal Executive Officer)
 Richard W. Johansen

/s/ Jay R. Ogram         Chief Financial Officer and Secretary            August 3, 1998
----------------------   (Principal Financial Officer)
     Jay R. Ogram

          *              Director                                         August 3, 1998
-----------------------
 Helen Hudson Lovaas

          *              Director                                         August 3, 1998
----------------------
   Ronald P. Spogli

          *              Director                                         August 3, 1998
----------------------
  Charles P. Rullman

          *              Director                                         August 3, 1998
----------------------
     Jon D. Ralph

* By: /s/ Jay R. Ogram
     -----------------------
     Jay R. Ogram
     Attorney-in-Fact

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Board of Directors of
  Hudson Respiratory Care Inc.:

We have audited in accordance with generally accepted accounting standards, the financial statements of HUDSON RESPIRATORY CARE INC. (a California corporation) and subsidiaries included in this registration statement and have issued our report thereon dated February 27, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index above is the responsibility of the company's management and is presented for purposes of complying with Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                             ARTHUR ANDERSEN LLP
Orange County, California
February 27, 1998

                          HUDSON RESPIRATORY CARE INC.
                 SCHEDULE I - VALUATION AND QUALIFYING ACCOUNTS

                             (AMOUNTS IN THOUSANDS)

                                   BALANCE AT                               BALANCE AT
                                   BEGINNING     CHARGES TO    WRITE-OFFS     END OF
                                   OF PERIOD      EXPENSES                    PERIOD
                                   ----------    ----------    ----------   ----------
Description
-----------

For the Year Ending
December 31, 1997:
-----------------

Allowance for doubtful              $(111)        $(182)        $  35        $(258)
 accounts receivable                =====         =====         =====        =====


For the Year Ending
December 31, 1996:
------------------

Allowance for doubtful              $(106)        $ (40)        $  35        $(111)
 accounts receivable                =====         =====         =====        =====


For the Year Ending
December 31, 1995:
-----------------

Allowance for doubtful              $ (90)        $ (99)        $  83        $(106)
 accounts receivable                =====         =====         =====        =====





                                      S-2